As filed with the Securities and Exchange Commission on December 15, 1995


                                                      Registration No. 33-97948


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                AMENDMENT NO. 3
                                       TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              -------------------
                            NAL FINANCIAL GROUP INC.
             (Exact name of registrant as specified in its charter)





          Delaware                                 6141                                   23-2455294
(State or other jurisdiction of       (Primary Standard Classification          (I.R.S. Employer Identification
incorporation or organization)                 Code Number)                                 Number)






                          500 Cypress Creek Road West
                                   Suite 590
                           Fort Lauderdale, FL 33309
-------------------------------------------------------------------------------
              (Address, including zip code, and telephone number,
      including area code, of registrant's principal executive office and principal place of business)

                            Mr. Robert R. Bartolini
                          500 Cypress Creek Road West
                                   Suite 590
                           Fort Lauderdale, FL 33309
                                 (305) 938-8200
 -----------------------------------------------------------------------------
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 with copy to:
                           Stephen M. Cohen, Esquire
                       Clark, Ladner, Fortenbaugh & Young
                              One Commerce Square
                         2005 Market Street, 22nd Floor
                             Philadelphia, PA 19103
                                 (215) 241-1868
                              --------------------
         Approximate date of proposed sale to the public: As soon as practicable following the date on which this Registration Statement becomes effective.
                              --------------------

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [x]

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                            NAL FINANCIAL GROUP INC.

                             CROSS REFERENCE SHEET


Registration Statement Item Number and Caption                                  Location in Prospectus or Page
1.      Forepart of the Registration Statement and
        Outside Front Cover Page of Prospectus..................................Forepart of the Registration Statement; Outside
                                                                                Front Cover Page of Prospectus
2.      Inside Front and Outside Back Cover Pages
        of Prospectus...........................................................Inside Front and Outside Back Cover Pages of
                                                                                Prospectus

3.      Summary Information and Risk Factors....................................Prospectus Summary; Summary Financial Information;
                                                                                Risk Factors

4.      Use of Proceeds.........................................................Use of Proceeds

5.      Determination of Offering Price.........................................Cover Page of Prospectus; Plan of Distribution

6.      Dilution................................................................N/A

7.      Selling Security Holders................................................Selling Security Holders

8.      Plan of Distribution....................................................Cover Page of Prospectus; Plan of Distribution

9.      Legal Proceedings.......................................................Business of the Company - Legal Proceedings

10.     Directors, Executive Officers, Promoters and Control P                  Management; Certain Transactions

11.     Security Ownership of Certain Beneficial Owners and Management..........Principal Stockholders

12.     Description of Securities...............................................Description of Securities

13.     Interest of Named Experts and Counsel...................................N/A

14.     Disclosure of Commission Position on Indemnification for
        Securities Act Liabilities..............................................Statement on Indemnification; Part II; Item 24 -
                                                                                Indemnification of Directors and Officers

15.     Organization within Last Five Years.....................................Business of the Company

16.     Description of Business.................................................Business of the Company

17.     Management's Discussion and Analysis of Plan of Operation...............Management's Discussion and Analysis of Financial
                                                                                Condition and Results of Operations

18.     Description of Property.................................................Business of the Company

19.     Certain Relationships and Related Transactions..........................Certain Transactions

20.     Market for Common Equity and Related Stockholder Matters................Market for Common Equity and Related Stockholder
                                                                                Matters

21.     Executive Compensation..................................................Management

22.     Financial Statements....................................................Summary Financial Information; Capitalization;
                                                                                Financial Statements

23.     Changes In and Disagreements with Accountants on Accounting and Financial Disclosure................................................N/A

                     Subject to Completion December 15, 1995


PRELIMINARY PROSPECTUS

                            NAL FINANCIAL GROUP INC.
                           -------------------------

                         253,009 shares of Common Stock
                  Offered by Certain Selling Security Holders
                            ------------------------

         This Prospectus relates to the sale by certain "Selling Security Holders" identified in this Prospectus of up to 253,009 shares of common stock, $.15 par value per share ("Common Stock"), which consist of: (i) 111,231 shares of Common Stock previously issued by NAL FINANCIAL GROUP INC. (the "Company") in a private placement transaction; and (ii) 141,778 shares of Common Stock which may be issued, if at all, upon the conversion of the principal and accrued interest due under outstanding convertible debentures (the "Debentures") previously issued by the Company in a private placement transaction, including 90,000 shares which may be offered by an affiliate of a director of the Company. See "SELLING SECURITY HOLDERS" and "DESCRIPTION OF SECURITIES."

         The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Security Holders. The Company will, however, bear all expenses in connection with the preparation and filing of a Registration Statement of which this Prospectus forms a part. Sales of shares of Common Stock may be made in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices. See "PLAN OF DISTRIBUTION."

                            ------------------------


         The Common Stock is traded on The NASDAQ National MarketSM under the symbol "NALF." On December 11, 1995, the last reported sales price of the Common Stock on The NASDAQ National MarketSM was $13.38.
                            ------------------------


          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                              SEE "RISK FACTORS."
                             ---------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.



=============================================================================================================================

                                                                  Underwriting Discounts         Proceeds to the Selling
      Class of Security               Price to Public                 and Commissions                Security Holders
-----------------------------------------------------------------------------------------------------------------------------

Shares of
Common Stock                               _____                           -(1)-                     $3,385,261(2)
=============================================================================================================================


(1) This does not take into account the costs of this Offering, including among others, printing, blue sky and professional fees, estimated at $100,000, which will be borne entirely by the Company.


(2) Represents the anticipated sale by the Selling Security Holders at $13.38 per share, the last reported sales price reported on The
         NASDAQ National MarketSM on December 11, 1995. There can be no assurances, however, that the Selling Security Holders will be able to sell their shares at this price, or that a liquid market will exist for the Company's Common Stock. The Company will receive no proceeds upon the sale of shares of Common Stock by the Selling Security Holders.


                The date of this Prospectus is December __, 1995

                             AVAILABLE INFORMATION

         The Company is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Copies of these reports may be inspected and copied at the Public Reference Facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained upon written request addressed to the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates.

         The Company will provide a report to stockholders, at least annually, which will include audited financial statements of the Company.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus.


                                  THE COMPANY

The Company

         NAL Financial Group Inc. (hereinafter, the "Company" or "NAL") commenced operations during June 1991 as a specialized finance company for the purpose of engaging in consumer finance transactions involving the origination, purchase, remarketing and servicing of consumer and mortgage loans and auto lease receivables.

         Because of the opportunities presented by the insolvency and reorganization of many financial institutions at the time, from inception through the second quarter of 1994, the Company's principal activities involved the bulk purchase and servicing of seasoned portfolios of consumer and mortgage loans and auto lease receivables that had been administered by the Resolution Trust Corporation ("RTC") or Federal Deposit Insurance Corporation ("FDIC").

         In response to the decreasing availability of seasoned portfolios, since the second quarter of 1994 the Company's principal focus has shifted to other segments of the consumer finance industry, particularly auto finance. Although opportunistic purchases of seasoned auto related portfolios may still be considered by management, the principal focus of the Company's business since June 1994, has been the acquisition and servicing of automotive leases and loans originated by dealers in connection with sales or leases to persons with sub-prime credit.

         The Company services its own portfolio of receivables so as to maximize return on investment through interest income, fees and remarketing efforts to consumers.

         The Company operates its business through five wholly-owned subsidiaries, NAL Acceptance Corporation ("NAC"), NAL Mortgage
Corporation ("NMC"), NAL Insurance Services, Inc. ("NIS"),
Performance Cars of South Florida, Inc. ("PCSF") and AUTORICS, Inc. ("Autorics"). (Unless otherwise specified, references to the Company shall include NAC, NMC, NIS, Autorics and/or PCSF).

         The Company became publicly held by virtue of a merger with and into Corporate Financial Ventures, Inc. ("COFVI") on November 30, 1994 (the "Merger"). COFVI was incorporated in Delaware on November 14, 1986 and completed a small public offering on June 14, 1988. With the exception of a short-term venture that was discontinued during the fourth quarter of 1993, COFVI had remained principally an inactive company since inception.

         Pursuant to the Merger, NAL was merged with and into COFVI and the historic stockholders of NAL received 3,160,000 newly issued restricted securities, which constituted approximately 56% of the issued and outstanding COFVI stock. Effective upon completion of the Merger, the Company assumed the historic operations of NAL and changed its name to "NAL Financial Group Inc."

         The Company's principal executive office is located at 500 Cypress Creek Road West, Suite 590, Fort Lauderdale, Florida
33309.

                                  THE OFFERING

Securities Being Offered:                                     This Prospectus relates to the
-------------------------
                                                              sale by certain "Selling
                                                              Security Holders" identified in
                                                              this Prospectus of up to
                                                              253,009 shares of common stock,
                                                              $.15 par value per share
                                                              ("Common Stock"), which consist
                                                              of: (i) 111,231 shares of
                                                              Common Stock previously issued
                                                              by NAL FINANCIAL GROUP INC.
                                                              (the "Company") in a private
                                                              placement transaction; and (ii)
                                                              141,778 shares of Common Stock
                                                              which may be issued, if at all,
                                                              upon the conversion of the
                                                              principal and accrued interest
                                                              due under outstanding
                                                              convertible debentures (the
                                                              "Debentures") previously issued
                                                              by the Company in a private
                                                              placement transaction,
                                                              including 90,000 shares which
                                                              may be offered by an affiliate
                                                              of a director of the Company.
                                                              See "SELLING SECURITY HOLDERS"
                                                              and "DESCRIPTION OF
                                                              SECURITIES."


                                                         4






                                                              The shares of
                                                              Common Stock
                                                              offered by the
                                                              Selling Security
                                                              Holders may be
                                                              offered for sale
                                                              from time to time
                                                              by the holders in
                                                              regular brokerage
                                                              transactions,
                                                              either directly or
                                                              through brokers or
                                                              to dealers, in
                                                              private sales or
                                                              negotiated
                                                              transactions, or
                                                              otherwise, at
                                                              prices related to
                                                              then prevailing
                                                              market prices. The
                                                              Company will not
                                                              receive any
                                                              proceeds from the
                                                              sale of shares of
                                                              Common Stock by
                                                              the Selling
                                                              Security Holders.
                                                              All expenses of
                                                              the registration
                                                              of such securities
                                                              are, however,
                                                              being borne by the
                                                              Company. The
                                                              Selling Security
                                                              Holders, and not
                                                              the Company, will
                                                              pay or assume such
                                                              brokerage
                                                              commissions as may
                                                              be incurred in the
                                                              sale of their
                                                              securities. See
                                                              "SELLING SECURITY
                                                              HOLDERS."


                                                              The Company's
                                                              Common Stock is
                                                              listed on The
                                                              NASDAQ National
                                                              MarketSM under the
                                                              symbol "NALF." On
                                                              December 11,
                                                              1995, the last
                                                              reported sales
                                                              price of the
                                                              Common Stock was
                                                              $13.38.


Total number of shares of
Common Stock outstanding.........................................6,550,347(1)

Total number of shares of
Common Stock being offered
by Selling Security Holders ..........................................253,009

---------------------------


(1)      As of December 11, 1995.


---------------------------



                                                         5






Use of Proceeds:                                              The Company will not receive
----------------
                                                              any proceeds from the sale of
                                                              shares of Common Stock by the
                                                              Selling Security Holders.

Risk Factors:                                                 The securities offered in this
-------------
                                                              Prospectus are speculative in
                                                              nature and involve a high
                                                              degree of risk.  Prior to
                                                              making an investment decision,
                                                              prospective investors should
                                                              carefully review the risk
                                                              factors enumerated in this
                                                              Prospectus, including, among
                                                              others, the dependence of the
                                                              Company on sources of
                                                              financing, possible volatility
                                                              of stock prices, risks
                                                              associated with the sub-prime
                                                              market, control by certain
                                                              stockholders, reliance on key
                                                              personnel and additional
                                                              possible dilution.  See "RISK
                                                              FACTORS" and "BUSINESS OF THE
                                                              COMPANY - Legal Proceedings."

Trading Symbol:                                               Common Stock "NALF."


                         SUMMARY FINANCIAL INFORMATION


         Set forth below is the historical summary financial information with respect to the Company for the three years ended December 31, 1994, 1993 and 1992 and the nine months ended September 30, 1995 and 1994.





                                                    Nine Months Ended                                 Year Ended December 31,
                                                     September 30,
-----------------------------------------------------------------------------------------------------------------------------------
                                                 1995              1994                         1994            1993         1992
-----------------------------------------------------------------------------------------------------------------------------------
Income Statement Information:
   Revenue                                $12,368,194       $6,197,710                   $8,133,200      $9,287,091     $13,232,846

   Income Before Provision for Taxes,       1,725,473          748,619                      657,666       1,320,804       2,428,849

   Extraordinary Loss and Minority
   Interest(1)
   Net Income                               1,069,793          454,755                      394,323         471,239       1,399,333

Net Income per Share:(2)
   Primary:
   Income Before Provision for Taxes,
   Extraordinary Loss
   and Minority Interest                         0.29             0.14                         0.25            0.47            0.13
   Net Income                                    0.18             0.09                         0.08            0.09            0.27
   Fully Diluted:
   Income Before Provision for Taxes,
   Extraordinary Loss
   and Minority Interest                         0.29             0.13                         0.12            0.24            0.43
   Net Income                                    0.18             0.08                         0.07            0.08            0.25

   Weighted Average Shares
   Outstanding
      Primary                               5,875,228        5,192,968                    5,192,968       5,192,968       5,192,968
      Fully Diluted                         6,013,263        5,592,968                    5,592,968       5,592,968       5,592,968

   Balance Sheet Information:
   (at end of period)
   Total assets                           112,206,308       21,550,845                   34,321,546      27,652,315      38,059,273


                                       7







   Borrowings                             86,977,416        18,087,565                   22,502,041      22,840,167      28,203,796
   Stockholders' Equity                   21,028,876         3,463,280                   10,855,807       3,808,083       5,582,203



See Footnotes Next Page

         (1) Includes an extraordinary loss on extinguishment of debt of $326,949 (net of taxes) and a minority interest of $87,516 for the years ended December 31, 1993 and 1992, respectively. Also includes a non-cash charge of $80,000 for the nine months ended September 30, 1995 for common stock earned pursuant to a voting trust agreement established in connection with the Merger.
         (2) Primary and fully diluted net income per share for the years ended December 31, 1994 and 1993, and for the nine months ended September 30, 1994 has been calculated assuming 5,192,968 and 5,592,968 shares have been outstanding during the entire periods, respectively.

                                  RISK FACTORS

         The securities offered hereby are speculative in nature, involve a high degree of risk and an investment in the Common Stock should not be made by any investor who cannot afford the loss of his entire investment. Prior to making an investment decision with respect to the Common Stock offered by this Prospectus, prospective investors should carefully consider, along with the other matters discussed in this Prospectus, the following risk factors:

         1.       Declining Historic Results of Operation.

         The Company experienced a trend toward decreasing results of operations during fiscal 1993 and 1994, which management believes was attributable to diminished gains on loan sales and rates of return, and increased competition incurred in connection with its more recent purchases of seasoned portfolios of consumer and mortgage loans and auto leases.

         Management believes that the yields to be derived from interest, rental income and fees generated by originated and acquired contracts will provide a profitable spread over the costs of its borrowings. In view of the early stage of the Company's auto finance business segment, however, management is uncertain these yields will compare with yields experienced in the past. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

         2.       Dependence upon Adequate Sources of Financing.

         Historically, a substantial portion of the Company's working capital has been provided through the sale of debt participation interests and revolving lines of credit provided by the Company's principal lenders. During the second and third quarters of fiscal 1995, the Company secured additional funding through warehouse credit facilities and through the sale of Debentures and shares of Common Stock in private placement transactions. The Company utilizes these sources of funding to finance the purchase of its consumer loans and lease receivables. Accordingly, the Company's ability to maintain and expand its portfolio of loan and lease receivables, while dependent upon a number of factors, relies predominantly upon the availability of adequate capital at rates and upon terms acceptable to the Company. There can be no assurances that such sources of financing will continue to remain available to the Company, or that the Company will be able to secure increased sources and levels of financing. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

         The Company remains in compliance with the terms of its existing lines of credit and debt participation interests. A default under any of these arrangements in the future could have a materially adverse effect on the Company's finances. The Company's ability to keep these financing sources in place depends upon its continued compliance with the terms thereof. The Company's ability to obtain successor facilities or similar financing will depend on, among other things, the willingness of financial institutions to participate in funding sub-prime credits and the Company's future financial condition and results of operations.

         3.       Growth Dependent upon Expansion of Dealer Base.

         To a large extent, the Company's business depends on identifying dealers who meet certain qualifications, executing master dealer agreements with such dealers, training such dealers to utilize the Company's services effectively and monitoring such dealers' compliance with Company guidelines. There can be no assurance that the Company will be successful in increasing the number of participating dealers or maintaining its existing dealer base or that such dealers will continue to generate a volume of contracts comparable to the volume of contracts historically generated by such dealers. See "BUSINESS OF THE COMPANY - Dealer Program" and "Competition."

         4.       Substantial Additional Dilution.


                  The Company is presently authorized to issue 50,000,000 shares of Common Stock of which 6,550,347 shares are outstanding as of the date of this Prospectus. During the period from April 1995 through the quarter ended September 30, 1995, the Company has undertaken the sale of $15,400,000 principal amount of convertible Debentures in private placement transactions. The Debentures were sold in Units together with common stock purchase warrants (the "Warrants"). As of the quarter ended September 30, 1995, the Company's outstanding Common Stock included 780,879 shares previously issued upon the conversion of $6,900,000 principal amount of the Debentures. The Company may be caused to issue approximately 954,739 additional shares upon the conversion, if at all, of the principal and interest due under the remaining Debentures and 1,594,500 shares upon the exercise, if at all, of the Warrants; thus increasing the number of shares outstanding from 6,550,347 to 9,099,586. See "DESCRIPTION OF SECURITIES."


         Conversion of all of the remaining Debentures, if at all, would, however, have the effect of releasing the Company from its obligation to repay $8.5 million principal amount of the Debentures and recharacterizing such indebtedness to equity on the Company's financial books and records. In addition, exercise of all of the

Warrants, if at all, would have the effect of securing for the Company additional working capital of up to $15,585,000.

         As its rate of growth continues, the Company must continue to secure increasing amounts of financing to fund the acquisition of additional automotive finance contracts. This may entail the sale of additional shares of Common Stock or Common Stock equivalents which would have the effect of further increasing the number of shares outstanding.

         In connection with other business matters deemed appropriate by the Company's management, there can be no assurances that the Company will not, in fact, undertake the issuance of more shares of Common Stock without notice to then existing stockholders. This may be done in order to, among others, facilitate a business combination, acquire assets or stock of another business, compensate employees or consultants or for other valid business reasons in the discretion of the Company's Board of Directors. The Company has a Stock Option Plan which is presently authorized to grant options for the sale of up to 600,000 shares of Common Stock. In December 1994 and September 1995, the Company granted options to purchase an aggregate of 541,000 shares of Common Stock. See "MANAGEMENT - Executive Compensation."

         5. Possible Volatility Associated with Anticipated Offering by Selling Security Holders.

         As of the date of this Prospectus, the Company had outstanding 6,550,347 shares of Common Stock of which approximately 2,200,000 were eligible for public trading. After giving effect to the resale of the shares covered by this Prospectus, and by virtue of certain registration rights granted to the holders of the Debentures and Warrants, an issuance of shares upon the conversion of the Debentures and/or exercise of the Warrants would have the effect of substantially increasing the number of shares eligible for public trading. See "DESCRIPTION OF SECURITIES - Registration Rights." Although it is impossible to predict market influences and prospective values for securities, it is possible that, in and of itself, the increase in the number of shares available for public trading could have a depressive effect upon the trading value of the Company's Common Stock.

         6.       Effect of Outstanding Debentures and Warrants.

         For the respective terms of the Debentures and Warrants, the holders thereof are given an opportunity to profit from a rise in the trading price of the Company's Common Stock, with a resulting dilution in the interest of the other stockholders. The holders of such Debentures may exercise their rights of conversion, and the holders of such Warrants may chose to exercise such Warrants, each at prices below the current trading price of the Company's Common Stock and at a time when the Company might be able to obtain additional capital through a new offering of securities at prevailing market prices. The terms on which the Company may obtain additional financing during this period may be adversely affected by the existence of such below market Debentures and Warrants.

         7.       Sensitivity to Interest Rates and General Economic
                  Conditions.

         The Company's business is affected by a number of factors beyond its control, including sales activity in the new and used automobile retail market, which may be affected by the general condition of the economy and interest rate levels. The Company's profitability is determined largely by the difference, or "spread", between the rate of interest on the funds borrowed under its existing credit facilities, and the rate of interest (or effective yield in the case of bulk purchase portfolios) charged to and collected from its customers on their contracts. There can be no assurance that the Company's cost of funds will not rise to a level that adversely affects its ability to maintain profitability with respect to the contracts it originates and/or holds. In addition, high interest rate environments also adversely affect the financing capacity of the Company's sub-prime customers, particularly for new vehicles. Moreover, the Company has entered into a master repurchase facility with a lending institution which, under its terms, gives the institution the right to make margin calls in the event of a decrease in the market value in the contracts held for repurchase. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

         8.       Risks Associated with the Sub-Prime Market.

         The principal focus of the Company's business is upon automotive leases or loans that have been secured by persons with sub-prime credit. The sub-prime market is comprised of customers who are deemed to be relatively high credit risks due to various factors, including, among other things, the manner in which they have handled previous credit, the absence or limited extent of their prior credit history, or their limited financial resources. Consequently, the contracts acquired or loans originated by the Company may bear a higher rate of interest but also involve a higher probability of default, may involve higher delinquency rates and may involve greater servicing costs. The Company's profitability depends upon its ability to properly evaluate the credit worthiness of customers and efficiently service its contracts. There can be no assurance that the credit performance of its customers will be maintained, that the Company's systems and controls will continue to be adequate, or that the rate of future defaults and/or losses will be consistent with prior experience or at levels that will maintain the Company's profitability.

         9.       Reliance on Systems and Controls.

         The Company's operations rely upon non-proprietary processes and controls that are available generally, however, have been specifically developed to meet the needs of the Company. These processes and controls support the evaluation, acquisition, servicing and administration of the Company's loan and lease portfolios, as well as its general corporate and management oversight functions. There can be no assurance that the Company's processes, controls or automated systems will continue to be adequate, or that they will be sufficient for the Company's expansion plans. A failure of the Company's automated systems could have a material adverse effect upon the Company's business and financial condition.

         10.      Control by Directors and Officers.

         The Company's officers and directors own approximately 42% of the Common Stock of the Company. See "PRINCIPAL STOCKHOLDERS." By virtue of the concentration of a substantial block of shares in the hands of the Company's directors and officers, and in view of the absence of cumulative voting rights, these stockholders will be in a position to elect all of the Company's directors and control the outcome of other corporate matters without the approval of the Company's other stockholders. In addition, applicable statutory provisions and the ability of the Board of Directors to issue one or more series of Preferred Stock without stockholder approval could deter or delay unsolicited changes in control of the Company by discouraging open market purchases of the Company's stock or a non-negotiated tender or exchange offer for such stock, which may be disadvantageous to a majority of the Company's stockholders who may otherwise desire to participate in such a transaction and receive a premium for their shares. See "DESCRIPTION OF SECURITIES."

         11.      Reliance on Key Personnel.

         The Company is dependent upon the services of its executive officers. Should one or more of these individuals cease to be affiliated with the Company before acceptable replacements are found, there could be a material adverse effect on the Company's business and prospects. Mr. Robert R. Bartolini, the Company's Chairman and Chief Executive Officer, is the only executive officer with whom the Company has an employment agreement. Should any of the Company's executive officers elect to terminate their employment, there can be no assurance that suitable replacements could be hired without the Company incurring substantial additional costs. The Company does not presently maintain key-man insurance on any of its executives, other than a life insurance policy on Mr. Bartolini in the amount of $2,000,000. This policy is maintained as a condition of the Company's credit facility with Congress Financial Corporation. The proceeds from the policy are primarily to be applied to reduce the Company's debt to Congress Financial Corporation, and upon payment of that debt, the remaining proceeds shall be payable to the Company. The Company's continued success is also dependent upon its ability to attract and retain a sufficient number of qualified employees to support its growth strategy. There can be no assurance that the Company will be able to recruit and retain such personnel. See "MANAGEMENT."

         12.      Competition.

         In general, the automotive finance industry is characterized by intense competition. Existing and potential competitors include well-established financial institutions, such as banks, savings and loans, small loan companies, industrial thrifts, leasing companies and captive finance companies owned by automobile manufacturers and others. Many of these competitors have greater financial, technical and marketing resources than the Company. There can be no assurance that the Company will be able to compete successfully with such competitors in the future.

         Many of the larger banks, financial institutions and captive finance arms of automotive manufactures have not consistently sought to do business in the sub-prime market. These organizations have traditionally elected to limit their activities to the higher credit quality customers. As a result, the sub-prime credit market tends to be primarily serviced by smaller and independent finance organizations.

         The Company's business strategy is designed to capitalize on the absence of consistent institutional sources of financing in the sub-prime market. The competition in the sub-prime market would be significantly increased should the large finance organizations seek to compete consistently in the sub-prime market.

         13.      Regulation.

         The Company's business is subject to numerous federal and state consumer protection laws and regulations, which, among other things, require the Company to: (i) obtain and maintain certain licenses and qualifications; (ii) limit the interest rates, fees and other charges the Company is allowed to charge; (iii) limit or prescribe certain other terms of the Company's contracts; (iv) provide specified disclosures; and (v) define the Company's rights to repossess and sell collateral. An adverse change in existing laws or regulations, or in the interpretation thereof, or the promulgation of any additional laws or regulations could have an adverse effect on the Company's business. See "BUSINESS OF THE COMPANY - Government Regulation."

         14.      General Economic Conditions.

         The Company is subject to risks generally inherent in the operation of a business. These include, for example, inflation and increases or decreases in interest rates which may have an effect upon the overall volume of auto sales or leases. The Company believes, however, that because of its customer profile, and the need of its customers for basic transportation, such factors are not likely to have a material adverse impact on the Company's business.

         15.      Collections and Repossessions.

         The Company finances automobiles in a relatively high-risk market and anticipates that a portion of its automobile loans will become seriously delinquent and that in those circumstances the Company's only practical alternative will be repossession of the automobile. The Company monitors the rate of delinquent automobile loans and repossessions and maintains reserves to absorb anticipated losses from repossessions. The Company will use its best efforts to minimize its losses in that regard, although it believes its reserves are adequate to account for any such losses. The Company's loss reserves rely to a great extent, however, upon historical experience, which has been limited. Changes from the historical experience caused by changes in economic conditions or other factors could adversely affect the Company's operations.

         16.      Priority Liens in Financed Vehicles.

         Statutory liens for repairs or unpaid taxes may have priority even over a perfected security interest in financed automobiles, and certain state and federal laws permit the confiscation of motor vehicles used in unlawful activity which may result in the loss of a secured party's perfected security interest in a confiscated motor vehicle. Liens for repairs or taxes, or the confiscation of a financed automobile, could arise or occur at any time during the term. No notice may necessarily be given to the Company in the event such a lien arises or confiscation occurs.

         17.      Bankruptcies and Deficiency Judgments.

         Certain statutory provisions, including federal and state bankruptcy and insolvency laws, may limit or delay the ability of the Company to repossess and resell financed automobiles or enforce a deficiency judgment. In addition, the Company may determine in its discretion that a deficiency judgment is not an appropriate or economically viable remedy, or may settle at a significant discount any deficiency judgment that it does obtain. In the event that deficiency judgments are not obtained, are not satisfied, are satisfied at a discount or are discharged, in whole or in part, in bankruptcy proceedings, the loss will be borne by the Company and may adversely affect the ability of the Company to repay its outstanding credit facilities.

         18.      Future Sales of Common Stock.

         A substantial influx of shares into the market may have a depressive effect upon the trading price of the Company's Common Stock. This may occur upon the public resale of the shares issuable upon the conversion of outstanding Debentures or upon the exercise of outstanding Warrants pursuant to existing registration rights granted by the Company (See "RISK FACTOR #5") or upon the public resale of outstanding shares that formerly constituted "restricted securities", as that term is defined under Rule 144 of the Securities Act of 1933, as amended (the "Act").

         After taking into account resale of the shares covered by this Prospectus and the anticipated registration of certain additional shares issued upon conversion of the Debentures, approximately 3,400,000 shares of the Company's outstanding Common Stock will continue to remain and in the future may be sold without registration upon compliance with Rule 144. A person (including a group of persons whose shares are aggregated) who has satisfied a two year holding period for restricted securities, including an affiliate of the Company, may sell an amount of restricted securities up to 1% of the Company's outstanding Common Stock in each three month period thereafter. Persons who are not affiliated with the Company and who have owned the restricted securities for at least three years are not subject to the 1% limitation. Of the 3,400,000 shares which constitute restricted securities, approximately 2,535,978 are presently held by persons who may be deemed "affiliates" of the Company. These individuals acquired their shares during November 1994. Accordingly, resales may occur as early as November 1996. Provided these individuals remain "affiliates", their resales would be limited to 1% of the Company's outstanding Common Stock in each three month period thereafter. Of the 3,400,000 shares which constitute restricted securities, 864,022 are presently held by non-affiliates. These shares were acquired during November 1994. Accordingly, resales can occur as early as November 1996 (limited to 1% of the Company's outstanding common stock per quarter) and unlimited resales can occur as early as November 1997.

         Any substantial sale of restricted securities under Rule 144 may in the future have a depressive effect upon the price of the Company's Common Stock in any market that may develop therefor.

         19.      Dividends.

         From inception through November 30, 1994, NAL as the predecessor to the Company paid dividends of $1,069,460. No dividends had been paid by COFVI, nor have there been any dividends paid by NAL following its Merger with COFVI. The payment of dividends is not contemplated in the foreseeable future. The payment of future dividends will be directly dependent upon the earnings of the Company, its financial needs and other similarly unpredictable factors. Earnings are expected to be retained to finance and develop the Company's business.

                                USE OF PROCEEDS

         The Company will not realize any proceeds from the sale of shares of Common Stock by the Selling Security Holders. See
"SELLING SECURITY HOLDERS."

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Prior to the Merger on November 30, 1994, virtually no trading of the Company's Common Stock had occurred since 1990. During December 1994, the Company's Common Stock began trading on the over-the-counter market through the OTC Bulletin Board under the symbol "NALF." In May 1995, the Company's Common Stock commenced trading on the NASDAQ National MarketSM under the same symbol.

         The following table sets forth the high and low market prices of the Common Stock for the period from December 1994 through September 1995.


1994                                                 High                       Low
Fourth Quarter                                       $9.75                      $7.50
December 1994


                                                        18



1995
First Quarter                                        $12.00                     $10.30
Second Quarter                                       $12.49                     $10.50
Third Quarter                                        $17.87                     $11.97



The last reported sales price on December 11, 1995 was $13.38.




         Records of the Company's stock transfer agent indicate that as of December 11, 1995, the Company had 159 holders of record of its Common Stock. Since a number of the shares of the Company are held by financial institutions in "street name," it is likely that the Company has more stockholders than indicated above. To date, the Company has been unable to accurately ascertain this information.


         From inception through November 30, 1994, NAL as the predecessor to the Company paid dividends of $1,069,460. No dividends had been paid by COFVI, nor have there been any dividends paid by NAL following its Merger with COFVI. The payment of dividends is not contemplated in the foreseeable future. The payment of future dividends will be directly dependent upon the earnings of the Company, its financial needs and other similarly unpredictable factors. Earnings are expected to be retained to finance and develop the Company's business.

                                 CAPITALIZATION


         The following table sets forth the capitalization of the Company as of September 30, 1995.



Borrowings                                                          $ 86,977,416

Stockholders' Equity:

Preferred Stock, $1,000 par value
   10,000,000 shares authorized;
   none issued and outstanding                                             - 0 -


Common Stock, $0.15 par value
   50,000,000 shares authorized;
    6,550,347 issued and outstanding                                     982,552


Paid in capital                                                       17,443,384

Retained earnings                                                      2,602,940

Total stockholders' equity                                            21,028,876

Total capitalization                                                $108,006,292



               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

         The following information should be read in conjunction with the Consolidated Financial Statements and Notes thereto of the Company included in this Prospectus.

Background

         NAL commenced operations during June 1991 as a specialized finance company for the purpose of engaging in consumer finance transactions involving the origination, purchase, remarketing and servicing of consumer and mortgage loans and auto lease receivables.

         Because of the opportunities presented by the insolvency and reorganization of many financial institutions at the time, from inception through the second quarter of 1994, the Company's principal activities involved the bulk purchase and servicing of seasoned auto related portfolios of consumer and mortgage loans and auto lease receivables that had been administered by the RTC or FDIC.

         In response to the decreasing availability of seasoned portfolios, since the second quarter of 1994 the Company's principal focus has shifted to other segments of the consumer finance industry, particularly auto finance. Although opportunistic purchases of seasoned portfolios may still be considered by management, the principal focus of the Company's business since June 1994, has been the acquisition and servicing of automotive leases and loans originated by dealers in connection with sales or leases to persons with sub-prime credit.

         The Company became publicly held by virtue of the Merger with COFVI on November 30, 1994. COFVI had been an inactive public company at the time of the Merger. Since, as a result of the Merger, the stockholders of historic NAL acquired a controlling interest in COFVI, the Merger has been accounted for as a "reverse acquisition". Accordingly, for financial statement presentation purposes, NAL is viewed as the continuing entity and the related business combination is viewed as a recapitalization of NAL, rather than an acquisition by COFVI.

         In conjunction with the Merger, COFVI changed its name to "NAL Financial Group Inc."

Results of Operations - Historical Overview

         The Company's results of operations from inception in 1991 through the second quarter of 1994 principally reflected the Company's investment earnings and gains realized from the sale of seasoned portfolios of consumer and mortgage loans acquired at significant discounts from their principal balances. The rate of return on these portfolios included both interest earned on loans and leases, as well as the purchase discount accretion which reflected the increase in the value of the portfolio as it approached maturity.

         Gains on sales of loan pools and loans sold to correspondents have historically constituted a significant element of the Company's results of operations. During 1992, 1993 and 1994, the Company realized gains on sales of loan pools of $1,127,000, $2,131,000 and $2,292,000, respectively. These sales consisted primarily of loan pools, principally longer-term, fixed rate loans, which had been purchased at discounts and sold within a short time period after purchase, or after a period during which the deficiencies of previous servicers were corrected.

         Due to an increase in competition for, and a decrease in availability of, seasoned portfolios, the Company found it necessary to increase the prices it paid for newly acquired portfolios over the two and a half year period. The increase in prices paid for the portfolios decreased the Company's effective earnings yield, from 38.29% during the year ended December 31, 1992, to 27.06% during the year ended December 31, 1993, and further to 22.53% for the year ended December 31, 1994. Although the Company reduced its cost of borrowings during this period through refinancing and expansion of its borrowing base with less expensive financing, thereby reducing its cost of borrowings rate from 14.55% during 1992, to 11.62% during 1993, and further to 9.73% during 1994, the cost of funds reduction was less than the decrease in the earnings yield. Accordingly, the Company's net interest spread rate, or the difference between the effective yield earned on its interest-earning assets and the effective rate paid on its interest-bearing liabilities, decreased from 23.74% in 1992 to 15.44% in 1993, and further to 12.80% during 1994.

         In view of the shifting of the principal focus of the Company's business to other segments of the consumer finance industry, particularly, the acquisition and servicing of automotive leases and loans, management anticipates that substantially all of its earnings for the year ending December 31, 1995 and thereafter will be derived from interest, rental income and fees earned on sub-prime leases and loans. Management believes that the yields to be derived from interest, discount and fees to be charged on sub- prime credit automobile leases and loans will provide a profitable spread over the costs of its borrowings. In view of the early stage of the Company's auto finance business segment, however, management is uncertain these yields will compare with yields experienced in the past.

         Revenues generated from purchase discount accretion and gains on sales of loans which had historically constituted the principal component of the Company's earnings will likely decrease significantly after 1994. Management is, however, currently evaluating the feasibility of pooling its portfolio of originated automobile loans and leases for resale through securitization programs. To the extent that such programs are undertaken in the future, the composition of the Company's earnings may shift to some extent to include gains on sale of loan and lease pools.

         To a large extent, the Company's ability to generate profitable results of operations in the future will depend upon, among other things, its ability to: (i) continue the expansion of its program with dealers and other sources of auto loans and leases (see "BUSINESS OF THE COMPANY - Dealer Program"); (ii) maintain operations and extend credit in a manner which minimizes delinquency experience and credit losses; and (iii) develop adequate sources of capital (on terms and at rates that provide an acceptable interest spread) from which to finance the growth of the Company's business. The Company's experience in this business segment since June 1994 has not yet presented sufficient historical information upon which reasonable trends can be identified by management.



Nine Months Ended September 30, 1995 compared to Nine Months
Ended September 30, 1994


         The Company reported net income of $1,069,800 for the nine months ended September 30, 1995 on revenues of $12,368,000. This compares to net income of $455,000 on revenues of $6,198,000 for the nine months ended September 30, 1994.

         The Company's results of operations for the nine months ended September 30, 1995 principally reflected net interest and fees earned on its expanded portfolio of sub-prime automobile contracts receivable. The results of operations for the nine months ended September 30, 1994 principally reflected interest and discount earned on bulk purchased portfolios and gains from the sale of these portfolios.

         The Company's level of sub-prime automobile contracts acquired continues to increase when comparing the current interim period to the comparable interim period of the preceding year. Contracts acquired in the 1995 period totalled $108,427,000 compared to $10,372,000 for the 1994 period.
The significant increase reflects the Company's success in the establishment and continual expansion of its network of automobile dealerships participating in the Company's financing programs.


         Net Interest Spread


         The following table presents net interest spread information for the nine months ended September 30, 1995 and 1994:





                                                              Nine Months Ended  September 30,
                                                                1995                      1994
                                                                ----                      ----

Net investment in loans and
  leases - average balance                                    $64,589,000               $16,704,000
Interest income and purchase
 discount accretion                                            10,999,000                 3,821,000
Annualized effective earnings rate                                 22.71%                    30.50%

Participations and notes payable -
  average balance                                             $55,667,000               $14,776,000
Interest expense                                                4,636,000                 1,410,000
Annualized effective cost rate                                     11.10%                    12.72%
Net interest spread rate                                           11.61%                    17.78%


         During the nine months ended September 30, 1995, the Company's net interest spread rate, or the difference between the effective rate earned on interest - earning assets and the effective rate paid on interest - bearing borrowings, decreased 6.17%, from 17.78% to 11.61%, when compared to the same period of the preceding year. This decrease was due primarily to a 7.79% decrease in the effective rate earned on interest earning assets, from 30.50% to 22.71%. The decrease in the earnings rate was offset by a decrease in the Company's effective cost rate from 12.72% to 11.10%, or 1.62%.

         During the nine months ended September 30, 1994, a greater portion of the Company's earnings was derived from purchase discount accretion than during the equivalent 1995 period. During the 1994 period, purchase discount accretion was $1,801,000 compared to $599,000 for the 1995 period. This resulted in a higher effective earnings rate for the 1994 period. The decrease in purchase discount accretion reflects the Company's shift in focus from acquiring bulk loan and lease portfolios at significant discounts to acquiring and servicing sub-prime automotive loan and lease contracts receivable. Although the automotive contracts do not provide as much earnings from purchase discount accretion as the bulk purchase portfolios, the coupon interest rate earned on the contracts is higher.

         Interest income increased from $2,020,000 for the nine months ended September 30, 1994 to $10,400,000 for the nine months ended September
30, 1995. This increase was due to higher contractual rates earned on sub-prime contracts and an increase in the average balance of loan and lease receivables from $16,704,000 in the 1994 period to $64,589,000 in the 1995 period.
Substantially all of the increase in the balance of loan and lease receivables is attributable to acquired automotive contracts.

         The decrease in the Company's effective cost rate was attributable to an increase in borrowings to finance the expansion of the automotive contracts portfolio. For the most part, the Company has financed its acquisitions of automotive contracts with borrowings which have had interest rates which were established at the time of financing based on the prime rate or LIBOR rate in effect at the time. These borrowings had rates which were lower than the rates on borrowings utilized during the 1994 period to finance bulk-purchase portfolios. At September 30, 1995, the Company had borrowed approximately $67,195,000 under arrangements in which the interest rates were fixed at the time of financing, and approximately $11,682,000 under lines of credit and warehouse arrangements which bear interest at variable rates tied to the prime rate or LIBOR.

         Management believes that the effective cost rate will decrease in future periods as an increasingly greater number of contracts are financed using the warehouse line established in September
1995, with a lower cost of funds than financing arrangements utilized previously.


         Gains on Sales of Loans

         Gains on sales of loans totalled $2,137,000 during the nine months ended September 30, 1994 compared to $128,000 for the nine months ended September 30, 1995. Prior to 1995, gains on sales of loans constituted a significant element of the Company's results of operations. The sales consisted primarily of loan pools which had been purchased at discounts and sold within a short period after purchase. Unless it elects to initiate a broad-based securitization program presently under consideration, it is the Company's current intention to hold principally all of its present portfolio until maturity. Given that intention, the Company may not experience gains on the sales of loan pools as it has in the past.

         Other Income

         Other income increased $1,001,000 from $240,000 during the nine months ended September 30, 1994 to $1,241,000 during the nine months ended September 30, 1995, due primarily to the commissions earned by the Company's insurance brokerage services from placing insurance policies and late fees charged on the automotive portfolio of loans and leases.

         Provision for Possible Credit Losses

         The provision for possible credit losses totalled $1,412,000 for the nine months ended September 30, 1995, or $1,056,000 more than the $356,000 reported for the equivalent 1994 period. This increase related primarily to provisions recorded for an estimate of possible losses which may be incurred for new automotive contracts acquired during the 1995 period.

         Beginning with the fourth quarter of 1995, management has decided to cease the amortization to earnings of the non-refundable acquisition discount on purchased automotive finance contracts and allocate this discount to the reserve available for credit losses. Management believes that this decision, although not totally eliminating the need for future provisions, will ultimately result in lower provisions for credit losses on purchased contracts.

         Management periodically reviews the adequacy of the reserve for loan and lease losses and considers whether the level of reserve is sufficient to cover any losses of the carrying value of the collateral pledged for the loans and leases receivable, an analysis of the equity invested in the collateral by the borrowers, delinquency data and historical loss experience, and any recourse arrangements the Company has with dealers or other sellers of contracts and portfolios.

         Operating and Other Expenses

         Operating and other expenses increased $830,000 from $3,684,000 during the nine months ended September 30, 1994 period to $4,514,000 during the nine months ended September 30, 1995, due primarily to increased overhead and costs associated with the Company's automotive contract financing business. This increase was attributable to, among other things, an increase in compensation and employee benefits paid due to an expansion of the Company's work force. Additional personnel were hired to assist with underwriting, collecting and servicing of the Company's expanding portfolio of automotive contracts.


         Management expects that operating expenses will increase as the size of its automotive contract portfolio increases, but does not expect the growth of expenses to be disproportionate with the growth of revenues from the portfolio.

Year ended December 31, 1994 compared to year ended December 31, 1993


         The Company reported net income of $394,000 for the twelve months ended December 31, 1994 on revenues of $8,133,000. This compares to net income of $471,000 on revenues of $9,287,000 for the twelve months ended December 31, 1993.

         The results of operations for the twelve months ended December 31, 1994 and December 31, 1993 principally reflect net interest and discount accretion earned on its loan and lease portfolios purchased from the RTC or FDIC.

         Net Interest Spread




                                                                            Year Ended
                                                                           December 31,
                                                                1994                               1993
                                                                ----                               ----
Net investment in loans and
  leases - average balance                                  $23,917,000                         $27,093,000
Interest income and purchase
 discount accretion                                           5,387,000                           7,331,000





                                       26







Annualized effective earnings rate                                 22.53%                            27.06%

Participations and notes payable -
  average balance                                            $20,109,000                        $25,522,000
Interest expense                                               1,957,000                          2,966,000
Annualized effective cost rate                                      9.73%                             11.62%
Net interest spread rate                                           12.80%                             15.44%





         During the twelve months ended December 31, 1994, the Company's net interest spread rate decreased 2.64%, from 15.44% to 12.80%, when compared to the same period of the preceding year. This decrease was primarily due to a 4.53% decrease in the effective rate earned on interest earning assets from 27.06% to 22.53%. The decrease in the earnings rate was offset by a decrease in the Company's effective cost rate from 11.62% to 9.73%, or 1.89%.

         The decrease in the effective earnings rate was attributable to a decrease in interest income and purchase discount accretion.


         Interest income from loans and direct finance leases decreased $1,049,000, or approximately 24%, from $4,371,000 in 1993 to $3,322,000 in 1994.
Although total loans and leases outstanding at December 31, 1994 of $29,787,000 exceeded that outstanding at December 31, 1993 of $24,038,000, the average balance outstanding during 1994 was less than that for 1993. During 1994, the average balance of total loans and leases decreased approximately 12%, from $27,093,000 in 1993 to $23,917,000 in 1994. Although the Company acquired $41,027,000 of new leases and loans during 1994, these acquisitions occurred primarily in the last two quarters of the year. During 1994, the Company received principal payments on its portfolios totalling $23,640,000, and sold loans with a total book value of $11,963,000.


         Also, included in the average balance of loans and leases for 1994 were two underperforming portfolios purchased during the first half of 1994 at deep discounts. The purchased principal balance and purchase price of these portfolios totalled $10,212,000 and $3,423,000, respectively. The Company's expectations for these portfolios is to realize income from collections in excess of the total purchase cost of the loans. Although the expectations are that some individual loans in the portfolios will be deemed fully uncollectible, and others will be only partially collectible, estimates are that the total of all collections will exceed the total cost of the portfolios, thereby yielding an overall gain from the investments. A portion of these two portfolios is being accounted for using the cost recovery method, under which earnings are recognized after the Company's investment has been recovered. Excluding the carrying value of these loans from the average balance of earning assets, the balance would have been $21,686,000 for 1994, which, when compared to the average balance for 1993, represented a 20% decrease.

         The decrease in purchase discount accretion, from $2,959,000 in 1993 to $2,065,000 in 1994, reflected the maturing during 1994 of discounted portfolios previously purchased by the Company, which were replaced in 1994 with acquisitions of bulk-purchase portfolios and loan and lease originations which did not have as large an amount of purchase discount as realized in the past, and with the purchase of the two under-performing portfolios which were partially accounted for using the cost recovery method.


         Interest expense decreased from $2,966,000 in 1993 to $1,957,000 in 1994. This decrease corresponded to a decrease in the average balance of participations and notes payable, from $25,522,000 in 1993 to $20,109,000 in 1994, consistent with the decrease in the average balance of loans and lease receivables outstanding during the year. In addition, during 1994, the Company realized a full year's benefit of the refinancing of its participations in 1993, together with benefits of obtaining less expensive financing for new loan purchases and originations.


         Gains on Sales of Loans

         Gains on sales of loans increased from $1,925,000 in 1993 to $2,292,000 in 1994. During 1994, the Company sold loan portfolios with a book value of $11,963,000, which compares to sales during 1993 of loans with a book value of $6,527,000.

         Gains on mortgage loan sales to correspondents decreased from $206,000 in 1993 to none in 1994, reflecting the decision by the Company to cease operations of its mortgage origination business in order to concentrate on the automobile finance business.

         Other Income

         Other income increased $410,000, due primarily to an increase in late fee income of $177,000, due to fees collected primarily from the underperforming portfolios, and commission income of $47,000 from the Company's insurance brokerage activities.

         Provision for Possible Credit Losses

         During 1994, the Company recorded a provision for loan losses of $573,000. This provision was due primarily to two factors: the settlement during the year of several delinquent loans previously purchased as part of performing loan packages, and the determination during the year of the portion of the purchase price of the two underperforming portfolios acquired during 1994 which was deemed not collectible.


         Management periodically reviews the adequacy of the reserve for loan losses and considers whether the level of the reserve is sufficient to cover any losses of the carrying value of its existing portfolios. This review includes an evaluation of the value of the collateral pledged for the loans and leases receivable, an analysis of the equity invested in the collateral by borrowers, delinquency data and historical loss experience, and any recourse arrangements the Company has with the sellers of portfolios.


         Prior to 1994, the Company's portfolio acquisitions consisted primarily of performing loans and leases which were acquired at discounted prices. The Company's experience with these portfolios was that, in general, it recovered its discounted investment in the portfolios through diligent collection efforts. Accordingly, no additional provision for losses was considered necessary for 1993, based on management's review.

         During the last quarter of the year, management was able to fully evaluate the collectibility of the two underperforming portfolios acquired during the earlier part of the year. This evaluation determined that the purchase cost of several of the loans would not be fully collectible, and, under generally accepted accounting principles, the portion deemed uncollectible was charged off. However, management expects that the collections from each of the two portfolios taken as a whole will exceed their respective total purchase costs.

         Operating and Other Expenses

         Operating and other expenses decreased $55,000 from $5,000,000 during the twelve months ended December 31, 1993 to $4,945,000 during the twelve months ended December 31, 1994, due primarily to a decrease in servicing expense. Servicing expense decreased from $320,000 in 1993 to $80,000 in 1994, resulting from the Company's decision to transfer the data processing function for servicing its portfolios from an outside service bureau to an in-house system. This transfer was made to enhance the efficiency of the Company's operations and to reduce its operating expenses. This transfer did not have a material effect on the liquidity and capital resources of the Company, nor did it have a material effect on the results of operations.

         Other operating expense categories increased $297,000, due primarily to increased overhead and sales costs incurred in establishing the Company in its new business focus.

Delinquency Experience


         The following table summarizes the Company's delinquency experience on accounts over 30 days past due on both a number of contracts and dollar basis. The table excludes two under-performing portfolios which were purchased during the year ended December 31, 1994 at substantial discounts. The Company is accounting for a portion of these portfolios using the cost recovery method. Under this method, income is recognized only for the excess of collections received over the purchase price basis of the loans. At December 31, 1994 and September 30, 1995, the principal balance and book value of these two portfolios totalled $2,271,000 and $897,000, and $690,000 and $234,000, respectively, principally all of which was delinquent 30 days or more. It is management's estimate that the Company will collect at least its net book value of the portfolios.



===================================================================================================
                                                                      9/30/95
---------------------------------------------------------------------------------------------------
                                                               Dollars                Contracts
---------------------------------------------------------------------------------------------------
Principal Outstanding                                        $104,148,000                   9,322
Delinquencies:
  30-59 Days                                                    6,822,000                     654
  60-89 Days                                                    2,410,000                     251
  90 Days or more                                               2,790,000                     230
---------------------------------------------------------------------------------------------------
Total Delinquencies over 30
  Days as a % of                                               12,022,000                   1,135
  Principal/Contracts                                               11.54%                  12.18%
---------------------------------------------------------------------------------------------------
Total Delinquencies over 60
  Days as a % of                                                5,200,000                     481
  Principal/Contracts                                                4.99%                   5.16%
===================================================================================================



============================================================================================================================
                                                          12/31/94                                 12/31/93
----------------------------------------------------------------------------------------------------------------------------
                                                Dollars            #Contracts            Dollars            #Contracts
----------------------------------------------------------------------------------------------------------------------------

Principal Outstanding                         $33,165,000               3,560           $29,834,000               1,557
Delinquencies:
30-59 days                                      2,549,000                 311             1,181,000                  76
60-89 days                                        215,000                  19               296,000                  15
90 days or more                                   423,000                  27               882,000                  36







                                       31



----------------------------------------------------------------------------------------------------------------------------
Total Delinquencies over 30 Days                   3,187,000                 357           2,359,000                 127
as a % of Principal/Contracts                          10.03%               9.61%               8.16%               7.91%
----------------------------------------------------------------------------------------------------------------------------
Total Delinquencies over 60 days                     638,000                  46           1,178,000                  51
as a % of Principal/Contracts                           1.92%               1.29%               3.95%               3.28%
============================================================================================================================




======================================================================================================
                                                                        12/31/92
------------------------------------------------------------------------------------------------------
                                                               Dollars                     # Contracts
------------------------------------------------------------------------------------------------------

Principal Outstanding                                          $38,847,000                    4,168
Delinquencies:
30-59 days                                                       1,931,000                      160
60-89 days                                                         664,000                       58
90 days or more                                                    545,000                       43
------------------------------------------------------------------------------------------------------
Total Delinquencies over 30 Days                                 3,140,000                      261
as a % of Principal/Contracts                                         8.08%                    6.26%
------------------------------------------------------------------------------------------------------
Total Delinquencies over 60 Days                                 1,209,000                      101
as a % of Principal/Contracts                                         3.11%                    2.42%
======================================================================================================




         Total delinquencies over 60 days, expressed as a percentage of total principal balance, were 3.11%, 3.95%, 1.92% and 4.99% at December 31, 1992, 1993, 1994 and September 30, 1995, respectively. The totals for 1992 and 1993 reflect delinquency experience for bulk-purchased portfolios.


         In the past, the Company had purchased portfolios which, prior to their purchase, had received servicing of differing degrees of quality. Accordingly, the Company's historic delinquency experience was influenced to some extent by the portfolios it purchased, and the time required to correct any previous servicing deficiencies. Similarly, the Company's charge-off experience had been affected by charge-offs of loans which were included in purchased portfolios at discounts. The discounted prices paid for some of the portfolios reflected an evaluation of the potential problem loans.

         The historic delinquency experience of the Company identified in the chart provided above through December 31, 1994 was accumulated during periods in which the Company's business focused principally upon the bulk purchase and servicing of portfolios of mortgage, lease and consumer receivables. In view of its recent shift to the automotive finance business, the Company's past delinquency experience may not be indicative of future results. At December 31, 1994, the dollar amount of the Company's portfolios consisted of approximately 76% of new contracts originated through its sub-prime credit program and 24% of previously acquired bulk purchase portfolios. At September 30, 1995, the Company's portfolios consisted of 93% of new contracts originated and 7% of previously acquired bulk purchase portfolios. Management expects that future delinquency rates for sub-prime automobile leases and loans will differ from that experienced for purchased, bulk portfolios.

         The Company has prepared analyses of its automotive finance contracts, based on its own credit experience and available industry data, to identify the relationship between loan delinquency and default rates at the various stages of a contract's repayment term. The results of these analyses, suggest that the probability of a contract becoming delinquent or going into default is highest during the "seasoning period" which begins 3-4 months, and ends 12-14 months, after the origination date. The Company believes that the increase in the over 60 days delinquency percentage of number of contracts from 1.29% at December 31, 1994 to 5.16% at September 30, 1995, is primarily the result of an increase in the percentage of automotive finance contracts in the "seasoning period," rather than any change in the underlying average credit characteristics of the Company's portfolio.


         If the rate of the Company's volume continues to escalate, an increasingly greater portion of the Company's portfolio is expected to fall into the "seasoning period" described above, causing a rise in the overall portfolio delinquency and default rates, without regard to underwriting performance. Assuming no changes in any other factors that may affect delinquency and default rates, the Company believes this trend should stabilize or reverse when the volume of mature contracts (with lower delinquency and default rates) is sufficient to offset the total portfolio delinquency and default rates.

         The Company's collections staff monitors the contracts and typically takes action within 24 hours of delinquency if the first payment on a contract is missed, and within 48 hours if the second or subsequent payment is missed, and generally repossesses the automobile within 20 days of any uncured delinquency. While average periods of delinquency may decrease, actual results of operations will only be enhanced provided the Company's net credit loss experience does not deteriorate. See "Net Credit Loss Experience."

Net Credit Loss Experience

         An allowance for uncollectible interest has been provided for loans 90 days or more delinquent. A reserve for credit losses has been maintained at a level that management considers adequate to provide for potential losses based upon an evaluation of known and inherent risks in the portfolios. Management's periodic evaluation is based upon an analysis of the portfolios, historical loss experience, current economic conditions and other relevant factors. Future adjustments to the reserve may be necessary if economic conditions differ substantially from the assumptions used in making the evaluation.

         The following table summarizes the Company's net credit loss and losses from lease termination experience for the nine month period ended September
30, 1995 and for the years ended December 31, 1994, 1993 and 1992.




--------------------------------------------------------------------------------------------------------------------------------
                                                          NINE
                                                         MONTHS
                                                         ENDED                        YEAR ENDED DECEMBER 31,
--------------------------------------------------------------------------------------------------------------------------------
                                                        September
                                                          1995               1994               1993               1992
                                                          ----               ----               ----               ----
--------------------------------------------------------------------------------------------------------------------------------
Principal Outstanding                                    $105,498,280       $33,165,177        $29,834,483         $38,846,847
--------------------------------------------------------------------------------------------------------------------------------
Average Principal O/S                                      69,331,729        29,069,075         34,340,665          42,335,373
--------------------------------------------------------------------------------------------------------------------------------
Charge-offs and Lease Termination Losses Net                  673,285           648,835            243,327             355,460
of Recoveries
--------------------------------------------------------------------------------------------------------------------------------
Net Losses % Principal O/S(1)                                   0.85%             1.96%              0.82%               0.92%
--------------------------------------------------------------------------------------------------------------------------------
Net Losses % Avg Principal(1)                                   1.29%             2.23%              0.71%               0.84%
--------------------------------------------------------------------------------------------------------------------------------


-------------------------------


(1) The percentage set forth for the nine-months ended September 30, 1995 is annualized in order to present comparable data for a full twelve-month period.
-------------------------------

         Net credit losses, representing charge-offs of loan and lease credit losses, either to previously established reserves or directly to loss expenses, net of recoveries, were 0.71% and 0.84% as a percentage of total average principal outstanding for the years ended December 31, 1993 and 1992, respectively. This percentage increased to 2.23% for the year ended December 31, 1994, due primarily to two factors: charge-offs of $456,792 representing the net purchase price allocated to loans included in the under performing portfolios which were determined to be non-collectible, and charge-offs of the portion of the carrying value of loans acquired in other bulk purchases which were settled during the year. The percentage decreased to 1.29% for the nine months ended September 30, 1995. For 1992, 1993 and
1994, the table reflects activity during a period in which the Company primarily purchased loan and lease portfolios on a bulk basis. In view of the shifting of the Company's business principally to the origination of automotive loan and lease contracts, management expects that the Company's past net credit loss experience will not be indicative of future results.


         Due to the limited historical experience reflecting results of the Company's program of auto loan and lease acquisitions, management is continuously assessing the level or extent of future credit losses. Credit losses in the future will be dependent on the Company's credit criteria, advance rates in relation to the value of the secured automobiles, and the value received from the disposition of any repossessed automobiles in relation to the outstanding balance of the lease or loan.

         However, management believes that its policy of underwriting contracts on an individual basis, the effectiveness of its collection efforts, and its knowledge of collateral values and of the industry will contribute positively to the Company's charge-off experience. Management also anticipates that the opening of the Company's sales lot will improve charge-off experience by reducing the losses realized upon the disposition of repossessed automobiles.

Liquidity and Capital Resources

         Current Operations

         The Company's business requires substantial cash to support its growth in the rate of acquisition and origination of automotive finance contracts. The following chart presents the growth in both the number and dollar amount of contracts acquired since June 1994.


 ==================================================================================================================================
                                                                 Quarter Ended
-----------------------------------------------------------------------------------------------------------------------------------
                                 June             September        December         March           June             September
                                 1994             1994             1994             1995            1995             1995
-----------------------------------------------------------------------------------------------------------------------------------
Contracts Acquired              $3.26            $7.12             $14.76           $29.66          $34.79           $43.97
($ in millions)
-----------------------------------------------------------------------------------------------------------------------------------
Number                            423              848              1,490            2,657           2,889            3,524
===================================================================================================================================

         As a general matter, the Company finances the acquisition of its automotive finance contracts by drawing against its available lines of credit and warehouse facilities. Under the terms of these facilities, funding is provided between 80-90% of the acquisition price of the contracts. Accordingly, the Company must secure the remainder of the acquisition price from equity or other funding sources.


         As the rate of growth of contract acquisition continues to increase, the Company must secure additional equity or other sources to fund these requirements. The Company's growth, therefore, is governed by its ability to gain access to additional financing sources. The Company's growth during the nine month period ended September 30, 1995 and thereafter, has been facilitated by its ability to successfully complete private placements of debt and equity securities and gain access to increasing sources of financing.


         During 1995, the Company had secured its principal sources of working capital through a series of debt participation interests, unsecured advances, revolving lines of credit and the proceeds from the sale of convertible subordinated debentures and shares of common stock in private placement transactions. As of September 30, 1995, the respective balances provided by these sources of working capital were as follows:




Lines of Credit and Warehouse
Facility................................................ $31,732,937

Debt Participation Interests.............................$47,143,939

Private Placement of Convertible
Subordinated Debentures..................................$ 8,065,965

Private Placement of Common Stock.........................$2,100,950

Unsecured Advances...........................................$34,575

Lines of Credit and Warehouse Facilities




         In March 1993, the Company entered into a $20,000,000 three-year revolving credit facility with Congress Financial Corporation (the "Congress Credit Facility"). The Congress Credit Facility bears interest at 2% over the prime rate of CoreStates Bank, N.A. (10.75% at September 30, 1995), payable monthly, is secured by certain lease contracts receivable and consumer and mortgage loans receivable. As of September 30, 1995, the Company had drawn down approximately $1,100,000 and had an available borrowing base of approximately $18,900,000 under the Congress Credit Facility for the financing of additional loan and lease portfolio purchases which meet certain credit guidelines established by Congress, in its sole discretion.

         During February 1994, the Company entered into a $5,000,000 one-year revolving credit facility with GECC (the "GECC Credit Facility"). In September 1994, the GECC Credit Facility was increased to $10,000,000. The GECC Credit Facility bears interest payable monthly at rates fixed at the time of financing and is secured by certain lease contracts receivable and consumer and mortgage loans receivable. In March 1995, the GECC Credit Facility available line was increased to $25,000,000 and at September 30, 1995, the Company had drawn down approximately $20,660,000 under the facility. The GECC Credit Facility is automatically renewed annually unless GECC provides the Company with notice of termination 90 days prior to such renewal.


         The Company has recently entered into a $50 million repurchase facility (the "Repurchase Facility") with an additional lending institution (the "Lender"). Under the terms of the Repurchase Facility, the Lender purchases loan and lease contracts receivable from the Company at approximately ninety percent of the outstanding principal balance. The Company repurchases the receivables from the Lender at approximately ninety percent of the outstanding principal balance at the time of repurchase plus a premium for accrued interest at a rate of 2.25% over 30 day LIBOR. The Repurchase Facility also provides that if the market value of contracts sold to the Lender (market value being determined by an independent third party) is less than the Lender's margin amount (market value multiplied by the advance rate), the Lender may require the Company to transfer money or additional contracts to the Lender until the margin amount is satisfied. Market value may be affected by, among other things, sudden changes in interest rates, delinquency rates and credit losses. Although management believes that this is unlikely to occur to any significant degree, a margin call could require an allocation of certain of the Company's liquidity and capital resources. The term of the Repurchase Facility is for one year, automatically renewable for an additional year. The Company intends to use the Repurchase Facility to fund additional growth in loan and lease receivables with the intent to eventually pool and securitize these receivables.

         The advances pursuant to the Repurchase Facility will be accounted for as financing transactions characterized as borrowings.

         The Repurchase Facility includes certain financial and operational covenants including, among other things, the required maintenance of a minimum net worth of $30 million dollars, prohibition upon debt to equity ratio in excess of 8 to 1 and the maintenance of certain loan portfolio performance criteria. For the purpose of the Repurchase Facility, net worth has been defined as total stockholders' equity plus subordinated indebtedness not due within 90 days. Management continues to closely monitor the performance of its loan portfolios in order to insure compliance with all operational covenants. Based upon its present and anticipated financial position, management believes it will be able to maintain compliance with these covenants. At September 30, 1995, the Company had $10,000,000 outstanding under the Repurchase Facility and was in compliance with all of the financial and operational covenants.


         Debt Participation Interests


         Since inception, the Company has secured a significant amount of its working capital through debt participation interests. As of September 30, 1995, the Company had an existing series of borrowings under participation arrangements outstanding with Fairfax Savings, a Federal Savings Bank ("Fairfax") in the approximate amount of $46,580,000. The participations bear interest at prime plus 2.5% fixed at the time of financing, with principal and interest due monthly. In general, under the terms of the participation agreements, payments on the agreements are tied to the payments received from the secured contracts and loans receivable.


         The participation with Fairfax specifies the distribution of cash flows from the loans receivable. The order of distributions of cash flows received is as follows:

(1) Payment to Fairfax for principal and interest due on the participations.

(2) Payment of any amounts payable to Fairfax which may have arisen due to the Company's failure to perform its obligation under the participation agreement, at which time Fairfax would have assumed and incurred expenses to perform these responsibilities.

(3) An amount equal to 25% to 50% of the remaining cash balance, if any, will be deposited into segregated interest bearing accounts at Fairfax (the reserve accounts) until the balances in the reserve accounts equal 25% to 50% of the principal balances of the participation agreements.

(4) Payment to the Company of the remaining cash in the operating account, if any, including all payments and reimbursements due under the servicing agreement.

         Under the Company's participation agreements, collections received from loans securing the participations are deposited into restricted, trust bank accounts pending distributions to participation holders. Distributions generally are disbursed to participants once each month for the previous month's collections.

         Distributions under some participation agreements with Fairfax include deposits of a portion of the collections into segregated, interest-bearing reserve accounts held for the benefit of the Company at Fairfax. These reserve accounts are returned to the Company once their balances equal 25% to 50% of the principal balances of the participation agreements.

         The balances of the trust account pending settlement with participants and the balance of the reserve accounts on deposit with Fairfax are reflected on the Company's balance sheet as Restricted Cash.

         Private Placement of Convertible Subordinated Debentures, Warrants and Common Stock


         The Company has secured a significant component of its working capital through the private placement of debt and equity securities. During the fourth quarter of 1994, the Company raised approximately $8,298,000 (net proceeds of $7,723,000), in a private placement transaction of 1,549,667 shares of its Common Stock in conjunction with the Merger. Also during the period from April 1995 through the quarter ended September 30, 1995, the Company completed the offering and sale in private placement transactions of $15,400,000 of 9% Convertible Subordinated Debentures (the "Debentures") and $1,594,500 Common Stock Purchase Warrants (the "Warrants"), as well as 176,500 shares of its common stock which yielded net proceeds of $2,100,950. See "DESCRIPTION OF SECURITIES."



         The Debentures are convertible into shares of Common Stock at the option of the holders thereof. Once the stock achieves certain average trading prices, the Company has the right to serve notice of the redemption of the Debentures for the principal amount thereof (together with accrued interest). See "DESCRIPTION OF SECURITIES." A notice to redeem would likely yield conversion of the Debentures (since the average trading price of the stock necessary to redeem would yield a greater profit to the Debenture holders upon a conversion rather than a redemption).

         A conversion of the Debentures would obviate the requirement to pay further interest and repay the principal amount due thereunder. Any such conversions would have a positive effect upon the Company's liquidity and capital resources. Through November 1, 1995, an aggregate of $6,900,000 principal amount of Debentures were converted into 780,879 shares of Common Stock. Management is optimistic that a substantial number of the remaining Debentures would be subject to conversion prior to their maturity.


         The Warrants entitle the holders thereof for a period of three (3) years to purchase shares of Common Stock at exercise prices that range from $9.00 through $15.00. The Warrants also contain features that permit redemption (at $.001 per Warrant) based upon average trading prices of the Company's Common Stock between $15.00 and $25.00. Any call for redemption would have the likely effect of causing the exercise of the Warrants.

         There can be no assurances that a material number of the Warrants will be exercised in the near term, if at all, or that the trading price of the Company's Common Stock will be sufficient to effectuate a redemption of the Warrants. A complete exercise of the Warrants, if at all, would provide gross proceeds of $15,585,000 to the Company.

         Other Potential Uses of Working Capital


         The Company may potentially be caused to allocate certain capital resources in the future towards the purchase of the business of Special Finance, Inc. ("SFI"). SFI is a Florida based auto finance broker that at September 30, 1995 accounted for approximately 35% of the Company's loan and lease receivables. Pursuant to an option agreement entered into on August 1, 1995 (the "SFI Purchase Option"), the Company has an option through August 1, 2000 to purchase the business of SFI for the purchase price of $1,000,000, plus 125,000 shares of the Company's Common Stock and options to purchase 65,000 shares of Common Stock at $6.00 per share. An option price of $250,000 paid to SFI on August 1, 1995 is to be credited against the purchase price.

         In the event the Company decides to exercise the SFI Purchase Option, the Company has agreed to register the shares of Common Stock to be distributed in the transaction, and pending such registration, the Company has agreed to lend up to $900,000 to the sole stockholder of SFI at then prevailing market rates of interest, with such loan being secured by a security interest in up to 120,000 shares until such time as the shares are registered.


         Management is currently evaluating the economic benefits of exercising the SFI Purchase Option and to date, has made no determination on the likelihood of whether or when such a purchase may occur, if at all. In the interim, the SFI Purchase Option provides the Company with a right of first refusal to purchase all of the finance contracts acquired or originated by SFI.

         Historic Operations

         Prior to 1995, working capital had principally been utilized to finance the bulk acquisition of portfolios of consumer and mortgage loans and auto lease receivables, repay borrowings and to make certain distributions to the Company's former principal stockholder, including the redemption of its stock in the Company in 1993 and 1994. See "CERTAIN TRANSACTIONS."

         From June 1991 through June 1994, the Company acquired for $108.4 million a series of 27 portfolios of consumer and mortgage loans and auto lease receivables bearing an aggregate principal balance of $145.2 million. From July 1994 through March 1995, the Company acquired for $6.9 million an aggregate of 6 portfolios bearing an aggregate principal balance of $7.9 million.

         Payments to FTM Holdings, Inc. ("FTM"), the Company's former principal stockholder, consumed a significant amount of the Company's working capital from inception through 1994. By virtue of a combination of Company redemption and stockholder purchase of FTM's interest in the Company during 1993 and 1994, payments of this nature are not expected to recur in the future. In 1991, the Company entered into an agreement with FTM, a principal stockholder at the time, to provide the Company with consulting and other business related services. Under the agreement and subsequent extensions of the agreement, the Company agreed to pay FTM $50,000 per month through March 1995. The payments for consulting services continued through May 1994, whereupon the Company made a lump sum settlement with FTM through a final payment of $475,000 under the agreement. This final payment reflected a $75,000 discount from the cumulative payments required under the agreement. Payments to FTM under the agreement for each of the years 1991 through 1994 were as follows:

                           1991                      $ 90,000
                           1992                       600,000
                           1993                       600,000
                           1994                       675,000

         During 1994, the Company paid FTM an additional sum of $428,000 as a commission on the sale of certain loan portfolios.

         On April 30, 1993, the Company redeemed 5,928 shares of Common Stock held by FTM for $2,400,000 which, in management's opinion, did not exceed the fair value of the shares. A portion of the proceeds of the redemption were applied to the cancellation of a $841,417 receivable from FTM to the Company, representing advances by the Company to FTM during 1992. As part of the redemption, FTM agreed to file a consolidated tax return with the Company through April 30, 1993. Through utilization of FTM's tax net operating loss carryforwards, the Company reduced its tax liability accrued through the date of redemption by $1,900,000. This utilization of FTM's tax net operating loss carryforwards was reflected as a capital contribution by FTM in 1993.

         In October 1993, the Company financed the purchase by Mr. Bartolini of the remaining shares held by FTM for a purchase price of $2,034,000. This transaction increased Mr. Bartolini's ownership to 95%. In June 1994, the shares acquired by Mr. Bartolini from FTM were redeemed by the Company for $2,034,000 and the receivable in the form of a note from Mr. Bartolini was cancelled. See "CERTAIN TRANSACTIONS."


         Given the Company's dependence on its present sources of financing for current cash flow and continued growth, loss of such sources would have a material adverse impact on the Company's conduct of business and prospects. Management is presently evaluating additional sources of financing through a continuation and expansion of its existing practices; that is, through offering debt participation interests to institutional investors, traditional lines of credit, and through additional equity placements. In addition, the Company is exploring alternative financing sources and structures, including the possibility of securitizing part of its portfolio of automotive finance contracts in order to maximize profitability and make available sufficient funds to continue implementation of the Company's growth strategy over the long term. There can be no assurances that the Company will secure additional sources of financing. By virtue of the Company's status as a public company, management will likely seek to gain access to equity or debt capital through a sale of securities either through the public market or to institutional investors. Management is currently engaged in negotiations with certain institutional brokerage firms for the purpose of obtaining additional working capital through an underwritten public sale of the Company's securities that is anticipated to occur during 1996. These negotiations remain preliminary in nature, accordingly, the precise terms of any such offering have not yet been established, nor can there be any assurances as to when or if such an offering will occur.


         Any funding provided by the sale of securities, if at all, would be used directly to acquire additional automobile finance contracts, or would enhance the Company's borrowing base so as to facilitate increased lines of credit or participation agreements.

         Management believes that the Company's current cash flow from operations, proceeds from private placement transactions, as well as advances on its credit facilities and debt participation interests, is adequate to meet the Company's liquidity requirements for its existing operations. The terms of the borrowings under the participation agreements and the credit facilities provide for repayments of principal and interest to the lenders in amounts which, in general, correspond with and are exceeded by the scheduled repayment of the secured loans and leases receivable.

Effects of Inflation

         Inflationary pressures may have an effect on the Company's internal operations and on its overall business. The Company's operating costs are subject to general economic and inflationary pressures. While operating costs have increased during the past years, the Company does not believe that its operations have been significantly affected by inflation. The Company's business is subject to risk of inflation. Significant increases in interest rates that are normally associated with strong periods of inflation may have an impact upon the number of individuals that are likely or able to afford the purchase of an automobile through consumer finance or lease transactions. The Company believes, however, that because of its customer profile, and the need of its customers for basic transportation, such factors are not likely to have a material adverse impact on the Company's business.

                            BUSINESS OF THE COMPANY

Background

         The Company commenced operations during June 1991 as a specialized finance company for the purpose of engaging in consumer finance transactions involving the origination, purchase, remarketing and servicing of consumer loan and mortgage loans and auto lease receivables.

         Because of the opportunities presented by the insolvency and reorganization of many financial institutions at the time, from inception through the second quarter of 1994, the principal activities of the Company involved the bulk purchase and servicing of seasoned portfolios of consumer and mortgage loans and lease receivables acquired principally from the FDIC and the RTC. Most of these portfolios were purchased at substantial discounts.

         In response to the decreasing availability of seasoned portfolios, since the second quarter of 1994 the Company's principal focus has shifted to other segments of the consumer finance industry, particularly auto finance. Although opportunistic purchases of seasoned auto related portfolios may still be considered by management, the principal focus of the Company's business since June 1994, has been the acquisition and servicing of automotive leases and loans originated by dealers in connection with sales or leases to persons with sub-prime credit.

         The Company became publicly held by virtue of the Merger with COFVI on November 30, 1994. COFVI was incorporated in Delaware on November 14, 1986 and completed a small public offering on June 14, 1988. With the exception of a short-term venture that was discontinued during the fourth quarter of 1993, COFVI had remained principally inactive.

         Pursuant to the Merger, NAL was merged with and into COFVI and the historic stockholders of NAL received 3,160,000 newly issued restricted securities, which constituted approximately 56% of the issued and outstanding COFVI stock. Effective upon completion of the Merger, the Company assumed the historic operations of NAL and changed its name to "NAL Financial Group Inc."

Current Plan of Operations

         The Company's auto finance business primarily consists of the evaluation, acceptance and purchase of finance contracts which are either originated by participating dealers in connection with the sale or lease of new and used vehicles to sub-prime consumers or purchased in bulk receivables portfolios. After a finance contract is evaluated and accepted by the Company, the purchase contract or lease is executed by the dealer and the customer. The vehicle is then delivered to the customer and the title to the vehicle is transferred into the name of the customer and held by the Company with a lien in its favor (in the case of a purchased vehicle), or to the Company (in the case of a lease). Under the standard master dealer agreement utilized by the Company, upon delivery of the title to the Company, the Company receives an assignment of the contract and pays the dealer a "dealer advance" which is calculated on the basis of a pre-determined formula and typically does not exceed a percentage of the wholesale value for a used vehicle or manufacturer's invoice for a new vehicle.

         The Company also occasionally enters into customized dealer agreements, which differ from the standard master dealer agreement utilized by the Company. Under these agreements, the Company purchases finance contracts from dealers from time to time at a stated percentage of the financed amount. Typically a portion of the purchase discount is placed in a reserve account which is used to offset any credit losses experienced by the Company. Periodically, the amounts in the reserve account in excess of an agreed upon minimum are paid over to the dealer. Pursuant to these agreements, the dealer typically retains many of the collection and servicing functions, including monthly billing, repossession and/or disposal of the vehicle. These agreements are typically with recourse to the dealer. At September 30, 1995, the Company as a percentage of principal had in place approximately 15% of these types of agreements.


         The Company's shifting focus to the auto finance segment can most readily be reflected by analysis of the increases in its dealer base and origination of finance contracts from such dealers since September 1994.

----------------------------------------------------------------------------------------------------------------------------
                                   9/94            10/94           11/94           12/94           1/95       2/95
----------------------------------------------------------------------------------------------------------------------------
No. of
Participating
Dealers                             83              177             192             196            268        284
----------------------------------------------------------------------------------------------------------------------------
No. of
Contracts
Originated                         114              333             463             694            642      1,089
(By Month)
----------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
                                    3/95             4/95            5/95             6/95          7/95           8/95        9/95
                                    ----             ----            ----             ----          ----           ----        ----
-----------------------------------------------------------------------------------------------------------------------------------
No. of
Participating
Dealers                             296              351             363              406           423           749           787
-----------------------------------------------------------------------------------------------------------------------------------
No. of
Contracts
Originated                          926              949           1,049              891           644         1,358         1,522
(By Month)
-----------------------------------------------------------------------------------------------------------------------------------

Contract Origination

         Dealers

         The Company's auto finance segment involves the purchase of auto loan and lease finance contracts in connection with the purchase or lease of new and used vehicles. Dealer relationships generally begin with the Company's dealer development representative contacting a dealer to explain the Company's financing program. The Company's representative presents the dealer with a sales package, including promotional material containing current rates being offered by the Company to dealerships, copies of the Company's master dealer agreement, examples of monthly reports and samples of the Company's documentation requirements. A dealer desiring to utilize the Company's financing program must enter into a non-exclusive master dealer agreement with the Company. As a condition to entering into such an agreement, a dealer must provide satisfactory financial and other information. A dealer must also make representations and warranties to the Company with respect to the contracts to be assigned. Upon completion of this master agreement, the Company's representative provides the dealership with necessary documentation for origination of contracts and trains dealership personnel in the use of such documentation.

         The master dealer agreement may be terminated by the Company or the dealer (so long as there is no event of default) upon 10 days prior written notice. Events of default include, (i) the dealer's failure to perform or observe covenants in the master dealer agreement; (ii) the dealer's breach of representations or warranties in the master dealer agreement; (iii) a misrepresentation by the dealer relating to an installment contract submitted to the Company or the related vehicle or purchaser; (iv) an assignment for the benefit of creditors or the appointment of a receiver for, or filing for, bankruptcy or insolvency of, the dealer; (v) liquidation or dissolution of a dealer; (vi) the death of a principal stockholder of a dealer; and (vii) a decrease in the shares of stock owned by the principal stockholder of a dealer.

Under the master dealer agreement, the dealer is also obligated to repurchase any contracts identified by the Company in the event that dealer representations and warranties prove to have been untrue at the time the Company purchased the contract, or in the event that the purchase of the contract by the Company from the dealer was on a recourse basis and a lessee or borrower defaults under the contract. Examples of defaults which require a dealer to repurchase a finance contract include, (i) dealer promises to install optional equipment (represents that the price is included in the lease) at a later date, then reneges; (ii) dealer does not witness proper identification of a customer, which results in a husband signing his wife's name; and (iii) dealer misrepresents that adequate insurance is in force at the time of delivery of the vehicle. The majority of these occurrences are prevented when the contract is sent to the Company for funding by virtue of the Company's credit procedures which typically include telephoning each customer to confirm contract terms at the time of funding. Occasionally, however, the dealer is required to repurchase the contract upon discovery of the default by the Company. The dealer also indemnifies the Company for any liabilities and costs (including attorney's fees) arising from any act or omission by the dealer required to be performed under the master dealer agreement or any contract.

         Retail car buyers are customarily directed to a dealership's finance and insurance department to finalize their purchase or lease agreement and to review potential financing sources and rates available from the dealer. If the customer elects to pursue financing at the dealership, an application is taken for submission to the dealer's financing sources. Typically, a dealership will submit the purchaser's application to more than one financing source for review. Once the responses are received by the dealership, the dealer will decide which source will finance the purchase or lease.

         When presented with an application, the Company strives to notify the dealer of its decision within 2-4 hours. The buyer's purchase generally is not completed until the Company approves the contract. If approved, the buyer enters into a contract with the dealer on a form prepared and provided to the dealer by the Company, which is then assigned to the Company.

         Dealer Program

         One of the critical elements for the growth of the Company's auto finance segment is to establish, maintain and expand its relationships with new and used automobile dealers. The Company has developed programs for dealers that are designed to meet the dealer's needs for customer financing. These programs offer four major advantages to the dealers:

                  Flexibility. Unlike most traditional lending institutions and captive finance companies, the Company employs multi-tiered credit underwriting criteria offering a financing source not generally available for sub-prime auto loans and leases elsewhere to dealerships' sub-prime borrowers. The Company believes this flexibility facilitates access to prime borrowers as well and solidifies the dealer relationship.

                  Responsiveness. The Company is responsive to the needs of auto dealers by providing rapid and complete service. When presented with an application, the Company attempts to notify the dealer within 2-4 hours whether it will approve the purchase of the contract from the dealer. Staff members are trained specialists in credit analysis, documentation, collection and administration.

                  Service Orientation. In addition to offering a reliable source of financing for qualified buyers, the Company identifies particular service needs of dealers. Dealer development representatives maintain frequent contact to determine whether needs are being met, and will recommend service enhancements when appropriate. Examples of such enhancements may include courier delivery of documents or loan processing on dealer premises during peak promotions.

                  Training. The Company provides training to dealers both at the dealership and on the Company's premises. This training covers, among other things, the Company's origination program, underwriting guidelines and the processing of loan and lease applications. The dealership receives a certificate evidencing completion of the training program.

         The Company's relationship with auto dealers has for the most part been established on a dealer-by-dealer basis as a result of the efforts of the Company's marketing personnel. One of the Company's sales and marketing goals is to develop and/or expand relationships with dealers and finance agencies that will provide the Company more efficient access to greater numbers of dealer networks. See "Marketing." Towards that end, during September 1994, the Company entered into a test marketing arrangement with General Electric Capital Auto Lease, Inc. ("GECAL"). During the test period, the Company evaluated applications which did not meet GECAL's prime underwriting criteria for 74 of GECAL's 400+ dealers located in Florida. The Company, using its own underwriting model, then approved or declined these submissions resulting in over $7,000,000 of lease volume during the test phase. The results of the program led to a permanent two year agreement automatically renewable for successive one-year periods thereafter, which was executed on July 1, 1995. The program has been rolled-out to the balance of the GECAL's Florida dealers during a recent campaign completed on September 21, 1995. Early results indicate the volume of applications has significantly increased since the program has been made available to all Florida dealers.

         The Company and GECAL have also agreed to target North & South Carolina and Tennessee for the next roll-out phase. Planning is scheduled to begin in October 1995, with the campaign to be completed by the second quarter of 1996. The long term plan is to roll-out the program in the entire southeast by December 1996.

         While not an exclusive arrangement, the Company believes it continues to be the only sub-prime company operating this program with GECAL in the southeast. There is no contractual agreement to this effect, however, and no assurance may be made that the Company would continue to be the only such arrangement with GECAL.

         Historically, GECC has not been active in the sub-prime market. The Company's arrangements with GECAL and GECC give GECAL the ability to offer customers of its dealerships a financing source through the Company which GECC does not generally offer directly to sub-prime borrowers. In addition, the arrangements give GECC access to the sub-prime market without GECC incurring the evaluation, credit and servicing risks generally associated with financing to sub-prime borrowers. This relationship with GECAL gives the Company access to GECAL's network of 1,500 dealerships in 11 southeastern states.


         As of September 30, 1995, the GECAL dealers with whom the Company has financed automotive loans and leases constituted approximately 8% of the Company's overall volume of loan and lease receivables. With the exception of one dealer and an auto finance broker that account for approximately 5% and 35%, respectively, of the Company's loan and lease receivables, no single dealer or brokerage source accounts for more than 3% of the Company's loan and lease receivables.


         SFI, a Florida-based auto finance broker, utilizes the Company to finance automotive loans secured through its relationship with dealers. At August 31, 1995, the SFI referred dealers had provided the Company with approximately 35% of its loan and lease receivables.

         On August 1, 1995, the Company entered into a five (5) year option to purchase the business of SFI (the "SFI Purchase Option"), during which term the Company has secured a right of first refusal to purchase all of the finance contracts acquired or originated by SFI. The option to purchase remains subject to management's evaluation of the transaction. Management is currently evaluating the economic benefits of exercising the SFI Purchase Option and to date, has made no determination on the likelihood of whether or when such a purchase may occur, if at all. An election by the Company to purchase the business of SFI would require the Company to complete payment of the purchase price provided for in the SFI

Purchase Option.  See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS."


         The Company also intends to pursue arrangements with other organizations such as dealership networks and credit unions as a means of expanding its dealer and consumer bases. The marketing company has relationships with several Florida credit unions whereby they provide an automobile buying service. Through this agreement, the Company will be introduced to the credit unions for the purpose of providing sub-prime financing and servicing of prime contracts. The Company will earn interest and fee income as well as servicing fees.

Bulk Purchase Portfolios


         From inception through June 1994, the Company's business focused on the purchase of seasoned portfolios of mortgage loans and consumer loans and leases, including auto loans and leases. From June 1991 through June 1994, the Company acquired for an aggregate price of $108.4 million, a series of 27 portfolios representing consumer loans and receivables bearing an aggregate principal amount of $145.2 million. From July 1994 through September 1995, the Company acquired for an aggregate price of $6.9 million 6 portfolios bearing an aggregate principal amount of $7.9 million.


         While its focus since July 1994 has been the origination of auto loan and lease receivables, the Company may continue to make opportunistic purchases of seasoned auto-related portfolios.


         The following tables set forth the portfolio acquisitions of the Company from inception through September 1995, and the loan and lease receivables attributable to each type of portfolio.

                             PORTFOLIO ACQUISITIONS
                        JUNE 1991 THROUGH SEPTEMBER 1995



                                                                    Principal
                                                                      Amount
Date                       Portfolio Type                         (in Millions)
JUNE 1991                  AUTO LEASES                             $48.1
JULY 1991                  AUTO LEASES                              10.5
NOVEMBER 1991              MORTGAGES                                 4.9
JANUARY 1992               AUTO LEASES                               2.1
FEBRUARY 1992              CONSUMER LOANS                            4.4
FEBRUARY 1992              CONSUMER LOANS                            9.5
FEBRUARY 1992              MORTGAGE LOANS                            1.9




FEBRUARY 1992                     CONSUMER LOANS                  8.2
JULY 1992                         CONSUMER LOANS                  7.4
OCTOBER 1992                      CONSUMER/MORTGAGE LOANS         6.1
DECEMBER 1992                     MORTGAGE LOANS                  8.2
JANUARY 1993                      CONSUMER LOANS                  2.6
FEBRUARY 1993                     CONSUMER LOANS                  5.5
MARCH 1993                        CONSUMER LOANS                  0.2
APRIL 1993                        CONSUMER/MORTGAGE LOANS         0.4
APRIL 1993                        CONSUMER LOANS                  2.1
MAY 1993                          MORTGAGE LOANS                  2.1
JULY 1993                         MORTGAGE LOANS                  8.3
SEPTEMBER 1993                    CONSUMER LOANS                  0.4
SEPTEMBER 1993                    MORTGAGE LOANS                  1.3
NOVEMBER 1993                     MORTGAGE LOANS                  1.0
DECEMBER 1993                     MORTGAGE LOANS                  5.1
DECEMBER 1993                     MORTGAGE LOANS                  0.8
MARCH 1994(1)                     CONSUMER LOANS                  0.2
JUNE 1994                         CONSUMER LOANS                  0.5
JUNE 1994                         CONSUMER LOANS                  2.4
JUNE 1994                         CONSUMER LOANS                  1.0
JULY 1994                         CONSUMER LOANS                   .5
OCTOBER 1994                      AUTO LEASES                     1.6
NOVEMBER 1994                     AUTO LEASES                     2.0
NOVEMBER 1994                     CONSUMER LOANS                   .5
JANUARY 1995                      AUTO LOANS                      1.8
MARCH 1995                        CONSUMER LEASES                 1.5
                                                                 ------
                                                                 $153.1
                                                                 ======


--------------------
(1) In March and May 1994, the Company purchased for $3.4 million two portfolios of underperforming and matured auto, real estate and equipment loans. The principal balance of the two portfolios was $10.2 million in the aggregate.

         Bulk purchase portfolios are subject to the same type of detailed evaluation process as finance contracts originated by dealers. During the evaluation of bulk purchase portfolios, the Company develops loss estimates which are based, in part, on the value of the underlying collateral and a review of the contract files. The Company's purchase price for the bulk purchase portfolios includes, among other valuation adjustments for credit and other risks, an initial loss allowance for the contracts. The bulk purchase receivables are generally subject to the same asset servicing and collection activities, policies and procedures as dealer originated finance contract receivables. See "Asset Servicing and Collections."

         The following table sets forth information regarding the Company's loan and lease receivables segmented by type of contract financed.

                      LOAN, LEASE RECEIVABLES AND VEHICLES
                          HELD UNDER OPERATING LEASES


                                                9/30/95          12/31/94
                                            --------------   --------------
Automotive finance contracts
Gross contracts receivable                  $ 104,556,879    $  26,795,132

Less: Unearned interest                        (6,277,920)      (2,004,435)

         Deferred acquisition fees               (105,485)            --

         Unamortized acquisition discount            --           (815,768)
                                            -------------    -------------
                                               98,173,474       23,974,929


Net investment in automotive operating          3,318,035        1,230,647

Consumer contracts receivable

Gross contracts receivable                      3,087,354        2,333,016

Less: Unearned interest                          (435,030)            --

Unearned acquisition discount                    (351,349)        (841,322)
                                            -------------    -------------
                                                2,300,975        1,491,694

Mortgage loans receivable
Gross loans receivable                          2,545,423        6,041,464
Less: Unamortized acquisition discount           (684,281)      (1,218,797)
                                            -------------    -------------
                                                1,861,142        4,822,667
                                            -------------    -------------
Net loan and lease receivables              $ 105,653,626    $  31,519,937
                                            =============    =============



         Lease contracts receivable set forth above represents the total amount of minimum scheduled payments to be received under the contracts. Included in the payments receivable balance is the income portion of the payments, which is recognized into earnings over the life of the contracts using the level yield method. The Company's net carrying value of its lease portfolio consists of the balance of lease contracts receivable less unearned income.

         Advances to dealers represent amounts funded by the Company to auto dealerships which are collateralized by loan and lease receivables of the dealer serviced for a fee by the Company. The Company advances to the dealer approximately 60% of the outstanding principal balance of the collateralized receivables.


         Several of the Company's loan and lease portfolios were purchased at prices which represented a discount from the contracts' par principal balance. The excess of the contracts' principal balance, in the case of loan contracts, or net investment balance, in the case of lease contracts, over the purchase price represents additional earnings to the Company. Prior to September 30, 1995, this discount was amortized to earnings using the level yield method over the estimated life of the contracts. However, beginning with the fourth quarter 1995, management has decided to cease the amortization to earnings of the discount on purchased automotive finance contracts and allocate this discount to the reserve available for credit losses. Management believes that this decision, although not totally eliminating the need for future provisions, will ultimately result in lower provisions for credit losses on purchased contracts.


         For a discussion of the Company's delinquency experience and credit loss experience for the bulk purchase portfolios, See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS."

Underwriting

         The Company purchases each contract in accordance with its underwriting standards and procedures. These underwriting procedures are intended to assess the applicant's ability to repay the amounts due and the adequacy of the vehicle as collateral. Each candidate for credit is required to complete and sign an application which lists assets, liabilities, income, credit and employment history, and other pertinent information. The Company has a staff of 12 persons who provide underwriting services and conduct credit evaluations. Upon receipt of the credit application, the Company orders a credit bureau report on the applicant to document his or her credit history. The credit report presents a history of the applicant's credit performance and, if applicable, contains information on such matters as past-due credit, previous repossessions, prior loans charged off by other lenders, real estate liens or wage attachments, and bankruptcy. The application and credit report are given to one of the Company's underwriters for evaluation and tier placement.

         Conventional credit ratings divide credit risk into four tiers: "A", "B", "C" and "D". "A" credit represents the highest quality risk and "D", the lowest. "A" credit risk is associated with certain essential elements: excellent job and residence stability; an unblemished credit record with equivalent, seasoned high credit experience; very low debt-to-income ratio (under 30%). "B" credit risk lacks one or more of these essentials, but still reflects a good credit history and a debt-to-income ratio under 40%. "C" credit lacks two or more essentials, however, current credit may indicate non-serious past due payments and a debt-to-income ratio under 50%. "D" credit lacks two or more essentials, includes recent slow payments, may contain judgments, collection agency activity, discharged bankruptcy or previous repossession, and debt-to-income ratio at or above 50%.

         While traditional auto financing sources limit their risk to "A" borrowers, the Company believes that extending sub-prime credit based upon strict underwriting standards is prudent, with proper precautions and careful management. To mitigate risk, the Company:

         o        prices each category progressively higher.

         o        requires progressively larger down-payments.

         o requires considerably more client information for lower grades, for purposes of skip-tracing, etc.

         o initiates collection and repossession activity more quickly for lower grades.

         Upon completion of the credit analysis, the Company will decide whether to approve the applicant as stated and at which tier, decline the applicant, or condition approval of the loan. A decision to decline an applicant may be based upon one or more of the following: failure to meet the Company's underwriting standards, debt-to-income ratios, payment-to-income ratios, loan-to-value ratios or the financing specialist's subjective judgment. Conditioning approval of the applicant involves amending the proposed terms of the contract in order to qualify the applicant according to the Company's guidelines. Typical areas that the Company might require to be amended include, but are not limited to, proving additional income, requiring a co-applicant, amending the length of the proposed term, requiring additional down-payment, substantiation of credit information and requiring proof of resolution of certain credit deficiencies as noted on the customer's credit history. Approved, declined or conditioned applicant decisions are promptly communicated to the dealership by phone and facsimile. Additionally, the applicant is informed of any credit denial or other adverse action by mail, in compliance with statutory requirements.

         The Company regularly reviews the quality of loans which it purchases and conducts internal reviews on a monthly basis in an effort to ensure compliance with its established policies and procedures. See "Asset Servicing and Collections."

Asset Servicing and Collections

         The Company has a staff of persons engaged in contract servicing and performing collection services. The Company has expanded its collection and servicing staff to a level which provides for approximately 1 collector for every 450 contracts serviced. Management believes that the ratio of its collectors to contracts serviced compares favorably to industry averages.

         The Company's management team has extensive experience in consumer financing services and utilizes a state-of-the-art PC network-based computer system. Whether part of the origination process or routine monthly servicing, data is immediately available for evaluation and processing, providing speedy turnaround as a valuable tool for marketing to the Company's dealership network and maximizing the Company's cash flow from collections.

         The Company's servicing and collection activities include, (i) conducting an initial telephone interview with customers; (ii) collection of payments; (iii) accounting for payments received; (iv) customer relations and inquiries; (v) perfection and maintenance of security interest in vehicles and other collateral; (vi) monitoring and investigation of delinquencies; (vii) tax reporting on accounts serviced; (viii) initiation and monitoring of repossession of vehicle; and (ix) disposition of vehicles upon lease termination.

         The Company's collections staff monitors all contracts and typically takes action within 24 hours of delinquency if the first payment is missed and within 48 hours if the payment missed is the second payment or thereafter, significantly earlier than is customary in the industry. The Company's policy permits contracts to be extended or revised payment schedules to be made on a case by case basis as determined by its experienced collections staff. Accounts that have not complied with the initial or revised collection program are turned over to outside agencies for repossession, generally after five-ten days of non-compliance with the revised agreement. Repossessed vehicles may be re-marketed through the participating dealer who originated the contract, or sold by the Company through wholesale auctions or re-marketed through the Company's used vehicle facility. See "Used Vehicle Operation." The Company's experience indicates that historically many repossessions are redeemed and the majority of these customers do not become delinquent again.

         The Company charges off delinquent accounts between 30 and 90 days of delinquency, depending on the individual circumstances. Recovery of charge off balances begins with the Company's collection specialists. If results are not obtained within a reasonable time frame, the account is either turned over to a collection agency or an attorney for action, including wage garnishment, judgement and asset search.

         When a vehicle is repossessed and not redeemed by the customer in the prescribed time, the Company re-markets the vehicle and recognizes the loss, if any, at that time. Vehicles in inventory are reviewed by management and periodically written down to their actual value, if necessary. The Company applies for insurance and extended warranty rebates, which are applied to the customer balance. A net loss is the difference between the net customer balance, adjusted for rebates, etc., and the net proceeds of the sale or re-lease of the vehicle. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Net Credit Loss Experience."

         Contracts acquired as a result of a bulk purchase are subject to the same asset servicing and collection activities, policies and procedures. The Company's initial tolerance for delinquencies in excess of 60 days is based upon the condition of the portfolio at the time of purchase and the effectiveness of the seller's servicing activity. This tolerance level is reduced typically over a period of between three to twelve months as customers adjust to the Company's collection policies and procedures. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Delinquency Experience." As bulk purchased receivables are charged-off, the losses are charged to the related valuation loss reserve until such reserve is fully depleted. See "Bulk Purchase Portfolios." These valuation loss reserves have been sufficient to date to cover all losses incurred on bulk purchase portfolios. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Provision for Possible Credit Losses."

Used Vehicle Operation

         The Company incorporated a wholly-owned subsidiary, PCSF, in January 1995 for the purpose of conducting its used vehicle operation. The Company signed a lease for a used car lot located in Palm Beach County, Florida with a capacity for storing approximately 100 vehicles. Effective January 15, 1995, the Company entered into an agreement with J.D. Byrider Systems, Inc. to license the J.D. Byrider name, trademarks and business system. The Company intends to operate the car lot as a franchise of J.D. Byrider. The Company began retail sale of used cars in August 1995. It is expected that a majority of the Company's repossessed and returned vehicles will be sold at retail from this location. Vehicles which are not in retail condition will be sold at auction to the highest bidder. The Company has been registered with, and has routinely sold cars through, the major national auction companies since its inception.

         Management believes that the used car market is an expanding market and offers the Company an opportunity to enhance its vehicle financing opportunities, and to increase its recovery on vehicles.

Insurance Services

         The Company's wholly-owned subsidiary, NIS, is a full service insurance agency selling its products to the public as well as to the Company's customers. The staff of NIS verifies insurance at the time leases and loans are funded, assures that the customer maintains adequate insurance during the term of the contract, solicits the sale of other insurance products, and sells a package of insurance services to the Company's dealers. The Company has the ability to add insurance and bill its customer at any time during the contract. Insurance policies are issued through unaffiliated, major insurers with whom the Company has established brokerage agreements, with the exception of GAP Protection. See "GAP Protection Plan." Insurance commissions are earned as received from the insurer.

GAP Protection Plan

         The Company offers the debtor of a finance contract an opportunity to participate in the Company's guaranteed auto protection ("GAP") plan. In the event of an insurance loss, GAP Protection pays the Company the difference between the actual cash value protection afforded by the insurer and the customer balance due the Company, if any. The Company's risk in these situations is eliminated through reinsurance. The Company pays a flat premium per contract to unaffiliated major insurers to reinsure this risk.

Industry Overview - The Sub-Prime Credit Market

         The sub-prime credit market, upon which the Company's business currently focuses, is comprised primarily of individuals who are deemed by certain industry participants to be relatively high credit risks due to various factors, including, among other things, the manner in which they have handled previous credit, the absence or limited extent of their prior credit history, or their limited financial resources.

         The sub-prime credit market is highly fragmented and historically has been serviced by a variety of financial entities, including captive finance arms of major automotive manufacturers, banks, savings and loans, independent finance companies, small loan companies, industrial thrifts and leasing companies. Many of these financial organizations do not consistently solicit business in, or have withdrawn from, this credit market. The Company believes that increased regulatory oversight and capital requirements imposed by market conditions and governmental agencies have limited the activities of many banks and savings and loans in this credit market. In many cases those organizations electing to remain in the auto finance business have migrated toward higher credit quality customers to allow reductions in their overhead cost structures. The Company believes that as a result, the sub-prime credit market is primarily serviced by smaller finance organizations that solicit business when and as their capital resources permit.

         The Company's strategy is designed to capitalize on the market's lack of a major, consistent financing source. See "Business Strategy." The Company's business strategy capitalizes upon the overly-broad classification of a great number of individuals as "sub-prime" borrowers. Many of these individuals, in the view of management, actually may be "prime" borrowers who by clerical categorization have been given "sub-prime" designations. The Company's management has substantial experience in the consumer finance field and by virtue of that experience, has been successful in selecting and assessing the true credit categories of potential borrowers.

Business Strategy

         The Company's growth relies on the following strategies:

                  o Product Flexibility. The Company believes that its ability to offer sub-prime leases as well as sub-prime loans differentiates it from the competition.

                  o Multi-tiered Credit. The Company believes its policy of extending credit to sub-prime borrowers utilizing strict underwriting guidelines for protection differentiates the Company from other competitors in the industry and provides a significant impetus for growth. It is this philosophy which resulted in the Company's arrangements with GECAL and GECC. See "Contract Origination - Dealer Program" and "Marketing."

                  o Expansion of Dealership Base in Existing Markets. The Company is aggressively pursuing additional dealer relationships within existing markets with dealers that meet the Company's criteria. Management believes existing markets can contribute to growth objectives without compromising credit underwriting standards.

                  o Geographic Expansion. The Company intends to increase volume by hiring additional sales representatives in markets which meet its economic and demographic criteria, primarily in the southeastern United States, in the near term, with a view towards a national market in the long term.
                           See "Marketing."

                  o Affinity Marketing. The Company plans to expand its financing activities through development of special programs aimed at credit unions, trade associations and affinity groups, such as gasoline credit card companies and special interest organizations.

                  o Emphasis on Dealer Service. The Company is committed to service as the cornerstone of its growth strategy. Responsiveness to dealer needs is paramount.

                  o Operating Efficiency. The Company will continue to enhance its systems and operations to further improve operating efficiencies in contract processing, servicing and dealer communications.

                  o Continued Acquisition of Seasoned Portfolios. The Company has experienced success in purchasing receivable portfolios. While the Company's focus is presently on the development and expansion of its auto finance contract segments, the Company will continue to make opportunistic purchases.

Marketing

         Dealers

         The Company's marketing efforts focus principally on dealer-related programs, dealership network arrangements and affinity marketing programs. These programs are directed at existing dealership networks, independent dealerships, credit unions and trade associations, among others. See "Contract Origination -Dealer Program" and "Business Strategy."

         The Company's marketing efforts are undertaken by a staff which includes sales representatives, a sales manager and a sales coordinator. The sales representatives operate in particular geographic areas within Florida, Tennessee, North Carolina and South Carolina for a combination of salary and commission. In addition, the Company augments its in-house staff through exclusive agreements with companies operating in Louisiana, Georgia and Texas which provide the Company with additional sales representatives on an independent contractor basis. These representatives market the Company's services primarily through personal contacts, and participating dealer referrals, which are augmented by the distribution of marketing materials and advertising in trade journals and industry-related publications. Pursuant to the Company's dealer arrangements, participating dealers engage in training sessions designed to increase the dealer's familiarity with the Company's evaluation and servicing procedures. See "Contract Origination - Dealer Program." The Company continues to increase its marketing efforts in conjunction with its focus on the indirect auto loan and lease market through the hiring of additional sales representatives. As part of its expanded marketing program, the Company has also entered into an arrangement with a company which originates and brokers finance contracts with markets in Georgia, whereby the Company has agreed to purchase loan receivables as originated by such company which meet Company credit and origination guidelines. Through such arrangements the Company is able to increase its access to such markets without significantly increasing its staff.

         The Company's marketing program with GECAL offers yet another, indirect, avenue for purchase of auto leases. Sub-prime contracts presented to GECAL from its 1,500 southeastern dealers may be offered to the Company for purchase and, if accepted by the Company's underwriting standards, will be funded by GECC. This arrangement effectively allows GECAL to maintain its relationship with its dealership network while giving the Company access to dealers outside the Company's established territory. The Company intends to seek similar relationships with other dealer networks and affinity groups such as credit unions as a method of increasing its dealer and consumer bases.

         Geographic Expansion of Auto Finance Segment


         As of September 30, 1995, the Company had relationships with 787 dealers which have yielded finance contracts in the southeastern United States. Florida represents the Company's largest market for lease and loan receivables originated by participating dealers. Management estimates that there are approximately 1,100 dealers in Florida and approximately 5,600 dealers within the southeastern United States, which represents the Company's target market in the near term.


Competition

         Competition in the retail automobile financing industry is intense. Competitors include well-established financial institutions, such as banks, savings and loans institutions, small loan companies and credit unions, industrial thrifts, leasing companies as well as the major automobile manufacturers' captive finance companies such as Ford Motor Credit Corporation, Chrysler Credit Corporation and General Motors Acceptance Corporation. Many of these competitors have greater financial, technical and marketing resources than the Company. Furthermore, many of these competitors offer other forms of financing to dealers, including, but not limited to, vehicle floor plan financing and leasing. All of these competitors offer some degree of service to dealerships.

         Many of the larger banks, financial institutions and captive finance arms of automotive manufactures have not consistently sought to do business in the sub-prime market. These organizations have traditionally elected to limit their activities to the higher credit quality customers. As a result, the sub-prime credit market tends to be primarily serviced by smaller and independent finance organizations.

         The Company's business strategy is designed to capitalize on the absence of consistent institutional sources of financing in the sub-prime market. The competition in the sub-prime market would be significantly increased should the large finance organizations seek to compete consistently in the sub-prime market.

         Based on experience and expertise, the Company's competitive strategy is six-fold:

         o offer product variety in the form of sub-prime leases and loans;

         o offer a multi-tiered underwriting program that recognizes credit of varying qualified levels;

         o        provide rapid response to credit application submissions;

         o        follow through with timely funding;

         o establish and maintain strong dealer relationships through on-site training programs and continued sales assistance and support;

         o offer a total insurance package, including life, accident and health, GAP, auto, boat, homeowners, etc.

Employees


         The Company employs personnel experienced in all areas of loan origination, documentation, collection and administration. As of November 30, 1995, the Company had approximately 183 full-time employees.


Facilities

         As of the date of this Prospectus, the Company's executive offices and operations occupy approximately 24,061 square feet of leased office space in The Uptown Office Park at 500 Cypress Creek

Road West, Suite 590, Fort Lauderdale, Florida 33309 for which the Company pays an aggregate base rent of $29,800 per month pursuant to three leases, with annual increases of 2% beginning on January 1 of each year. The leases expire in 2002.

         The Company subleases approximately 1,500 square feet of its space to FTM, a former principal stockholder, for rent of $4,500 per month. See "CERTAIN TRANSACTIONS."

         The Company's lease agreement offers rights of first refusal on available space adjacent to the original offices, which the Company has used to accommodate the staff required for continued growth. There can be no assurance that any additional space will be available on terms favorable to the Company. Management believes that the Company's facilities are appropriate for its needs.

         The Company through PCSF leases a used car lot in Palm Beach County at a base rent of $11,500 per month. The term of the lease is five years. See "Used Vehicle Operation."

Legal Proceedings

         NAL Acceptance Corporation v. Thousand Adventures, Inc., et al., Case No. 94-7858 (4), in the Circuit Court in and for Broward County, Florida. NAC has sued Thousand Adventures, Inc. ("TAI") for the payment of a $500,000 release fee due NAL under an agreement wherein NAL had obtained an exclusive option to purchase certain receivables from TAI. These receivables could be sold by TAI to third parties during this exclusivity period as long as TAI paid the Company this release fee. TAI sold the receivables, but did not pay the fee. NAL is also suing TAI for interference with its contractual rights to purchase certain receivables from TAI. NAL is seeking in excess of $1,000,000 in damages. TAI counterclaimed against the Company for fraud, negligent misrepresentation and fraud in the inducement in connection with the agreement referenced above on September 21, 1994.

         The Company is the plaintiff in numerous collection matters, all of which are considered to be in the ordinary course of business.

Government Regulation

         The Company's operations are subject to federal and state laws and regulations, including the Federal Consumer Credit Protection Act, Fair Debt Collection Practices Act, Fair Credit Reporting Act, FTC Preservation of Consumer Claims and Defenses Rule, Truth in Lending Act, Truth in Leasing Act, Equal Credit Opportunity Act,

FTC Credit Practices Rule, state insurance laws and state vehicle disposal laws. Consumer lending laws generally require licensing of the lender and adequate disclosure of loan terms and impose limitations on the terms of consumer loans and on collection policies and creditor remedies. Federal consumer credit statutes primarily require disclosures of credit terms in consumer finance transactions. In general, the Company's business is conducted under licenses issued by individual states, and the Company is subject to periodic examination by the individual states. State licenses are generally revocable for cause. The Company believes that it is in compliance with all applicable laws and regulations, and maintains an internal compliance staff to stay abreast of changes in applicable law and to act as liaison between the Company and the various attorneys it has retained in each of the states in which it conducts its business. See "RISK FACTORS."


                                   MANAGEMENT

Directors and Executive Officers

         The present members of the Board of Directors and executive officers, their respective ages and positions with the Company are set forth below:



                                                                        Positions with
Name                                        Age                         the Company
----                                       -----                      ------------------------
Robert R. Bartolini                         51                         Chairman of the Board,
                                                                       President and Chief
                                                                       Executive Officer of NAL;
                                                                       Chairman and Chief
                                                                       Executive Officer of NAC

John T. Schaeffer                           48                         Director of NAL;
                                                                       Director, President and
                                                                       Chief Operating Officer of NAC

Robert J. Carlson                           39                         Vice President-Finance
                                                                       and Principal Accounting
                                                                       Officer of NAL and NAC

Dennis LaVigne                              51                         Vice President and
                                                                       Treasurer of NAL

Andrew P. Panzo                             31                         Director

Abraham Bernstein                           63                         Director


         The following is a summary of the business experience of the Company's directors and executive officers during the past five years and their directorships, if any, with companies with a class of securities registered with the Securities and Exchange Commission:

Robert R. Bartolini

         Mr. Bartolini has been Chairman and Chief Executive Officer of NAL since its inception in 1991 and has maintained those positions, with the addition of the office of the President, following the Merger with COFVI on November 30, 1994. Prior to founding NAL Financial Group Inc., he was President and Chief Operating Officer of Financial Federal Savings & Loan Association ("FinFed" - Miami, Florida), a $1.8 billion mutual savings and loan. From 1984 to 1987, Mr. Bartolini was Executive Vice President at CenTrust Savings Bank, an $11 billion institution based in Miami, Florida, with 60 branches. Prior to that, Mr. Bartolini was with First Pennsylvania Bank, NA (assets of $6 billion; 75 branches), where he served as Senior Vice President.

John T. Schaeffer

         Mr. Schaeffer has been President and Chief Operating Officer of NAC since its inception and has maintained those positions, with the addition of the office of director of NAL following the Merger with COFVI. Prior to joining NAL, Mr. Schaeffer was President and Chief Operating Officer of FinancialFed Services, Inc. ("FFS"), the automobile lease origination and servicing unit of FinFed. From 1986 through 1989, Mr. Schaeffer was Executive Vice President and Chief Operating Officer of CenTrust Leasing Corporation, the leasing unit of CenTrust Savings Bank, where he was responsible for the overall activities of the leasing subsidiary.

Robert J. Carlson

         Mr. Carlson has been Vice President-Finance and Principal Accounting Officer of NAL since April 1992. Prior to joining the Company in 1992, Mr. Carlson served 4 years as Senior Vice President-Controller of FinFed. Prior to that, he served as Senior Vice President and Chief Financial Officer at Miami Savings Bank, a $175 million asset savings institution in Miami, Florida. Mr. Carlson also served 3 years at CenTrust, where he held the position of Vice President-Accounting Operations and Reporting.

Dennis LaVigne

         Mr. LaVigne has been Vice President and Treasurer of NAL since
August 1995. Mr. LaVigne has substantial experience in the automotive finance industry, having served as Senior Vice-President of Union Acceptance Corporation (an automotive finance company) from December 1993 to September 1994; remaining an independent consultant to the industry from October 1994 to August 1995; and having previously served as Senior Vice-President Asset/Liability Manager of Union Federal Savings Bank of Indianapolis from 1989 to December 1993. Prior to joining Union Federal, Mr. LaVigne held positions with Columbia Savings, a federal savings and loan association, from 1981 to 1989, including Senior Vice President, Chief Investment Officer, Treasurer and Asset/Liability Committee Chairman. Mr. LaVigne holds a Ph.D. in Economics from the University of Illinois.

Andrew P. Panzo


         Mr. Panzo served as President and Chairman of the Board of COFVI since December 1993 and resigned from such positions in conjunction with the Merger in November 1994. He was subsequently reappointed as a director of the Company in August 1995. Mr. Panzo is the managing director of American Maple Leaf Financial Corporation ("AMLF") in Bala Cynwyd, Pennsylvania, an investment banking advisor to the Company which specializes in emerging growth companies. He is also a director of two public companies: Sector Associates, Ltd. and The Eastwind Group, Inc. Mr. Panzo was a director of Florida West Airlines, Inc. from July through December 1993. Mr. Panzo was formerly Executive Vice President of HMA Investments, Inc., an investment banking firm at which he managed certain diversified securities investments. He is formerly an associate with Venture Partners, Ltd. of Middletown, Connecticut, a venture capital firm. Mr. Panzo is a graduate of the University of Connecticut and has a masters degree in international business and finance from Temple University.


Abraham Bernstein

         Mr. Bernstein has been a director of the Company since August 1995. He has been Managing Director of The Rittenhouse Group, Inc.
a privately held consulting firm since January 1994.  Mr.
Bernstein, prior to forming The Rittenhouse Group, Inc., was Vice Chairman and CEO of Tokai Financial Services, Inc., an asset-based lender and equipment lessor from 1988 to 1993, and President and Director of Masterlease Corporation, an equipment lessor from 1982-1988.

Executive Compensation

                                            SUMMARY COMPENSATION TABLE

====================================================================================================================================
                                                                                                                    Long Term
                                                                             Annual Compensation(1)                Compensation
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    Securities
                                                                                Salary              Bonus           Underlying
                   Name and Position                        Year                  ($)                ($)          Options/SARs (#)
------------------------------------------------------------------------------------------------------------------------------------
Robert R. Bartolini                                         1994                $281,916           $298,985         75,000(3)
Chairman of the Board, President and Chief                  1993                $250,000         $1,248,100             0
Executive Officer of NAL;                                   1992                $250,000           $129,615             0
Chairman and Chief Executive Officer of NAC
------------------------------------------------------------------------------------------------------------------------------------
Andrew Panzo(2)                                             1994                      $0                 $0             0
Director of NAL;                                            1993                     N/A                N/A            N/A
Former President and Chairman of the Board of               1992                     N/A                N/A            N/A
COFVI
------------------------------------------------------------------------------------------------------------------------------------
John T. Schaeffer                                           1994                $160,000                 $0         40,000(3)
Director of NAL;                                            1993                $160,000           $161,302             0
President and Chief Operating Officer of NAC                1992                $160,000           $221,468             0


------------------------------------------------------------------------------------------------------------------------------------
Robert J. Carlson                                           1994                 $74,231            $86,015         15,000(3)
Vice President-Finance and Principal Accounting             1993                 $72,500            $18,124             0
Officer of NAL                                              1992                 $53,939                 $0             0

====================================================================================================================================

------------------------------

(1) Based upon the fiscal years ended December 31, 1994, 1993 and 1992.
(2) Mr. Panzo resigned as President and Chairman of the Board effective November 30, 1994 in connection with the consummation of the Merger with COFVI. Mr. Panzo was reappointed to the Board of Directors in August 1995.
(3) Stock Options granted December 15, 1994 pursuant to the Company's Stock Option Plan. Additional Options were granted during September 1995. See "Executive Compensation."

====================================================================================================================================
                                                OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
------------------------------------------------------------------------------------------------------------------------------------
                                                            INDIVIDUAL GRANTS
------------------------------------------------------------------------------------------------------------------------------------
                                                     NUMBER OF           % OF TOTAL
                                                     SECURITIES         OPTIONS/SARs              EXERCISE          EXPIRATION
                                                     UNDERLYING         GRANTED TO                   OR                DATE
                                                     OPTION/SAR         EMPLOYEES IN             BASE PRICE
                      NAME                           GRANTED(#)         FISCAL YEAR(2)            ($/Share)
------------------------------------------------------------------------------------------------------------------------------------
Robert R. Bartolini                               66,666(3)(4)(6)           23.8%                  $6.60         December 15, 1999
Chairman of the Board, President and Chief         8,334(3)(5)(6)           2.98%                  $6.00         December 15, 2004
Executive Officer of NAL;
Chairman and Chief Executive Officer of NAC
------------------------------------------------------------------------------------------------------------------------------------
Andrew Panzo(1)                                         0                     0                      0                  ---
Director of NAL;
Former President and Chairman of the Board
of COFVI
------------------------------------------------------------------------------------------------------------------------------------
John T. Schaeffer                                 40,000(3)(5)(6)          14.29%                  $6.00         December 15, 2004
Director of NAL;
President and Chief Operating Officer of NAC
------------------------------------------------------------------------------------------------------------------------------------
 Robert J. Carlson                                15,000(3)(5)(6)           5.36%                  $6.00         December 15, 2004
Vice President-Finance and
Principal Accounting Officer of NAL
====================================================================================================================================


---------------------------------------
          (1) Mr. Panzo resigned as President and Chairman of the Board effective November 30, 1994, in connection with the consummation of the Merger with COFVI. Mr. Panzo was reappointed to the Board of Directors in August 1995.
          (2) Based upon the grant during the last fiscal year of options to purchase an aggregate of 229,000 shares of Common Stock pursuant to the Company's Stock Option Plan.
          (3) Options granted as of December 15, 1994. Excludes additional options granted during September 1995. See "PRINCIPAL STOCKHOLDERS."
          (4) Exercise subject to pro-rata vesting over four years commencing January 1, 1996.
          (5) Exercise subject to pro-rata vesting over three years commencing January 1, 1996.
          (6) The options are not presently exercisable and will become exercisable in accordance with their pro-rata vesting terms.


====================================================================================================================================

                   AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FY- END OPTION/SAR VALUES

====================================================================================================================================
                                                                      Number of Securities Underlying            Value
                                                                         Unexercised Options/SARs            of Unexercised
                                    Shares Acquired                            at FY-End (#)            In-the-Money Options/SARs
                 Name                on Exercise(#)   Value Realized    Exercisable/Unexercisable(1)            at FY-End($)
                                                                                                       Exercisable/Unexercisable(1)
====================================================================================================================================
Robert R. Bartolini,                     -0-               -0-                 0(E)/75,000(U)               $0(E)/$110,004.40(U)
Chairman of the Board, President
and Chief Executive Officer of
NAL;
Chairman and Chief Executive
Officer of NAC

------------------------------------------------------------------------------------------------------------------------------------
Andrew Panzo                             -0-               -0-                   0(E)/0(U)                      $0(E)/$0(U)
Director of NAL;
Former President and
Chairman of the Board of
COFVI(2)
------------------------------------------------------------------------------------------------------------------------------------
John T. Schaeffer                        -0-               -0-                 0(E)/40,000(U)                  $0(E)/$80,000(U)
Director of NAL;
President and Chief Operating
Officer of NAC
------------------------------------------------------------------------------------------------------------------------------------
Robert J.  Carlson                       -0-               -0-                 0(E)/15,000(U)                   $0(E)/$30,000(U)
Vice President-Finance and
Principal Accounting Officer of
NAL
====================================================================================================================================

------------------------------

          (1) Based upon the closing price of the Company's Common Stock ($8.00 per share) as of December 30, 1994 as traded on the OTC Bulletin Board.


          (2) Mr. Panzo resigned as President and Chairman of the Board effective November 30, 1994, in connection with the consummation of the Merger with COFVI. Mr. Panzo was reappointed to the Board of Directors in August 1995.

Employment Arrangements

         Upon the closing of the Merger, the Company entered into an employment agreement with Mr. Robert Bartolini. Such agreement, as subsequently amended by resolution of the Company's Board of Directors, provides for a base salary of $300,000 per year together with discretionary bonuses, if any, to be declared by the Board of Directors. The agreement also provides for certain benefits including vacation, life insurance, certain expenses and stock option plan participation, as well as a restrictive covenant in favor of the Company. See "Summary Compensation Table." The agreement is annually renewable for successive three year periods, however, Mr. Bartolini may terminate the agreement upon written notice on the earlier of one year from the date of such notice or 90 days after his replacement is hired by the Company. Mr. Bartolini may not cause the agreement to terminate prior to three years from the date of the agreement.

Directors' Fees

         The employee-directors of the Company receive no fees or other compensation in connection with their service as directors. The independent directors consisting of Messrs Panzo and Bernstein in conjunction with their appointment to the Board were each granted Warrants to purchase 20,000 shares of Common Stock. Mr. Bernstein also receives $1,000 for each meeting of the Board of Directors and each meeting of the Audit Committee attended in person and $500 for each meeting attended telephonically.

Stock Option Plan

         The Company has adopted a stock option plan (the "Plan") covering 600,000 shares of the Company's Common Stock, pursuant to which officers, directors, key employees and consultants of the Company are eligible to receive incentive as well as non-qualified stock options and stock appreciation rights ("SARs"). The Plan will be administered by the Board of Directors or a committee consisting of no less than three members designated by the Board of Directors. Incentive stock options granted under the Plan are exercisable for a period of up to 10 years from the date of grant and at an exercise price which is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an incentive stock option granted under the Plan to a stockholder owning more than 10% of the outstanding Common Stock may not exceed five years and the exercise price of an incentive stock option granted to such stockholder may not be less than 110% of the fair market value of the Common Stock on the date of the grant. Non-qualified stock options may be granted on terms determined by the Board of Directors or a committee designated by the Board of Directors. SARs which give the holder the privilege of surrendering such rights for the appreciation in the Company's Common Stock between the time of grant and the surrender, may be granted on any terms determined by the Board of Directors or committee designated by the Board of Directors.

         Incentive stock options granted under the Plan are non-transferable, except upon death, by will or by operation of the laws of descent and distribution, and may be exercised during the employee's lifetime only by the optionee. There is no limit on the number of shares with respect to which options may be granted under the Plan to any participating employee. However, under the terms of the Plan, the aggregate fair market value (determined as of the date of grant) of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under all such plans of the Company and any parent and subsidiary corporation of the Company) may not exceed $100,000.

         Options granted under the Plan may be exercised within 12 months after the date of an optionee's termination of employment by reason of his death or disability, or within three months after the date of termination by reason of retirement or voluntary termination approved by the Board of Directors, but only to the extent the option was otherwise exercisable at the date of termination.

         The Plan will expire on November 1, 2004, unless terminated earlier by the Board of Directors. The Plan may be amended by the Board of Directors without stockholder approval, except that no amendment which increases the maximum aggregate number of shares which may be issued under the Plan or changes the class of employees who are eligible to participate in the Plan, shall be made without the approval of a majority of the stockholders of the Company.


         Effective as of December 15, 1994, 229,000 options were granted under the Plan; 99,000 of which were granted to non-management employees and 130,000 of which were granted to management. See "Options/SAR Grants in Last Fiscal Year Table." Effective December 6, 1995, 328,500 additional options were granted under the Plan; 213,500 of which were granted to non-management employees and 115,000 of which were granted to management.

                              CERTAIN TRANSACTIONS

Loan to the Company


         Robert R. Bartolini advanced $1,098,165 to the Company on June 30, 1995 in order to provide it with additional working capital. The Company's obligation to repay this loan was evidenced by a promissory note dated August 31, 1995. Under the terms of this promissory note, principal and interest are due on March 31, 1996, with interest accruing at 9%. The principal amount of the promissory note on September 30, 1995 was $860,000. The indebtedness evidenced by the promissory note is subordinated to the prior payment, when due of the principal and interest on all senior indebtedness of the Company.


Transactions with Affiliate of Director

         Following the Merger, AMLF, an affiliate of Mr. Panzo, rendered certain investment banking advisory services to the Company for which AMLF received 33,000 common stock purchase warrants. The Warrants permit the purchase of additional shares at an exercise price of $9.00 per share through May 1996.

         During October 1994, the Company sold 333,333 shares of Common Stock to AMLF in a private placement transaction for consideration of $19,999.

         During April 1995, AMLF purchased $1,200,000 Principal Amount of 9% Convertible Subordinated Debenture Units for an aggregate purchase price of $1,200,000. See "DESCRIPTION OF SECURITIES."

         This Prospectus covers the resale of 90,000 shares of Common Stock issuable upon the conversion of certain of the Debentures owned by AMLF. The pro-rata expense associated with the inclusion of such shares within this Prospectus has been borne entirely by the Company.

Sale of Portfolio to Executive Officer

         As of November 30, 1994, the Company sold a portfolio of 14 unsecured installment loans with a total principal balance of $1,055,000 to Mr. Robert R. Bartolini, Chairman and Chief Executive Officer of the Company, in consideration for $590,965. The portfolio of which this portfolio was a part was purchased by the Company in March 1994 from the FDIC at a purchase price equal to 22.5% of principal balance. The purchase price paid by Mr. Bartolini was equal to 56% of principal balance, which in management's opinion, was the approximate fair market value of the loans determined from a review of the expected collectibility of the loans. This price was considered by the Company to be equal to their fair market value and was based on the estimated cash flows anticipated for the portfolio. The method used for estimating the cash flows was the same used by the Company in evaluating the fair value of all of its portfolio acquisitions.

Sale of Boat to Executive Officer

         In October 1994, the Company sold a repossessed boat to John T. Schaeffer, a director of NAL and President and Chief Operating Officer of NAC, in consideration for a note in the amount of $89,000 which bears interest at 10% per annum for a period of 1 year, and the offset by the Company of $21,000 payable to Mr. Schaeffer. The note was repaid prior to June 30, 1995. In management's opinion the sale was at the approximate fair market value of the boat.

Transactions with Former Principal Stockholder

         In 1991, the Company entered into an agreement with FTM, a former principal stockholder, to provide the Company with consulting and other business related services. Under the agreement, the Company agreed to pay FTM $50,000 per month through March 1995. The payments for consulting services continued through May 1994, whereupon the Company made a lump sum settlement with FTM through a final payment of $475,000 under this agreement. This reflected a $75,000 discount from the cumulative payments required under the agreement. Including the lump sum settlement, payments of $675,000 were made to FTM in 1994. Payments of $600,000 were made to FTM in 1993.

         During 1994, the Company paid FTM $428,000 as a commission on the sale of certain loan portfolios.

         On April 30, 1993, the Company redeemed 5,928 shares of Common Stock held by FTM for $2,400,000. A portion of the proceeds was applied to the cancellation of the receivable of $841,417 due from FTM to the Company.

         In October 1993, Mr. Bartolini purchased the remaining shares of the Company's stock held by FTM for a purchase price of $2,034,000. This purchase was financed by the Company as described below. See "Purchase of Shares of Common Stock." After the purchase, Mr. Bartolini's ownership percentage of outstanding stock was increased to 95%. The financial statements at December 31, 1993 reflect the receivable from Mr. Bartolini as a reduction of stockholders' equity.

         The Company previously sub-leased a portion of the space occupied by its headquarters at 500 Cypress Creek Road West, Fort Lauderdale, Florida from FTM. However, in January 1995, the Company entered into a lease directly with the landlord for such space. Thereafter, the Company entered into a sublease with FTM by which FTM subleases from the Company certain space which it previously leased directly from the landlord.

Purchase of Shares of Common Stock

         In April 1993, the Company issued 214 shares to Mr. John Schaeffer, president of NAC, in exchange for his 10% ownership of the common stock of NAC. After the issuance, the Company owned 100% of the outstanding shares of NAC, and Mr. Schaeffer owned 5% of the Company's Common Stock.

         In October 1993, Mr. Bartolini, Chairman, Chief Executive Officer and principal stockholder of the Company, purchased 2,143 shares representing all outstanding shares not previously owned by Mr. Bartolini or Mr. Schaeffer to provide him with 95% ownership of the Company as of such date. Mr. Bartolini financed the entire purchase price of such shares through a loan from the Company represented by a note in the amount of $2,034,638 which bore interest at 5% per annum and was reflected as a "Note Receivable from a Stockholder" as a reduction of stockholders' equity on the Company's consolidated balance sheet as of December 31, 1993. In June 1994, the Company redeemed the 2,143 shares from Mr. Bartolini in consideration for cancelling the note.

Employment Arrangement

         The Company has entered into an employment agreement with Robert R. Bartolini, its Chairman, Chief Executive Officer and principal stockholder. See "MANAGEMENT - Employment Arrangements."

Grant of Options and Warrants


         In December 1994 and December 1995, the Company granted certain options to purchase shares of the Company's Common Stock to executive officers under the Company's Stock Option Plan. See "MANAGEMENT -Summary Compensation Table" and "Stock Option Plan." In conjunction with their appointment to the Board of Directors on August 7, 1995, the Company granted each of Messrs. Bernstein and Panzo 20,000 common stock purchase warrants with an exercise price of $13.50 per share. See "PRINCIPAL STOCKHOLDERS."

Travel Services

         IYS Travel, Inc. ("IYS"), a travel agency of which Mr. Robert Bartolini is a principal stockholder, provides business and personal travel services to the Company and its employees at prevailing market prices. IYS receives customary industry commission for services provided. During the nine months ended September 30, 1995 and the years ended December 31, 1994 and 1993, the Company paid IYS approximately $78,000, $84,000 and $84,000, respectively, for airline tickets booked by IYS for travel by the Company's employees at the prevailing prices charged by the airlines.

         During 1994, the Company advanced to IYS approximately $66,000 for payroll, which IYS subsequently repaid.

         Mr. Bartolini receives only indirect benefits as a principal stockholder of IYS through profits of IYS, if any.

                             PRINCIPAL STOCKHOLDERS


         The following table sets forth, as of December 11, 1995, information with respect to the securities holdings of all persons which the Company, pursuant to filings with the Securities and Exchange Commission, has reason to believe may be deemed the beneficial owners of more than 5% of the Company's outstanding Common Stock. Also set forth in the table is the beneficial ownership of all shares of the Company's outstanding stock, as of such date, of all officers and directors, individually and as a group.


==========================================================================================================================
                                                                       Shares Owned
                                                                   Beneficially and of              Percentage of
          Name                                                          Record(1)               Outstanding Shares(1)
--------------------------------------------------------------------------------------------------------------------------
Robert R. Bartolini                                                    2,216,202(2)                    33.83%
500 Cypress Creek Road West
Suite 590
Ft. Lauderdale, FL  33309
--------------------------------------------------------------------------------------------------------------------------
John T. Schaeffer                                                        289,580(3)                     4.42%
500 Cypress Creek Road West
Suite 590
Ft. Lauderdale, FL  33309
--------------------------------------------------------------------------------------------------------------------------
Robert J. Carlson                                                         60,196(4)                       *
500 Cypress Creek Road West
Suite 590
Ft. Lauderdale, FL  33309


--------------------------------------------------------------------------------------------------------------------------
Dennis LaVigne                                                               ---(5)                      ---%
500 Cypress Creek Road West
Suite 590
Ft. Lauderdale, FL  33309
--------------------------------------------------------------------------------------------------------------------------
Andrew P. Panzo                                                          356,337(6)(7)                  5.20%
401 City Avenue, Suite 725
Bala Cynwyd, PA  19004
--------------------------------------------------------------------------------------------------------------------------
Abraham Bernstein                                                            ---(7)                      ---%
1830 Rittenhouse Square
Philadelphia, PA  19103
--------------------------------------------------------------------------------------------------------------------------
Florence Karp(8)                                                         866,668(9)                    11.68%
3418 Sansom Street
Philadelphia, PA  19104
--------------------------------------------------------------------------------------------------------------------------
All Directors and Officers                                             2,864,315(10)                   41.82%
as a group (6 persons)
==========================================================================================================================


--------------------------------------------------
*Represents less than 1%

(1) Except as otherwise indicated, includes total number of shares outstanding and the number of shares which each person has the right to acquire, within 60 days through the exercise of options, warrants or debentures, pursuant to Item 403 of Regulation S-B and Rule 13d-3(d)(1), promulgated under the 1934 Act. Also reflects 6,550,347 shares of the Company's Common Stock outstanding as of the date of this Prospectus.


(2) Includes 1,647,004 shares held by Robert R. Bartolini and Marcia G. Bartolini, Co-Trustees of the Robert R. Bartolini Revocable Trust dated July 27, 1992, 210,000 shares of which are subject to options granted by Mr. Bartolini during May 1995. Also includes 305,176 shares presently held by English, McCaughan & O'Bryan, P.A. pursuant to the terms of the Voting Trust Agreement. See "Material Voting Arrangements."
         Includes 264,022 shares held by Marcia G. Bartolini and Robert
         R. Bartolini, Co-Trustees of the Marcia G. Bartolini Revocable Trust dated July 27, 1992. Does not include 50,000 shares owned beneficially by Edward M. Bartolini, the adult brother of Robert R. Bartolini. Also does not include 264,022 shares held by George Schnabel, Trustee of the Robert R. Bartolini and Marcia G. Bartolini Irrevocable Trust dated July 27, 1992. Does not include Incentive Stock Options to purchase 125,000 shares of Common Stock granted December 1994 and December 1995, which have not vested. See "MANAGEMENT - Executive Compensation."

(3) Includes 34,628 shares held by English McCaughan & O'Bryan, P.A. for the benefit of Mr. Schaeffer pursuant to the terms of the Voting Trust Agreement. See "Material Voting Arrangements." Does not include 65,000 Incentive Stock Options granted to Mr. Schaeffer in December 1994 and
         December 1995 which remain subject to vesting.  Includes
         4,952 shares held by Mr. Schaeffer's spouse.  See "MANAGEMENT
         - Executive Compensation" and "Stock Option Plans."

(4) Includes 60,196 shares held by English, McCaughan & O'Bryan, P.A. for the benefit of Mr. Carlson pursuant to the terms of the Voting Trust Agreement. See "Material Voting Arrangements." Does not include 30,000 Incentive Stock Options granted to Mr. Carlson in December 1994 and December 1995 which remain subject to vesting. See "MANAGEMENT - Executive Compensation" and "Stock Option Plan."

(5) Does not include 25,000 Incentive Stock Options granted to Mr. LaVigne in December 1995 which remain subject to vesting.
         See "MANAGEMENT - Executive Compensation" and "Stock Option
         Plan."


(6) Includes 145,004 shares issuable to AMLF upon conversion of the Debentures, if at all, 153,333 shares issuable upon the exercise by AMLF of the Warrants, if at all, and Options to purchase 33,000 shares granted by Robert Bartolini to AMLF. Also includes Options to purchase 25,000 shares granted by Mr. Bartolini to APP Investments, Inc., an affiliate of Mr. Panzo. AMLF intends to offer certain of the shares issuable upon conversion of the Debentures pursuant to the terms of this Prospectus. See "SELLING SECURITY HOLDERS" and "PLAN OF DISTRIBUTION."

(7) Does not include Options to purchase 20,000 shares of Common Stock at an exercise price of $13.50 per share granted in conjunction with appointment as a director on August 7, 1995, which have not vested. See "CERTAIN TRANSACTIONS - Grant of Options and Warrants."

(8)      As custodian for Ms. Karp's minor grandchildren.

(9) Includes 450,000 shares of Common Stock issuable upon the exercise, if at all, of Warrants and 416,666 shares of Common Stock issuable upon the conversion, if at all, of Debentures.
         See "DESCRIPTION OF SECURITIES."

(10) Does not include Options to purchase 33,000 shares granted by Robert Bartolini to AMLF and Options to purchase 25,000 shares granted by Mr. Bartolini to APP Investments, Inc., an affiliate of Mr. Panzo, as such 58,000 shares are included within the shares held by Mr. Bartolini for the purposes hereof.

Material Voting Arrangements

         Concurrent with the completion of the Merger, as of November 30, 1994, Messrs. Bartolini, Schaeffer and Carlson entered into a Voting Trust Agreement (the "Voting Trust Agreement") pursuant to which 400,000 shares were placed in a voting trust. The Voting Trust Agreement provides that, on any matter requiring stockholder vote, the trustee will vote such shares in the same percentage as the other then issued and outstanding shares of Common Stock are voted. Such shares may be released from the Voting Trust Agreement pursuant to an earn-out formula whereby for the years ended June 30, 1995, 1996 and 1997, 10,000 trust shares will be released for each $150,000 of cumulative net income after taxes of the Company up to $3,000,000 and 5,000 shares will be released for each $150,000 of cumulative net income after taxes in excess of $3,000,000, less the number of trust shares previously transferred to the shareholders under this formula. The trust shares will be released pro rata in accordance with the number of trust shares beneficially owned by each shareholder. If the shares are not released pursuant to the earn-out formula within three years, such shares will be cancelled. The trustee under the Voting Trust Agreement is English, McCaughan & O'Bryan, P.A., counsel to the Company.

Effect of Issuance of Common Stock Upon Conversion of Debentures and Exercise of Warrants.

         The Company may be caused to issue up to an additional 954,739 shares upon conversion of the outstanding principal and accrued interest due under the Debentures, and up to an additional 1,594,500 shares upon exercise of the Warrants. See "DESCRIPTION OF SECURITIES." A number of holders of such Debentures and Warrants may become principal stockholders of the Company should they elect to convert their Debentures and/or exercise their Warrants. Stock ownership, for the purpose of identifying the principal stockholders included within the foregoing table, has been calculated in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934 and Item 403 of Regulation S-B, promulgated under the Securities Act of 1933, as amended. Accordingly, stock ownership has been calculated to include all shares issuable upon conversion of the Debentures and exercise of the Warrants where the holder has the right to acquire such shares within 60 days. Stock ownership has not, for the purposes of this table, been attributed to the holders of 1,360,000 Warrants that may not be exercised by the holders thereof until the earlier of: (i) March 31, 1996; or (ii) consent of the Company. Holders of these Warrants, once and if exercised, may become principal stockholders of the Company.

Compliance with Section 16(a) of the Exchange Act

         To the knowledge of the Company, each of the Company's directors, executive officers and 10% beneficial owners has complied with the requirements of Section 16(a) of the Securities Exchange Act of 1934.

                           DESCRIPTION OF SECURITIES

Common Stock

         The Company is authorized to issue 50,000,000 shares of Common Stock, $.15 par value per share, of which 6,550,347 are outstanding as of the date of this Prospectus.

         Holders of Common Stock have equal rights to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor. Holders of Common Stock have one vote for each share held of record and do not have cumulative voting rights.

         Holders of Common Stock are entitled upon liquidation of the Company to share ratably in the net assets available for distribution, subject to the rights, if any, of holders of any preferred stock then outstanding. Shares of Common Stock are not redeemable and have no pre-emptive or similar rights. All outstanding shares of Common Stock are fully paid and non-assessable.

Preferred Stock

         Within the limits and restrictions contained in the Certificate of Incorporation, the Board of Directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of Preferred Stock (the "Preferred Stock"), in one or more series, and to fix, as to any such series, the dividend rate, redemption prices, preferences on liquidation or dissolution, sinking fund terms, if any, conversion rights, voting rights, and any other preference or special rights and qualifications. There are presently no shares of Preferred Stock outstanding.

         Shares of Preferred Stock issued by the Board of Directors could be utilized, under certain circumstances, to make an attempt to gain control of the Company more difficult or time consuming. For example, shares of Preferred Stock could be issued with certain rights which might have the effect of diluting the percentage of Common Stock owned by a significant stockholder or issued to purchasers who might side with management in opposing a takeover bid which the Board of Directors determines is not in the best interest of the Company and its stockholders. This provision may be viewed as having possible anti-takeover effects. A takeover transaction frequently affords stockholders the opportunity to sell their shares at a premium over current market prices. The Board of Directors has not authorized any series of Preferred Stock.

Debentures


         From April 1995 through the quarter ended September 30, 1995, the Company issued and sold in private placement transactions to accredited investors an aggregate of $15,400,000 principal amount 9% Convertible Subordinated Debentures (the "Debentures"). The Debentures were offered and sold in conjunction with warrants to purchase 1,404,500 shares of the Company's Common Stock as "Debenture Units".


         The indebtedness evidenced by the Debentures is subordinated to the prior payment when due of the principal and interest on all senior indebtedness of the Company. Therefore, upon any distribution of its assets in a liquidation or dissolution of the Company, or in bankruptcy, reorganization, insolvency, receivership or similar proceedings relating to the Company, the holders of the Debentures will not be entitled to receive payment until the holders of the Company's senior indebtedness are paid in full. Furthermore, upon the occurrence of any event of default with respect to any senior indebtedness of the Company, no payments may be made thereafter to the holders of the Debentures until the Company has cured such event of default.

         Of the Debentures, $3,000,000 principal amount bear a maturity date three (3) years from the date of funding (July 1998). The remainder of the Debentures with aggregate principal balances of $12,400,000 bear maturity dates one (1) year from the date of funding (from April 1996 to September 1996). With the exception of $3,000,000 principal amount, which requires quarterly payments, interest on the Debentures is due on a semi-annual basis.

         Conversion Feature

         At the option of the holders, the principal and accrued interest due under the Debentures is convertible into shares of Common Stock. Prior to such conversion, the holders thereof are not entitled to voting rights or other rights provided by law to security holders.

         Of the Debentures, $11,850,000 principal amount sold during April through July 1995, are convertible into shares of the Company's Common Stock at a conversion price equal to the lower of: (i) 75% of the average closing bid price of the Company's Common Stock as reported by The NASDAQ Stock MarketSM for the ten (10) consecutive trading days immediately preceding the date of conversion; or (ii) $9.00. $6,900,000 principal amount of these Debentures have been converted into 780,879 shares of the Company's Common Stock.

         Of the remaining Debentures, $250,000 principal amount sold during August 1995 are convertible into shares of the Company's Common Stock at a conversion price of $10.50 per share, and $3,300,000 principal amount sold during September 1995 are convertible into shares of the Company's Common Stock at a conversion price of $12.50 per share.

         Based upon present trading prices, 954,739 additional shares of Common Stock may be issuable upon conversion of the remaining principal and accrued interest due under $8,500,000 principal amount of Debentures.

         Redemption Feature

         The Debentures are subject to redemption by the Company at the principal amount thereof, together with any accrued interest, on thirty (30) days written notice upon the following conditions: (i) if a registration statement covering the resale of the shares issuable upon conversion of the Debentures is effective as of that date; and (ii) if the average of the closing bid prices of the Company's Common Stock as reported by The NASDAQ Stock MarketSM exceeds a designated redemption price (the "Debenture Redemption Price") for ten (10) consecutive trading days ending within fifteen (15) days of the notice of redemption.

         Of the outstanding Debentures, $1,950,000 principal amount bear a Debenture Redemption Price of $15.00. The remaining $6,550,000 principal amount bear a Debenture Redemption Price of $18.00.

         $3,000,000 principal amount of the Debentures provide the holder with the option to elect not to have the Debentures subject to redemption, however, from the point of such election and thereafter, the Debentures become non-interest bearing.

Warrants.


         From April 1995 through the quarter ended September 30, 1995, the Company has granted 1,594,500 common stock purchase warrants (the "Warrants").

1,404,500 of the Warrants were granted as part of the Debenture Units.
190,000 Warrants were issued by the Company to Board members and certain consultants and advisers in consideration for financial advisory services. See "CERTAIN TRANSACTIONS."

Exercise

         Each of the Warrants permits the holder to purchase a share of the Company's Common Stock at a designated exercise price for a period of three (3) years from the date of grant.

         The respective exercise prices of the Warrants is identified in the following table.


            Number of Warrants                        Exercise Price
            ------------------                        --------------
                  1,360,000                                $ 9.00
                     12,500                                $12.00
                     50,000                                $12.30
                    172,000                                $15.00
                  ---------
                  1,594,500

         The 1,360,000 Warrants that contain a $9.00 exercise price may not be exercised by the holders thereof until the earlier of: (i) March 31, 1996; or
(ii) consent of the Company. The remainder of the Warrants may be exercised at the option of their holders commencing no later than November 1, 1995.

         Prior to exercise, holders of the Warrants are not entitled to voting rights or other rights provided by law to securityholders of the Company.

         A complete exercise of the Warrants, if at all, would yield to the Company proceeds of $15,585,000. There can be no assurances that all or a substantial percentage of the Warrants will be exercised.

         Redemption

         The Warrants are subject to redemption by the Company at a price of $.001 per Warrant on thirty (30) days written notice upon the following conditions: (i) if a registration statement covering the resale of the shares issuable upon exercise of the Warrants is effective as of that date; and (ii) if the average of the closing bid prices of the Company's Common Stock as reported by The NASDAQ Stock MarketSM exceeds a designated price (the "Warrant Redemption Price") for ten (10) consecutive trading days ending with fifteen (15) days of the notice of redemption.

         Number of Warrants                  Warrant Redemption Price
         ------------------                  ------------------------
            1,462,500                                 $15.00
               12,000                                 $18.00
              120,000                                 $25.00

         The present trading price of the Company's Common Stock (see "MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS") would not be sufficient to effectuate a redemption of any of the Warrants. There can be no assurances that the trading price of the Company's Common Stock will attain a level sufficiently high to effectuate a redemption. There also can be no assurances that even with a sufficiently high trading price the Company will elect to cause a redemption of the Warrants. Any call for redemption would have the likely effect of causing the exercise of these Warrants.

Registration Rights

         The Company has granted certain registration rights to the holders of the Debentures and the Warrants pursuant to which the Company has agreed to register for resale the shares of Common Stock issued or issuable upon the conversion of the Debentures and the exercise of the Warrants.

         Certain of these shares have been included in the Registration Statement of which this Prospectus is a part. See "SELLING
SECURITY HOLDERS."

         Inclusive of the shares whose resale is offered by this Prospectus, the Company has granted incidental ("piggy back") registration rights in connection with the resale of up to 2,948,341 shares issuable or issued upon conversion of the Debentures and upon exercise of the Warrants. Pursuant to such rights, the Company has agreed to include the resale of such shares in any subsequent registration statement relating to a public offering of the Company's securities to the extent that such inclusion is not deemed by the Company or an underwriter, if any, to adversely effect such offering or the market for the Company's securities. In the event that such shares are not otherwise included within a registration statement, the Company has agreed to use its best efforts to file with the Commission a registration statement covering such shares on or before May 15, 1996.

         The remaining 381,777 shares of Common Stock issuable upon conversion of Debentures and the exercise of the remaining Warrants have been granted registration rights whereby the Company has agreed to include the resale of such shares in a registration statement to be filed with the Commission on or before December 14, 1995.

         In connection with such registration(s), generally the Company has no obligation: (i) to assist or cooperate in the offering or disposition of such shares of Common Stock; (ii) to indemnify or hold harmless any underwriter;
(iii) to obtain a commitment from an underwriter relative to the sale of such shares; or (iv) to include such shares of Common Stock within an underwritten offering of the Company. Accordingly, the Company's only obligation is to include any such shares in such registration statements as described above. The Company will assume no obligation or responsibility whatsoever to determine a method of disposition for such shares or to otherwise include such shares within the confines of such registered offering(s).

Options Granted by Stockholder

         During May 1995, Robert R. Bartolini, the Company's Chairman and Chief Executive Officer, granted options to purchase, in the aggregate, 210,000 shares of Common Stock held by him at exercise prices of $6.00 and $9.00 per share (the "Options"). The Options granted at $6.00 shall terminate on the later of: (i) December 31, 1995; or (ii) 60 days after the Company causes the registration of the shares issuable upon the exercise of such Options. The Options granted at $9.00 have a term of one (1) year. The Options may not be exercised until the earlier of: (i) November 4, 1995; or (ii) upon consent of the Company.

Reservation of Shares.

         The Company has reserved a sufficient number of shares of Common Stock for issuance upon conversion of the Debentures and exercise of the Warrants and such shares when issued will be fully paid and non-assessable.

Transfer Agent

         The transfer agent for the Company's securities is StockTrans, Inc., 7 East Lancaster Avenue, Ardmore, Pennsylvania 19003, (610) 649-7300.

Shares Eligible For Future Sale

         Taking into account resale of the shares covered by this Prospectus and the anticipated registration of certain additional shares issued upon conversion of the Debentures, approximately 3,400,000 shares of the Company's outstanding Common Stock are "restricted securities," as that term is defined under Rule 144 under the Act and in the future may be sold without registration upon compliance with Rule 144. A person (including a group of persons whose shares are aggregated) who has satisfied a two year holding period for restricted securities, including an affiliate of the Company, may sell an amount of restricted securities up to 1% of the Company's outstanding Common Stock in each three month period thereafter. Persons who are not affiliated with the Company and who have owned the restricted securities for at least three years are not subject to the 1% limitation. Of the 3,400,000 shares which constitute restricted securities, approximately 2,535,978 are presently held by persons who may be deemed "affiliates" of the Company. These individuals acquired their shares during November 1994. Accordingly, resales may occur as early as November 1996. Provided these individuals remain "affiliates", their resales would be limited to 1% of the Company's outstanding Common Stock in each three month period thereafter. Of the 3,400,000 Shares which constitute restricted securities approximately 864,022 are presently held by non-affiliates. These shares were acquired during November 1994. Accordingly, resales can occur as early as November 1996 (limited to 1% of the Company's outstanding common stock per quarter) and unlimited resales can occur as early as October 1997.

         Any substantial sale of restricted securities under Rule 144 may in the future have a depressive effect upon the price of the Company's Common Stock in any market that may develop therefor.

Delaware Anti-Takeover Law

         The Company will be governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware (the "GCL"), an anti-takeover law. In general, the law prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. "Business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with its affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock.

         The provisions regarding certain business combinations under the GCL could have the effect of delaying, deferring or preventing a change in control of the Company or the removal of existing management. A takeover transaction frequently affords stockholders the opportunity to sell their shares at a premium over current market prices.

                            SELLING SECURITY HOLDERS

         All of the shares of Common Stock of the Company offered by this Prospectus are being sold for the account of the selling security holders identified in the following table (the "Selling Security Holders").

         The Selling Security Holders are offering for sale an aggregate of 253,009 shares of Common Stock which consist of: (i) 111,231 shares of Common Stock previously issued by the Company; and (ii) 141,778 shares of Common Stock issuable upon the conversion of the principal and accrued interest due under approximately $1,360,000 Principal Amount 9% Subordinated Convertible Debentures ("Debentures"), all of which shares of Common Stock and Debentures were previously issued by the Company in private placement transactions. See "DESCRIPTION OF SECURITIES." 90,000 shares issuable, if at all, upon conversion of the principal and interest due under the Debentures is being offered by AMLF, an affiliate of Andrew Panzo, a director of the Company.

         The following table sets forth the number of Shares being held of record or beneficially (to the extent known by the Company) by such Selling Security Holders and provides (by footnote reference) any material relationship between the Company and such Selling Security Holder, all of which is based upon information currently available to the Company.

         The shares of Common Stock offered by the Selling Security Holders may be offered for sale from time to time at market prices prevailing at the time of sale or at negotiated prices, and without payment of any underwriting discounts or commissions except for usual and customary selling commissions paid to brokers or dealers.


                                                       Number of
                                        Number of      Shares of           Number of
                                        Shares of      Common              Shares of
                                        Common         Stock to be         Common         Percentage     Percentage
                                        Stock Before   Sold in             Stock After    Before         After
Name                                    Offering(2)    Offering            Offering       Offering(1)    Offering(1)
----                                    -----------    --------            --------       -----------    -----------
American Maple Leaf(3)                    331,004      90,000(4)             241,004         4.84%          3.57%
Financial Corporation

Jeffrey I. and Rosalie Binder(5)          280,000(6)   20,000                260,000         3.82%          3.51%

Centaur Financial Corp.(8)                112,242      11,242                101,000         1.7 %          1.53%

Diversified Securities Fund I, L.P.(7)     14,636       9,636                  5,000           (*)            (*)


                                                       Number of
                                        Number of      Shares of           Number of
                                        Shares of      Common              Shares of
                                        Common         Stock to be         Common         Percentage     Percentage
                                        Stock Before   Sold in             Stock After    Before         After
Name                                    Offering(2)    Offering            Offering       Offering(1)    Offering(1)
----                                    -----------    --------            --------       -----------    -----------

Garnick, Michael                           38,166      24,000(4)             14,166            (*)            (*)

Ginsburg, Bruce                            55,210      27,778(4)             27,432            (*)            (*)

Rosner, Steven B                           80,127      53,160                26,967            (*)            (*)

Rosner, Steven B. Money                    32,193      17,193                15,000            (*)            (*)
Purchase Pension Plan                                 -------

Total                                                 253,009
                                                      =======



----------------------
(*) Less than 1%

(1) Based upon 6,550,347 shares of Common Stock outstanding as of the date of this Prospectus.

(2) The number of shares calculated below includes all shares presently owned, as well as all shares which may be acquired, if at all, upon the conversion of outstanding principal and interest due under the Debentures and/or exercise of outstanding Warrants, even though at least 1,360,000 Warrants prohibit exercise until the earlier of: (i) March 31, 1996; or (ii) consent of the Company, See "DESCRIPTION OF SECURITIES." Accordingly, the number of shares reflected below may not correspond with the information contained within "PRINCIPAL STOCKHOLDERS" which has been determined in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934 and
         Item 403 of Regulation S-B promulgated under the Securities Act of 1933, as amended.

(3) Mr. Panzo is a director, officer and principal stockholder of AMLF and a director of the Company.

(4)      Reflects shares issuable, if at all, upon conversion of the Debentures.

(5)      Mr. Binder is a former director of the Company.

(6) Includes 30,000 shares by Audley International Investments Limited, a corporation whose shares may be deemed beneficially owned by Mr. Binder.

(6)      An affiliate of Steven Rosner.

(7) Includes 11,242 shares issued upon the conversion of the principal and interest due under the Debentures, 33,000 Warrants and 58,000 Options granted by Robert R. Bartolini.

(8)      A limited partnership controlled by Mr. Steven Rosner, general partner.

                              PLAN OF DISTRIBUTION


         The Selling Security Holders are offering for sale, exchange or transfer shares of Common Stock that have previously been issued to such holders in private placement transactions, and shares of Common Stock issuable, if at all, upon the conversion of the Debentures. Such shares are being offered for their own account, and not for the account of the Company. The Company will not receive any proceeds from the sale of the shares of Common Stock by the Selling Security Holders.

         Each Selling Security Holder will, prior to any sales, agree (a) not to effect any offers or sales of the Common Stock in any manner other than as specified in this Prospectus, (b) to inform the Company of any sale of Common Stock at least one business day prior to such sale and (c) not to purchase or induce others to purchase Common Stock in violation of Rule 10b-6 under the Exchange Act.

         The shares of Common Stock may be sold from time to time to purchasers directly by any of the Selling Security Holders acting as principals for their own accounts in one or more transactions in the over-the-counter market or in negotiated transactions at market prices prevailing at the time of sale or at prices otherwise negotiated. Alternatively, the shares of Common Stock may be offered from time to time through agents, brokers, dealers or underwriters designated from time to time, and such agents, brokers, dealers or underwriters may receive compensation in the form of commissions or concessions from the Selling Security Holders or the purchasers of the Common Stock.


         Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of the shares of Common Stock of the Company offered by this Prospectus may not simultaneously engage in market making activities with respect to the Common Stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, each Selling Security Holder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of Common Stock by the Selling Security Holder.


         The Company will use its best efforts to file, during any period in which offers or sales are being made, one or more post-effective amendments to the Registration Statement of which this Prospectus is a part to describe any material information with respect to the plan of distribution not previously disclosed in this Prospectus or any material change to such information in this Prospectus.

                                 LEGAL MATTERS

         The validity of the Common Stock offered hereby has been passed upon for the Company by Clark, Ladner, Fortenbaugh & Young, One Commerce Square, 2005 Market Street, 22nd Floor, Philadelphia, Pennsylvania, 19103.

                          STATEMENT OF INDEMNIFICATION

         The Company has adopted the provisions of Section 102(b)(7) of the GCL which eliminate or limit the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty under certain circumstances. Furthermore, under Section 145 of the GCL, the Company may indemnify each of its directors and officers against his expenses (including reasonable costs, disbursements and counsel fees) in connection with any proceeding involving such person by reason of his having been an officer or director to the extent he acted in good faith and in a manner reasonably believed to be in, or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The determination of whether indemnification is proper under the circumstances, unless made by a court, shall be determined by the Board of Directors.

         Insofar as indemnification for liabilities under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issuer.

                                    EXPERTS

         The financial statements as of December 31, 1994 and for each of the two years in the period ended December 31, 1994 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.


                             ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission, a Registration Statement on Form SB-2 with respect to the Common Stock being registered hereby. This Prospectus does not contain all the information contained in such Registration Statement, as permitted by the Rules and Regulations of the Securities and Exchange Commission. The Registration Statement, including exhibits thereto, may be inspected without charge, and copies of all or any part thereof may be obtained from the Commission's principal office in Washington, D.C. at Room 1024, 450 Fifth Street N.W., Washington, DC. 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. For further information with respect to the Company, the Common Stock being registered hereby and the contents of any contract or document referred to herein, reference is made to the Registration Statement and the exhibits filed as a part thereof.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                                      Page Reference
Report of Independent Certified Public Accountants...............................................................................F-1

Consolidated Balance Sheet
as of December 31, 1994..........................................................................................................F-2

Consolidated Statements of Operations
for the Years Ended December 31, 1994 and 1993...................................................................................F-3

Consolidated Statement of Changes in
Stockholders' Equity for the Years Ended
December 31, 1994 and 1993.......................................................................................................F-4

Consolidated Statements of Cash Flows
for the Years Ended December 31, 1994 and 1993...................................................................................F-5

Notes to Consolidated Financial Statements
for the Year Ended December 31, 1994.............................................................................................F-7


Consolidated Balance Sheet (Unaudited)
as of September 30, 1995 and December 31, 1994..................................................................................F-24

Consolidated Condensed Statements of Operations
(Unaudited) for the Three and Nine Months Ended
September 30, 1995 and 1994.....................................................................................................F-25

Consolidated Statements of Cash Flows (Unaudited)
for the Nine Months Ended September 30, 1995 and 1994...........................................................................F-26

Notes to Consolidated Financial Statements
for the (Unaudited) Interim Nine Month Period
Ended September 30, 1995 .......................................................................................................F-27

               Report of Independent Certified Public Accountants



To the Board of Directors and Stockholders of NAL Financial Group Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of NAL Financial Group Inc. and its subsidiaries at December 31, 1994, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.




PRICE WATERHOUSE LLP
Fort Lauderdale, Florida
March 29, 1995

NAL Financial Group Inc.
Consolidated Balance Sheet
December 31, 1994
--------------------------------------------------------------------------------

               Assets

   Loan and lease receivables:
          Automotive finance contracts, net                                            $23,974,929
          Consumer loans  receivable,  net                                               1,491,694
          Mortgage loans receivable, net                                                 4,822,667
          Less: Allowance for possible losses                                             (305,000)
                                                                                       -----------
               Net loan and lease receivables                                           29,984,290

         Cash and cash equivalents                                                         664,848
         Restricted cash                                                                 1,061,041
         Net investment in operating leases                                              1,230,647
         Returned vehicle inventory, net                                                   150,779
         Real estate owned                                                                  44,250
         Debt issue costs, net                                                             214,112
         Property and equipment, net                                                       510,885
         Accrued interest receivable                                                       167,692
         Other assets, net                                                                 489,809
                                                                                       -----------
               Total assets                                                            $34,518,353
                                                                                       ===========

               Liabilities and Stockholders' Equity

         Pa$ticipations and notes payable                                              $22,502,041
         Accounts payable and accrued expenses                                             400,057
         Security deposits                                                                 344,834
         Other liabilities                                                                 242,660
         Deferred income taxes                                                             110,460
         Due to stockholder                                                                 62,494
                                                                                       -----------
               Total liabilities                                                        23,662,546
                                                                                       -----------
        Commitments and contingencies (Notes 8 and 14)                                      --
                                                                                       -----------

         Stockholders' equity:
            Preferred stock, $1,000 par value, 10,000,000 shares authorized, no
               shares issued                                                                --
            Common stock, $.15 par value, 50,000,000 shares authorized,
               5,592,968 shares issued and outstanding                                    838,945
            Paid in capital                                                             8,483,714
            Retained earnings                                                           1,533,148
                                                                                      -----------
               Total stockholders' equity                                              10,855,807
                                                                                      -----------
                                                                                      $34,518,353
                                                                                      ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

NAL Financial Group Inc.
Consolidated Statements of Operations
For the Years Ended December 31, 1994 and 1993
--------------------------------------------------------------------------------

                                                                           1994                      1993
                                                                         --------                  ------
Revenue:
     Interest income                                                   $ 3,322,577               $ 4,371,156
     Purchase discount accretion                                         2,064,714                 2,959,355
     Gain on sale of loan pools                                          2,292,249                 1,925,230
     Gain on loan sales to correspondents                                   --                       206,255
     Rental                                                                 79,390                     --
     Other income                                                          478,153                    68,422
     Lease termination losses, net                                        (103,883)                 (243,327)
                                                                       -----------               -----------
                                                                         8,133,200                 9,287,091
                                                                       -----------               -----------
Expenses:
     Interest                                                             1,957,420                2,965,941
     Salaries, wages, and employee benefits                               2,337,557                2,270,771
     Commissions                                                             69,482                   48,468
     Professional services                                                  364,927                  532,287
     Consulting fees                                                        537,793                  600,000
     Provision for credit losses                                            572,636                    --
     Servicing fees                                                          79,503                  320,242
     Depreciation and amortization                                          320,294                  289,835
     Other operating expenses                                             1,235,922                  938,743
                                                                        -----------              -----------
                                                                          7,475,534                7,966,287
                                                                        -----------              -----------
     Income before provision for income taxes and
        extraordinary losses                                                657,666                1,320,804
     Provision for income taxes                                             263,343                  522,616
                                                                        -----------              -----------
                                                                            394,323                  798,188
     Extraordinary loss on early extinguishment of debt
        (net of taxes of $188,745)                                           --                      326,949
                                                                        -----------              -----------
     Net income                                                         $   394,323              $   471,239
                                                                        ===========              ===========
Per share data:
     Primary:
        Income before extraordinary item                                $      0.08              $      0.15
        Extraordinary item                                                   --                        (0.16)
                                                                        -----------              -----------
        Net income                                                      $      0.08              $      0.09
                                                                        ===========              ===========
Fully diluted:
        Income before extraordinary item                                $      0.07              $      0.14
        Extraordinary item                                                   --                        (0.06)
                                                                        -----------              -----------
        Net income                                                      $      0.07              $      0.08
                                                                        ===========              ===========

                                      F-3

       The accompanying notes are an integral part of these consolidated financial statements.

NAL Financial Group Inc.
Consolidated Statement of Changes in Stockholders' Equity
For the Years Ended December 31, 1994 and 1993
--------------------------------------------------------------------------------

                                 Preferred Stock      Common Stock                      Less:                         Total
                                             Par                Par      Paid in         Note          Retained     Stockholders'
                                  Shares    Value    Shares    Value     Capital       Receivable      Earnings        Equity
                                  ------    -----    ------    -----     -------       ----------      --------     -----------
Balance, December 31, 1992         --      $   --     10,000   $ 10,000   $ 2,471,169   $     --     $ 3,101,034    $ 5,582,203

Redemption of stock                --          --     (5,928)    (5,928)   (1,464,909)        --        (929,163)    (2,400,000)

Capital contribution               --          --         --         --     1,900,000         --              --      1,900,000

Issuance of stock                  --          --        214        214       289,065         --              --        289,279

Note receivable from stockholder   --          --         --         --            --    (2,034,638)          --     (2,034,638)

Net income                         --          --         --         --            --            --      471,239        471,239
                               ------      ------  ---------   --------    ----------    ----------   ----------    -----------
Balance, December 31, 1993         --          --      4,286      4,286     3,195,325    (2,034,638)   2,643,110      3,808,083

Dividends                          --          --         --         --            --            --   (1,069,460)    (1,069,460)

Redemption of stock                --          --     (2,143)    (2,143)   (1,597,670)    2,034,638     (434,825)            --

Redemption of predecessor stock
 in connection with the merger     --          --     (2,143)    (2,143)   (1,597,655)           --           --     (1,599,798)

Issuance of stock in connection
 with the merger                   --          --  5,592,968    838,945     8,483,714            --           --      9,322,659

Net income                         --          --         --         --            --            --      394,323        394,323
                               ------      ------  ---------   --------    ----------    ----------   ----------    -----------
Balance, December 31,  1994        --      $   --  5,592,968   $838,945    $8,483,714    $       --   $1,533,148    $10,855,807
                               ======      ======  =========   ========    ==========    ==========   ==========    ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

   NAL Financial Group Inc.
   Consolidated Statements of Cash Flows
   For the Years Ended December 31, 1994 and 1993
--------------------------------------------------------------------------------

                                                                                                    1994                     1993
                                                                                                  --------                  ------
Cash flows from operating activities:
  Net income                                                                                       394,323             $    471,239
  Adjustments to reconcile net income to net cash
    provided by operating activities:
  Accretion of purchase discount                                                                (2,064,714)              (2,959,356)
  Provision for credit losses                                                                      572,636                     --
  Depreciation and amortization                                                                    320,294                  289,835
  Gain on sales of loan pools                                                                   (2,292,249)              (1,925,230)
  Gain on loan sales to correspondents                                                                --                   (206,255)
  Non-cash portion of extraordinary loss                                                              --                    278,841
Changes in assets and liabilities:
  Payments received on automotive finance contracts, net                                         7,417,861               11,226,692
  Payments received on consumer loans receivable, net                                            8,421,534                6,483,220
  Payments received on mortgage loans receivable, net                                            5,083,106               13,055,970
  Decrease in due from regulatory agencies                                                            --                    326,652
  Decrease in restricted cash                                                                      921,492                3,188,547
  Increase in real estate owned                                                                    (44,250)                    --
  Decrease (increase) in returned lease inventory                                                   94,427                  (44,839)
  (Increase) decrease in other assets and accrued interest
    receivable                                                                                    (125,605)                 274,526
  Decrease (increase) in due from affiliates                                                        43,667                 (998,817)
Increase (decrease) in security deposits                                                           101,759                 (463,189)
  Increase (decrease) in other liabilities                                                          88,271                 (668,026)
  (Decrease) increase in accrued income taxes                                                      (33,590)                  51,285
                                                                                                ------------           ------------
    Net cash provided by operating activities                                                   18,898,962               28,381,095
                                                                                                ------------           ------------
Cash flows from investing activities:
  Proceeds from sale of loan pools                                                              14,614,031                8,658,496
  Purchase of automotive finance contracts                                                     (22,681,679)              (1,045,276)
  Purchase of vehicles under operating leases                                                   (1,283,300)                    --
  Purchase of consumer loans receivable                                                        (14,795,381)              (7,848,436)
Purchase and origination of mortgage loans receivable                                             (221,713)             (19,884,294)
  Purchase of property and equipment                                                              (253,004)                 (36,237)
                                                                                                ------------           ------------
    Net cash used in investing activities                                                       (24,621,046)            (20,155,747)
                                                                                                ------------           ------------


                                  (Continued)

NAL Financial Group Inc.
Consolidated Statements of Cash Flows
For the Years Ended December 31, 1994 and 1993
(continued)
--------------------------------------------------------------------------------

                                                                                                1994                     1993
                                                                                               -------                  ------
Cash flows from financing activities:
  Proceeds from issuance of common stock                                                      $ 7,722,861            $         --
  Stock redemption                                                                                     --              (1,558,583)
  Loan to stockholder                                                                                  --                (703,588)
  Proceeds to participations and notes payable                                                 33,911,781              54,955,306
  Repayment of participations and notes payable                                               (34,249,908)            (60,694,835)
  Payment of debt issue costs                                                                     (24,352)               (497,454)
  Dividends                                                                                    (1,069,459)                     --
                                                                                              ------------           ------------
   Net cash provided by (used in) financing
     activities                                                                                 6,290,923              (8,499,154)
                                                                                              ------------           ------------
   Net increase (decrease) in cash and cash equivalents                                           568,839                (273,806)

    Cash and cash equivalents, beginning of year                                                   96,009                 369,815
                                                                                              ------------           ------------
    Cash and cash equivalents, end of year                                                    $   664,848            $     96,009
                                                                                              ============           ============

Supplemental disclosures of cash flow information

    Cash paid during the year for interest                                                    $  1,859,353           $  3,635,737
                                                                                              ============           ============
    Cash paid during the year for taxes                                                       $    320,501                244,031
                                                                                              ============           ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

NAL Financial Group Inc.
Notes to Consolidated Financial Statements
December 31, 1994
--------------------------------------------------------------------------------

1.   Organization and Nature of Operations

NAL Financial Group Inc. (the "Company") commenced operations in June 1991 as a specialized finance company for the purpose of engaging in consumer finance transactions involving the origination, purchase, remarketing and servicing of consumer loan and lease receivables. Since June 1994, the Company's principal business has been the acquisition and servicing of automotive loans and leases originated by dealers in connection with sales or leases to individuals with sub-prime credit.

On November 30, 1994, the Company merged with Corporate Financial Ventures, Inc. ("CFVI"), a public company (the "Merger"). Under the terms of the Merger, the Company's stockholders received 3,160,000 shares of CFVI in exchange for all outstanding shares of stock of the Company. Stockholders of the Company received approximately 56% of the outstanding common stock of CFVI. Additionally, the Company raised net proceeds of approximately $7,700,000 in a private placement of 1,549,667 shares of its common stock in connection with the merger. The Merger has been accounted for as a reverse acquisition by the Company. Upon completion of the Merger, CFVI assumed the historic operations of the Company and changed its name to NAL Financial Group Inc. As the Merger is not considered a business combination as defined in Accounting Principles Board Opinion No. 16, "Business Combinations", pro forma information is not presented. The operations of CFVI prior to the Merger were not significant.


The Company operates its business through four wholly-owned subsidiaries. The principal operations of the Company are conducted through NAL Acceptance Corporation ("NAC"). NAL Insurance Services, Inc. ("NIS") provides automobile and other forms of insurance services. NAL Mortgage Corporation ("NMC") presently is inactive. Performance Cars of South Florida, Inc. ("PCSF") was incorporated in January 1995 to conduct the Company's used vehicle operations. Unless otherwise specified, references to the Company includes NAC, NIS, NMC, and PCSF.


2.   Accounting Policies

A summary of the significant accounting policies followed in the preparation of the accompanying financial statements is presented below:

Principles of Consolidation
The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions have been eliminated.

NAL Financial Group Inc.
Notes to Consolidated Financial Statements
December 31, 1994
--------------------------------------------------------------------------------



Revenue Recognition

Interest income is recognized using the interest method over the contractual term of the loans and leases and is recognized in full upon early termination of individual lease contracts. Certain loan and lease origination costs are deferred and amortized to interest income over the life of the related loans and leases using the interest method. Purchase discount is recognized using the interest method after considering actual and estimated prepayment rates. Revenue from operating leases is recognized as rental revenue on a straight-line basis over the lease term.

Interest on acquired non-performing loans is fully reserved and is recognized as income when collected.

Lease termination gains (losses) are recorded when earned and represent the difference between the sales price of the returned vehicle and the net book value. Customer termination penalties are recognized when earned and are included in lease termination gains.

Late charges and other miscellaneous fees are credited to income as earned.

Loans and Leases

Mortgage loans, consumer loans, and automotive finance contracts purchased or originated for investment are stated at cost, net of purchase discount and unearned interest income, since the Company has the ability and presently intends to hold the portfolios to maturity. An allowance for uncollectible interest is provided for loans 90 days or more delinquent. Purchase discounts are deferred and recognized over the lives of the related loans and leases using the interest method. Unamortized purchase discount is included in interest income upon full repayment.

An allowance for credit losses is maintained at a level that management considers adequate to provide for potential losses based upon an evaluation of known and inherent risks in the portfolios. Management's periodic evaluation is based upon an analysis of the portfolios, historical loss experience, current economic conditions, collateral value and other relevant factors. Future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making the evaluation.

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" ("SFAS 114") in May 1993 which was amended by Statement of Financial Accounting Standards No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures"

NAL Financial Group Inc.
Notes to Consolidated Financial Statements
December 31, 1994
--------------------------------------------------------------------------------

("SFAS 118") in October 1994. SFAS 114 requires a creditor to evaluate the collectibility of both contractual interest and principal of certain impaired receivables when assessing the need for a loss accrual and to measure loans that are restructured in a troubled debt restructuring to reflect the time value of money. SFAS 114 is not applicable to leases and large groups of smaller-balance homogeneous loans that are collectively evaluated for impairment. SFAS 118 amends SFAS 114 to allow a creditor to use existing methods for recognizing interest income on an impaired loan. SFAS 118 also amends the disclosure requirements in SFAS 114 to require information about the recorded investment in certain impaired loans and about how a creditor recognizes interest income related to those impaired loans. SFAS 114, as amended by SFAS 118, applies to financial statements for fiscal years beginning after December 15, 1994. The Company plans to adopt SFAS 114, as amended by SFAS 118, in the first interim period of fiscal year 1995. The impact of adoption on the financial position or results of operations is not expected to be material.

At December 31, 1994, the Company had approximately $236,000 in non-accrual loans. Had these loans been on full-accrual, interest income of $26,000 would have been recognized for the year then ended.

Cash and Cash Equivalents
For the purpose of the statements of cash flows, the Company has defined cash and cash equivalents as those highly liquid investments purchased with an original maturity of three months or less.

Restricted Cash
Restricted cash represents deposit accounts established pursuant to servicing agreements between the Company and various participants which represents collections from customers, and cash reserve accounts established under certain participation agreements. The collection accounts are settled monthly by the Company with the participants.

Net Investment in Operating Leases
Operating automotive leases to third parties are originated by dealers and acquired by the Company, which assumes ownership of the vehicle. Vehicles held under operating lease agreements are recorded at cost and depreciated on a straight-line basis over the lease term to the estimated residual value.

Returned Vehicle Inventory
Vehicles acquired through repossession or termination of a lease or loan are valued at the lower of the unpaid principal balance or market value at the date of repossession.

Real Estate Owned
Real estate acquired in settlement of loans is carried at the lower of cost or fair value of the asset minus estimated costs to sell.

NAL Financial Group Inc.
Notes to Consolidated Financial Statements
December 31, 1994
--------------------------------------------------------------------------------



Debt Issue Costs
Debt issue costs are capitalized and amortized to operations over the life of the related debt, which currently approximates three years.

Property and Equipment
Property and equipment is stated at cost, less accumulated depreciation. Depreciation is computed using the straight line method over the estimated useful lives of the related assets.

Income Taxes
The Company and its subsidiaries file a consolidated federal income tax return.

Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109").
This method requires an asset and liability approach to accounting for income taxes on a current and deferred basis using current income tax rates. Deferred income tax assets are recognized for temporary differences that will result in deductible amounts in future years. Deferred income tax liabilities are recognized for temporary differences that will result in taxable amounts in future years.

Concentration of Credit Risk
The Company considers its primary market area for loan and lease origination activities to be the state of Florida. However, the properties collateralizing the purchased loan receivable portfolios are located primarily throughout the eastern United States, Texas and California. Although the Company has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their obligations to the Company is dependant upon the economic stability of these areas.

Interest Rate Risk
Loan portfolio purchases are funded by participations which bear interest at fixed rates, or at variable rates subject to certain minimum percentages. The durations of the participations are determined by the durations of the related loan portfolios since the proceeds of obligor payments are applied to repayment of participations. This also minimizes fluctuations in the difference between the interest rate earned on loans and the interest rate incurred on participations.

Earnings Per Share
Earnings per common share are computed based on the weighted average number of common and common equivalent shares outstanding during the period. The weighted average number of shares of common and common equivalent shares outstanding used to compute primary and fully diluted earnings per share was 5,192,968 and 5,592,968, respectively.

NAL Financial Group Inc.
Notes to Consolidated Financial Statements
December 31, 1994
--------------------------------------------------------------------------------

Reclassification
Certain 1993 amounts have been reclassified to conform with current year presentation.

3. Automotive Finance Contracts

                                                                             December 31,
                                                                                 1994
                                                                             ------------
                Direct finance leases:
                    Minimum lease payments                                   $ 4,936,889
                    Estimated residual values (at maturity)                    2,985,254
                                                                             -----------
                        Total direct finance leases                            7,922,143

                Loan contracts                                                 8,175,202
                Advances to dealers                                           10,697,787
                                                                             -----------
                                                                              26,795,132
                Less: Unearned income                                         (2,004,435)
                Purchase discount                                               (815,768)
                                                                             -----------
                Automotive finance contracts, net                            $23,974,929
                                                                             ===========

Automotive finance contracts are collateralized primarily by the related automobiles and the related security deposits on leases. These contracts are pledged as security for the participations and notes payable.

Advances to dealers represent amounts funded by the Company to automobile dealerships which are collateralized by loan and lease receivables of the dealer serviced for a fee by the Company. At December 31, 1994, approximately $15,463,000 in loan and lease receivables are being serviced by the Company relating to these advances. These advances bear interest at fixed rates, or at variable rates subject to certain minimum percentages. The duration of these advances are determined by the duration of the related collateralized loan and lease receivables.

At December 31, 1994, contractual maturities of automotive finance contracts are as follows:

                                1995         1996          1997         1998        1999      Thereafter       Total
                                ----         ----          ----         ----        ----      ----------       -----
            Direct finance
             leases         $ 2,387,916  $ 1,650,962  $ 1,570,283  $ 1,648,085   $   633,899  $   30,998   $   7,922,143
            Loan contracts    2,589,119    1,871,737    1,717,011    1,234,329       528,315     234,691       8,175,202
            Advances to
             dealers          3,875,233    3,462,894    2,278,480      751,143       330,037          --      10,697,787
                            -----------  -----------  -----------  -----------   -----------  ----------   -------------
                            $ 8,852,268  $ 6,985,593  $ 5,565,774  $ 3,633,557   $ 1,492,251  $  265,689   $  26,795,132
                            ===========  ===========  ===========  ===========   ===========  ==========   =============

NAL Financial Group Inc.
Notes to Consolidated Financial Statements
December 31, 1994
--------------------------------------------------------------------------------

It is the Company's experience that generally a portion of the portfolios are repaid before the contractual maturity dates. Accordingly, the above tabulation is not to be regarded as a forecast of the timing of future cash collections. Additionally, this tabulation assumes liquidation of the residual values upon expiration of the leases.

4.   Consumer Loans Receivable

                                                                                December 31,
                                                                                    1994
                                                                                ------------
           Loans receivable secured by:
                  Boats                                                           $ 442,856
                  Mobile homes                                                      524,274
                  Other                                                           1,365,886
                                                                                 ----------
                                                                                  2,333,016
                  Less:  Unearned purchase discount                                (841,322)
                                                                                 ----------
                         Consumer loans receivable, net                          $1,491,694
                                                                                 ==========

The consumer loans receivable portfolio is diversified with a customer base located primarily throughout the eastern United States. The portfolio is pledged as security for the participations.

At December 31, 1994, contractual maturities of consumer loans receivable are as follows:

                  Fully matured               $  800,067
                  1995                           647,253
                  1996                           263,736
                  1997                           137,113
                  1998                            93,741
                  1999                            88,312
                  Thereafter                     302,794
                                              ----------
                                              $2,333,016
                                              ==========


The fully matured loans totaling $800,067 were purchased by the Company at a substantial discount and are considered non-performing at December 31, 1994. The Company has a net investment of approximately $174,000 in these loans at December 31, 1994.


It is the Company's experience that a portion of the portfolio is repaid before the contractual maturity date. Accordingly, the above tabulation is not to be regarded as a forecast of the timing of future cash collections.

NAL Financial Group Inc.
Notes to Consolidated Financial Statements
December 31, 1994
--------------------------------------------------------------------------------


5. Mortgage Loans Receivable

                                                                          December 31,
                                                                              1994
                                                                          ------------


            Residential first mortgages                                     $3,486,751
            Residential second mortgages                                     2,554,713
                                                                            ----------
                                                                             6,041,464
            Less:  Unearned purchase discount                               (1,218,797)
                                                                            ----------
            Mortgage loans receivable, net                                  $4,822,667
                                                                            ==========



At December 31, 1994, contractual maturities of mortgage loans receivable are as follows:

             Fully matured                          $  394,063
             1995                                      651,789
             1996                                      199,662
             1997                                      266,894
             1998                                      757,749
             1999                                      148,542
             Thereafter                              3,622,765
                                                    ----------
                                                    $6,041,464
                                                    ==========

The fully matured loans totaling $394,063 were purchased by the Company at a substantial discount and are considered non-performing at December 31, 1994. The Company has a net investment of approximately $93,000 in these loans at December 31, 1994.

It is the Company's experience that generally a portion of the portfolio is repaid before the contractual maturity dates. Accordingly, the above tabulation is not to be regarded as a forecast of the timing of future cash collections.

At December 31, 1994, the loans had stated rates ranging from 6% to 18%, and consisted of 58% and 42% of fixed-rate and adjustable-rate instruments, respectively. The adjustable rate loans have interest rate adjustment limitations and are generally indexed to average one-year U.S. Treasury Bill rates. These loans are pledged as security for the participations.

NAL Financial Group Inc.
Notes to Consolidated Financial Statements
December 31, 1994
--------------------------------------------------------------------------------



6.   Allowance for Possible Losses
Changes in allowance for loan losses for the years ended December 31, 1994 and 1993 are as follows:

                                                                1994              1993
                                                                ----              ----

            Balance at beginning of period                    $ 277,316        $ 277,316
            Provision charged to operations                     572,636               --
            Loans charged off, net of recoveries               (544,952)              --
                                                              ---------        ---------
            Balance at end of period                          $ 305,000        $ 277,316
                                                              =========        =========

During March and May 1994, the Company purchased two loan portfolios for approximately $3,400,000 at significant discounts. A substantial portion of these portfolios was comprised of non-performing loans. An analysis performed subsequent to these acquisitions regarding future collections on loans within these portfolios which had fully-matured resulted in the net charge-off of a portion of the purchase price ($457,000 in 1994). At December 31, 1994, the Company has a net investment remaining of approximately $897,000 in these portfolios.

7. Net Investment in Operating Leases

                                                                            December 31,
                                                                                1994
                                                                            -------------
                    Vehicles held under operating
                      leases, at cost                                       $1,283,300
                    Less:  Accumulated depreciation                            (52,653)
                                                                          ------------
                                                                            $1,230,647
                                                                          ============


At December 31, 1994, future minimum rental revenue on operating leases are as follows:

                              1995               $322,897
                              1996                307,326
                              1997                216,253
                                                ---------
                                                 $846,476
                                                =========


NAL Financial Group Inc.
Notes to Consolidated Financial Statements
December 31, 1994
--------------------------------------------------------------------------------


8.   Property and Equipment
Property and equipment at December 31, 1994 consists of the following:

                                                                                             Estimated
                                                                                               useful
                                                                       Amount                  life
                                                                      --------               ------------
            Furniture, fixtures, and office equipment                 $  646,899               5-7 years
            Less:  Accumulated depreciation                             (136,014)
                                                                    ------------
                                                                      $  510,885
                                                                    ============

The Company leases office space under agreements which expire December
31, 2001.

The future minimum non-cancelable lease payments are as follows:

                       1995                                 $   243,591
                       1996                                     253,300
                       1997                                     267,000
                       1998                                     280,876
                       1999                                     295,178
                       Thereafter                               659,377
                                                            -----------
                                                            $ 1,999,322
                                                            ===========

NAL Financial Group Inc.
Notes to Consolidated Financial Statements
December 31, 1994
--------------------------------------------------------------------------------



9.   Participations and Notes Payable
Participations and notes payable at December 31, 1994 consists of the following:

Note payable under a $10 million (increased to $25 million in January 1995)
automobile loan and lease financing facility, interest due monthly at 5.5% over
LIBOR established and fixed at time of funding, (weighted average rate of 9.3%
at December 31, 1994) with General Electric Capital Corporation, secured by
certain automotive finance contracts.                                                  $ 11,019,914

Borrowing under participation arrangements with Fairfax Savings, a
Federal Savings Bank ("Fairfax"), interest at fixed rates ranging from 10% to 12% (weighted average rate of 11.74% at December 31,
1994), principal and interest due monthly, secured by undivided interests in automotive finance contracts, consumer loans receivable,
and mortgage loans receivable ranging from 80% to 95%.                                    9,321,395

Note payable under a $20 million restricted financing facility with
Congress Financial Corporation, interest due monthly at 2% over prime rate (10.5% at December 31, 1994), secured by automotive finance
contracts, consumer loans receivable, and mortgage loans receivable.                        977,123

Borrowing under participation arrangements with investors, secured by undivided interests in automotive finance contracts, consumer loans receivable, and mortgage loans receivable; interest at fixed rates ranging from 9% to 18%
(weighted average rate of 16% at December 31, 1994).                                        911,311

Unsecured note, interest at 25%, principal and interest payable monthly
through December 1995.                                                                       126,347

Unsecured note, non-interest bearing, payable in monthly installments of
$6,529 through February 1995, $100,000 balloon payment due March 1995.                      105,012

Borrowing under participation arrangement with a stockholder, secured by undivided interests in certain mortgage loans receivable, interest at a fixed
rate of 18%.                                                                                 40,939
                                                                                       ------------
                                                                                       $ 22,502,041
                                                                                       ============

NAL Financial Group Inc.
Notes to Consolidated Financial Statements
December 31, 1994
--------------------------------------------------------------------------------

The participation arrangements with Fairfax are accounted for as collateralized borrowings. The agreements under the participation arrangements specify the distribution of cash collections from the lease and loan receivables. The order of distributions of cash flows received is as follows:

(1) Payment to Fairfax for principal and interest due on the participations.

(2) Payment of any amounts payable to Fairfax which may have arisen due to the Company's failure to perform its obligation under the participation agreement, at which time Fairfax would have assumed and incurred expenses to perform these responsibilities.

(3) An amount equal to 25% to 50% of the remaining cash balance, if any, will be deposited into segregated interest bearing accounts at Fairfax (the reserve accounts) until the balances in the reserve accounts equal 25% to 50% of the principal balances of the participation agreements. The reserve accounts at December 31, 1994 are included in the consolidated balance sheet as restricted cash.

(4) Payment to the Company of the remaining cash in the operating account, if any, including all payments and reimbursements due under the servicing agreement.

The reserve accounts are pledged as additional collateral under the agreements. Should the cash collections from the loan and lease receivables be insufficient to pay Fairfax principal and interest due on the participation arrangements, or to pay Fairfax for the cost of servicing obligations it may assume under the agreements, any shortfall may be withdrawn from the reserve accounts. Accordingly, any loss of Fairfax's participation principal and interest is paid from the reserve account and is not absorbed by Fairfax. Restricted cash pledged as additional collateral to Fairfax at December 31, 1994 amounted to $886,000.

The Company services the loan and lease receivables collateralizing the participation arrangements, including payment collection and posting, contact with customers, and repossession and disposal of collateral on defaulted contracts.

The December 31, 1994 principal balance of automotive finance contracts, mortgage loans receivable and consumer loans receivable subject to the participation arrangements with Fairfax are as follows:

                 Automotive finance contracts                             $   9,491,924
                 Mortgage loans receivable                                    3,971,526
                 Consumer loans receivable                                      760,624
                                                                          -------------
                                                                          $  14,224,074
                                                                          =============



The weighted average coupon rate of the above was 15.23% at December 31, 1994.

NAL Financial Group Inc.
Notes to Consolidated Financial Statements
December 31, 1994
--------------------------------------------------------------------------------

Scheduled maturities of participations and notes payable at December 31, 1994 are as follows:

                          1995               $  5,509,824
                          1996                  4,379,141
                          1997                  3,796,593
                          1998                  3,495,428
                          1999                  2,437,409
                          Thereafter            2,883,646
                                            -------------
                                             $ 22,502,041
                                            =============



Since the repayment of the above debt is directly related to the timing of the future cash collections of the loan and lease receivables, the above schedule of maturities may not be representative of the actual repayments. The above schedule of maturities excludes the balances held in the reserve accounts.

The Company must maintain certain net worth ratios based on covenants within one of its debt agreements.

10.   Stockholders' Equity
On April 30, 1993, the Company redeemed 5,928 shares of common stock held by First Trustmark ("FTM") for $2,400,000 which, in management's opinion, did not exceed the fair value of the shares. A portion of the proceeds was applied to the cancellation of the receivable due from FTM to the Company. In addition, FTM agreed that the Company will file a consolidated tax return with FTM through April 30, 1993. Due to FTM's tax net operating loss carryforwards, $1,900,000 of the accrued income taxes recorded by the Company through date of redemption was treated as a capital contribution in 1993.

On April 30, 1993, the Company exchanged 214 shares of its stock for 10% minority interest in NAC.

In October 1993, the president and chief executive officer of the Company, who is also a stockholder, purchased all outstanding shares not previously owned by him to give him 95% ownership in the Company. The president of NAC owned the remaining 5%. In connection with this transaction, the stockholder executed a note in favor of the Company; the note bore interest at 5% and was due September 30, 1995. In June 1994, the Company redeemed 2,143 shares of its common stock from this stockholder by cancelling the note.

Merger
In accordance with the terms of the Merger, of the 3,160,000 shares of common stock issued to the Company's stockholders, 400,000 shares issued to certain directors and officers were

NAL Financial Group Inc.
Notes to Consolidated Financial Statements
December 31, 1994
--------------------------------------------------------------------------------



placed in a Voting Trust under the terms of a Voting Trust Agreement. The
Voting Trust provides that, on any matter requiring stockholder vote, the trustee will vote the shares in the same percentage as the other then issued and outstanding shares of common stock are voted. Such shares may be released from the Voting Trust pursuant to the following earn-out formula. Based upon the Company's audited financial statements for the years ending December 31, 1995, 1996, and 1997, 10,000 shares will be released for each $150,000 of cumulative net income after taxes the Company earns up to $3,000,000, and 5,000 shares will be released for each $150,000 of cumulative net income after taxes in excess of $3,000,000, less the number of shares previously released under this formula. Any shares not released within three years will be cancelled. Originally, the Company intended to account for the release of all shares held in the Voting Trust as compensation expense. The Company has reassessed the accounting for shares after further consideration of the relevant facts and circumstances and has determined that the release of 340,000 of the 400,000 shares placed into the Voting Trust will be considered additional consideration and not result in compensation expense. The remaining 60,000 shares will still be considered compensatory in nature resulting in a charge for the fair market value at the date of release. Certain shares held in the Voting Trust have been excluded from the computation of primary earnings per share, but have been included in the calculation of fully diluted earnings per share.



Concurrent with the completion of the Merger, certain stockholders entered into a Shareholders' Agreement whereby the stockholders agreed, among other provisions, for the election of eight directors, two of which will be independent directors. The Shareholders' Agreement also provides certain limitations on transactions involving the stockholders' shares.

Stock Option Plan
The Company has adopted a stock option plan (the "Plan") which covers
600,000 shares of the Company's common stock. Under the terms of the Plan, officers, directors, key employees and consultants of the Company are eligible to receive incentive as well as non-qualified stock options and stock appreciation rights. Incentive stock options granted under the Plan are exercisable for a period of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of the Company's common stock on the date of the grant. For any stockholder owning more than 10% of the outstanding common stock, incentive stock options are exercisable for a period of up to five years from the date of grant at an exercise price which is not less than 110% of the fair market value of the Company's common stock on the date of the grant. Non-qualified stock options and stock appreciation rights may be granted on terms determined by the Company's Board of Directors. Stock appreciation rights give the holder the privilege of surrendering such rights for the appreciation in the Company's common stock between the time of grant and surrender.

Effective December 15, 1994, the Company granted 280,000 options under the Plan, 150,000 to non-management employees and 130,000 to members of management of the Company. The options granted to non-management employees carry an exercise price of

NAL Financial Group Inc.
Notes to Consolidated Financial Statements
December 31, 1994
--------------------------------------------------------------------------------


$6.00 with an expiration date of December 15, 2004. These options vest after three years. The options granted to management carry exercise prices ranging from $6.00 to $6.60 with expiration dates of December 15, 1999 - December 15, 2004. These options vest on a pro-rata basis over periods of three to four years, and may be exercised only if the employee is employed by the Company at the time of exercise, and the Company has achieved specific earnings goals for the applicable year.

11.   Income Taxes
The components of the provision for income taxes for the years ended December 31, 1994 and 1993, consist of the following:

                                                                                                1994                        1993
                                                                                               ------                      ------
              Current tax expense:
                  Federal                                                                    $ 231,591                    $ 649,115
                  State                                                                         43,981                      103,287
                                                                                             ---------                    ---------
                                                                                               275,572                      752,402
                                                                                             ---------                    ---------
              Deferred tax benefit:
                  Federal                                                                      (10,390)                    (375,605)
                  State                                                                         (1,839)                     (42,926)
                                                                                             ---------                    ---------
                                                                                               (12,229)                    (418,531)
                                                                                             ---------                    ---------
              Total provision for income taxes
                including extraordinary item                                                   263,343                      333,871

              Benefit from extraordinary item                                                       --                      188,745
                                                                                             ---------                    ---------
              Total provision for income taxes
                excluding extraordinary item                                                 $ 263,343                    $ 522,616
                                                                                             =========                    =========

The income tax provision differs from the amount determined by multiplying pre-tax income by the statutory federal income tax rate. The reconciliation between the expected tax provision and the actual tax provision is as follows:

                           Income taxes at statutory rate                      223,606   $462,281
                           State taxes                                          27,814     47,219
                           Other                                                11,923     13,116
                                                                              --------   --------
                           Provsion for income taxes                          $263,343   $522,616
                                                                              ========   ========

NAL Financial Group Inc.
Notes to Consolidated Financial Statements
December 31, 1994
--------------------------------------------------------------------------------

The net deferred income tax liability as of December 31, 1994, is comprised of the following temporary differences:

             Deductible Temporary Differences
             Deferred gain on sale of loan portfolio   $   89,392
             Depreciation                               2,400,978
             Bad debt reserves                            114,772
             Other                                          7,189
                                                       ----------
             Deferred income tax asset                  2,612,331
                                                       ----------
             Taxable Temporary Differences
             Direct financing leases                   (2,709,132)
             Capitalized loan costs                       (13,659)
                                                       ----------
             Deferred income tax liability             (2,722,791)
                                                       ----------
             Net Deferred income tax liability         $ (110,460)
                                                       ==========


12.   Related Party Transactions
An affiliate provided executive and financial services to the Company during 1994 and 1993. The Company reimbursed the affiliate $675,000 and $600,000 for the years ended December 31, 1994 and 1993, respectively, for these services under a consulting agreement. The consulting agreement includes providing advice on the purchase and sale of consumer loan and lease portfolios and financing arrangements. Under the terms of the agreement, the Company pays the affiliate a fee of $50,000 per month through March 1995. During 1994, the Company prepaid the remaining amounts due under the contract at a $75,000 discount. The unamortized portion of the payment in the amount of $131,000 is included in prepaid expenses at December 31, 1994.

In October 1994, the Company sold a repossessed boat to an officer of the Company in consideration for a note in the amount of $89,000 and the offset by the Company of a $21,000 payable to the officer. The note bears interest at an annual rate of 10% and is payable in October 1995.

On November 30, 1994, the Company sold a portfolio of 14 loans with a total principal balance of $1.1 million to the president and chief executive officer of the Company for a price of $591,000. These loans were included in a portfolio purchased during 1994 at a significant discount. The portion of the purchase price allocated to the loans sold approximated the sales price to the officer; therefore, no gain or loss was recognized on the sale. The Company sold these loans at a purchase price based on the estimated discounted cash flows

NAL Financial Group Inc.
Notes to Consolidated Financial Statements
December 31, 1994
--------------------------------------------------------------------------------

anticipated on the specific loans purchased. This is the same method the Company uses to value all its bulk portfolio acquisitions. The sales price of the loans of $591,000 offset $591,000 of a previously established liability owed by the Company to the officer for bonuses and dividends. The Company continues to service the loans for the officer.

Upon completion of the Merger, the Company entered into an employment agreement (the "Agreement") with the president and chief executive officer of the Company. The Agreement provides for a base salary of $275,000 per year plus discretionary bonuses, as approved by the Board of Directors, in addition to certain benefits. The Agreement is renewable annually for successive three year periods; however, the president may terminate the Agreement upon written notice the earlier of one year from the date of such notice or 90 days after his replacement has been hired by the Company. The president may not terminate the Agreement prior to three years from the date of the Agreement.

The Company provided payroll services to an affiliated company during 1994 under an agreement by which the affiliate reimburses the Company for payroll advances. During 1994 the Company advanced the affiliate approximately $66,000 for payroll. At December 31, 1994, the Company had a receivable of $24,000 due from this affiliate for advances.

The consolidated balance sheet at December 31, 1994 includes $715,965 of related party receivables less $778,459 of related party payables.

13.   Employee Benefits
The Company sponsors a 401(k) savings plan covering most employees. Contributions made by the Company to the 401(k) plan are based on a specified percentage of employee contributions. Total Company contributions were $22,787 and $38,117 for the years ended December 31, 1994 and 1993, respectively.

14.   Litigation
The Company is involved in various litigation matters arising in the normal course of business. Legal counsel's and management's assessment are that none of these matters are anticipated to have a material adverse impact on the financial position or results of operations of the Company.

15.   Subsequent Events
In January 1995, the Company purchased a $1,800,000 automobile loan portfolio at a purchase price of approximately $1,500,000, funded partially by the facility with Congress Financial Corporation.

In March 1995, the Company commenced the private placement of $3,000,000 of convertible subordinated debentures offered in debenture units. Each debenture unit consists of $500,000 principal amount 9% convertible subordinated debenture and 50,000 warrants. The debentures mature the earlier of one year or the completion of a "financing transaction", as that term is defined in the Confidential Private Offering Memorandum. Each warrant entitles the warrant holder to purchase one share of the Company's common stock for a three-year period at an exercise price of $9.00 per share. Through March 29, 1995, the Company has received $1,485,000 in connection with the offering.

NAL FINANCIAL GROUP INC.
Consolidated Balance Sheets

                                          September 30,             December 31,
                                              1995                     1994
ASSETS
Net loan and lease receivables            $102,335,591              $30,289,290
Reserve for credit losses                  (3,057,193)                 (501,806)
                                          ------------             ------------
        Net receivables                     99,278,398               29,787,484
Cash and cash equivalents                      473,348                  664,848
Restricted cash                                862,406                1,061,041
Net investment in operating leases           3,318,035                1,230,647
Returned automobile inventory, net           2,483,616                  150,779
Debt issue costs, net                          887,682                  214,112
Property and equipment, net                  1,096,538                  510,885
Accrued interest receivable                  1,370,390                  167,692
Other assets, net                            2,435,895                  534,058
                                         -------------             ------------
Total assets                              $112,206,308              $34,321,546
                                         =============             ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Borrowings:
     Lines of credit and
      warehouse facilities                 $31,732,937              $11,997,037
     Debt participation interests           47,143,939               10,273,644
     Convertible subordinated
      debentures                             8,065,965                      ---
     Other                                      34,575                  231,359
                                          -------------            ------------
          Total borrowings                  86,977,416               22,502,040
Accounts payable and accrued
     expenses                                  251,513                  400,057
Security deposits                              698,814                  344,834
Accrued income taxes                           432,950                  110,460
Other liabilities                            1,963,225                   45,854
Due to shareholder                             853,514                   62,494
                                           -----------             ------------
      Total liabilities                     91,177,432               23,465,739
                                           -----------             ------------
Stockholders' equity
  Preferred stock, S1,000 par value,
     10,000,000 shares authorized,
     no shares issued                              ---                      ---
  Common stock, $.15 par value,
     50,000,000 shares authorized,
     6,550,347 and 5,592,968 shares
     issued and outstanding at
    September 30, 1995 and December
     31, 1994, respectively                    982,552                  838,945
  Paid in capital                           17,443,384                8,483,714
  Retained earnings                          2,602,940                1,533,148
                                           -----------              -----------
      Total stockholders' equity            21,028,876               10,855,807
                                           -----------              -----------

Total liabilities and
   stockholders' equity                   $112,206,308              $34,321,546
                                          ============              ===========

The accompanying notes are an integral part of these consolidated financial statements.

NAL FINANCIAL GROUP,INC.
Consolidated Condensed Statements of Operations


                                     For the Nine Months              For the Three Months
                                     Ended September 30,               Ended September 30,
                                    1995             1994             1995             1994
REVENUES
  Interest income           $ 10,400,092     $  2,020,177     $  4,696,974     $    583,928
  Purchase discount
    accretion                    599,289        1,800,676          178,892          629,982
  Gain on sale of
    loan pools                   127,673        2,137,024          127,673          697,262
Other income                   1,241,140          239,833          876,510          118,302
                            ------------     ------------     ------------     ------------
                              12,368,194        6,197,710        5,880,049        2,029,474
                            ============     ============     ============     ============

EXPENSES
  Interest expense             4,636,356        1,409,926        2,132,943          536,733
  Operating expenses           4,514,227        3,683,617        2,056,174        1,445,123
  Provision for
    credit loss                1,412,138          355,548          709,362          221,026
Compensation expense
    related to a Voting
  Trust Arrangement
  (Note 4)                        80,000             --               --               --
                            ------------     ------------     ------------     ------------

                              10,642,721        5,449,091        4,898,479        2,202,882
                            ------------     ------------     ------------     ------------
Income (loss)
  before provision
  for taxes                    1,725,473          748,619          981,570         (173,408)
Provision (credit)
  for taxes                      655,680          293,864          372,998          (65,727)
                            ------------     ------------     ------------     ------------
Net Income (Loss)           $  1,069,793     $    454,755     $    608,572     ($   107,681)
                            ============     ============     ============     ============

PER SHARE DATA
  Earnings per share:
    Primary                 $        .18     $        .09     $        .10            S(.02)
    Fully diluted                    .18              .08              .10             (.02)
Weighted average number
 of shares outstanding:
  Primary                      5,875,228        5,192,968        6,144,997        5,192,968
  Fully diluted                6,013,263        5,592,968        6,340,921        5,592,968


The accompanying notes are an integral part of these consolidated financial statements.

NAL FINANCIAL GROUP INC.
Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 1995 and 1994

                                                      1995               1994

Cash flows from operating activities:
   Net income                                     $ 1,069,793         $  4S4,755
   Adjustments to reconcile net income to
   cash provided by operating activities:
     Accretion of purchase discount                  (599,289)        (1,800,676)
     Provision for credit losses                    1,412,138            355,548
     Depreciation and amortization                    690,901            223,607
     Gain on sale of loan pools                      (127,673)        (2,137,024)
     Non-cash charge related to Voting
       Trust Arrangement                               80,OOO                 --
   Changes in assets and liabilities:
     Payments received on receivables              31,788,300         15,412,737
     Other, net                                       112,469            824,256
                                                  -----------        -----------
Net cash provided by operating
     activities                                    34,426,639         13,333,203
                                                  -----------        -----------
Cash flows from investing activities:
   Proceeds from sale of loan pools                 1,622,723         15,173,690
   Purchase of receivables                       (108,875,869)       (21,732,535)
   Purchase of property and equipment                (688,907)          (162,054)
                                                  -----------        -----------

Net cash used in investing activities            (107,942,053)        (6,720,899)
                                                  -----------        -----------

Cash flows from financing activities:
   Net proceeds from financings                   111,093,651         19,969,537
   Repayments of financings                       (40,661,708)       (25,768,637)
   Issuance of common stock                         2,100,950                 --
   Note payable from shareholder                      791,021                 --
   Payment of dividends                                    --           (618,000)
                                                  -----------        -----------
Net cash provided by (used in)
   financing activities                            73,323,914         (6,417,100)
                                                  -----------       ------------
Net (decrease) increase in cash
   and cash equivalents                              (191,500)           195,204
Cash and cash equivalents,
   beginning of year                                  664,848             96,009
                                                  -----------        -----------

Cash and cash equivalents,end of year              $  473,348         $  291,213
                                                   ==========         ==========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during period for interest               $3,964,533         $1,204,499
                                                   ==========         ==========
Cash paid during period for taxes                  $  345,648         $  302,660
                                                   ==========        ===========

The accompanying notes are an integral part of these consolidated financial statements.

NAL Financial Group Inc.
Notes To Consolidated Financial Statements
September 30, 1995

1. BASIS OF PRESENTATION

The interim financial information of NAL Financial Group Inc. (the
"Company"), which is included herein, is unaudited and has been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB. In the opinion of management, these interim financial statements include all the adjustments necessary to fairly present the results of the interim periods and all such adjustments are of a normal recurring nature. The interim financial statements presented herein include the accounts of the Company and its wholly-owned subsidiaries and should be read in conjunction with the audited financial statements, and the footnotes thereto, for the year ended December 31, 1994. Certain 1994 amounts have been reclassified to conform with the current year presentation.

Operating results for the nine and three month periods ended September 30, 1995 are not necessarily indicative of the results which may be expected for the year ended December 31, 1995.

2. ORGANIZATION AND NATURE OF OPERATIONS

The Company commenced operations in June 1991 as a specialized finance company for the purpose of engaging in consumer finance transactions involving the origination, purchase, remarketing and servicing of consumer loan and lease receivables. Since June 1994, the Company's principal business has been the acquisition and servicing of automotive loans and leases originated by dealers in connection with sales or leases to individuals with sub-prime credit.

On November 30, 1994, the Company merged with Corporate Financial Ventures,
Inc. ("CFVI"), a public company (the "Merger"). Under the terms of the Merger, the Company's stockholders received 3,160,000 shares of CFVI in exchange for all outstanding shares of stock of the Company. Stockholders of the Company received approximately 56% of the outstanding common stock of CFVI. The Merger has been accounted for as a reverse acquisition of the Company. Upon completion of the Merger, CFVI assumed the historic operations of the Company and changed its name to NAL Financial Group Inc. The operations of CFVI prior to the Merger were not significant.

3. LOAN AND LEASE RECEIVABLES

Loan and lease receivables as of September 30, 1995 and December 31, 1994 consist of the following:


                                                     1995              1994
Automotive finance contracts
Gross contracts receivable                      $ 104,556,879     $  26,795,132
Less: Unearned interest                            (6,277,920)       (2,004,435)
      Deferred acquisition fees                      (105,485)            --
      Unamortized acquisition discount                   --            (815,768)
                                                -------------     -------------
                                                   98,173,474        23,974,929

Consumer contracts receivable
Gross contracts receivable                          3,087,354         2,333,016
Less: Unearned interest                              (435,030)             --
      Unamortized acquisition discount               (351,349)         (841,322)
                                                -------------      -------------
                                                    2,300,975         1,491,694

Mortgage loans receivable
Gross loans receivable                              2,545,423         6,041,464
Less: Unamortized acquisition discount               (684,281)       (1,218,797)
                                                -------------      -------------
                                                    1,861,142         4,822,667
                                                -------------      -------------
Net loan and lease receivables                   $102,335,591       $30,289,290
                                                =============      =============


The reserve available for credit losses consists of an allowance for losses established through a provision from earnings, non-refundable contract acquisition discounts on automotive finance contracts purchased from dealers, and refundable reserves such as dealer holdback. Prior to the end of the third quarter of 1995, the Company amortized the non-refundable acquisition discount to income over the life of the related receivables as an enhancement of yield. However, beginning with the fourth quarter of 1995, management has decided to cease amortization and allocate the entire non-refundable acquisition discount to the reserve available for credit losses.

The following table sets forth the components of the total reserve available for credit losses as of September 30, 1995 and December 31, 1994:


                                                            1995         1994
Non-refundable acquisition discount, net                 $1,890,234        ---
Allowance for credit losses                                 572,955   $  305,000
Dealer holdback                                             594,004      196,806
                                                         ----------   ----------
Total reserve available for credit losses                $3,057,193   $  501,806
                                                         ==========   ==========


4. VOTING TRUST ARRANGEMENT

Of the 3,160,000 shares of the Company's common stock received by certain stockholders in conjunction with the merger of the Company in November 1994, 400,000 shares were placed into a voting trust arrangement by which shares may be released on an annual basis pursuant to a formula tied to net income earned by the Company. Any shares not released from the arrangement at the end of three years will be canceled.

Management has evaluated the accounting treatment relating to the potential release of the shares under the arrangement using recent accounting guidance and the relevant facts and circumstances, and has determined that the potential release of approximatly 340,000 shares of the total amount of shares held under the arrangement is not compensatory. The potential release of the remaining 60,000 shares is considered compensatory based on the relevant facts and circumstances, and accordingly, an expense will be reflected for financial reporting purposes as these shares become eligible for release. This expense will be a non-cash charge and will not affect working capital or total stockholders' equity.

Accordingly, compensation expense of $80,000 has been recorded for the nine months ended September 30, 1995 for the portion of the 60,000 shares that have become eligible for release under the agreement.

No dealer, salesperson or other person has been authorized in connection with this offering to give any information or to make any representations other than those contained in this Prospectus. This Prospectus does not constitute an offer or a solicitation in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the circumstances of the Company or the facts herein set forth since the date hereof.
                             ----------------------

                               TABLE OF CONTENTS

                                                                                                                                Page
Prospectus Summary.................................................................................................................3
The Company........................................................................................................................3
The Offering.......................................................................................................................4
Summary Financial
  Information......................................................................................................................7
Risk Factors.......................................................................................................................9
Use of Proceeds...................................................................................................................17
Market for Common Equity
  and Related Stockholder
  Matters.........................................................................................................................18
Capitalization....................................................................................................................19
Management's Discussion and
  Analysis of Financial
  Condition and Results of
  Operations......................................................................................................................19
Business of the Company...........................................................................................................43
Management........................................................................................................................63
Certain Transactions..............................................................................................................71
Principal Stockholders............................................................................................................75
Description of Securities.........................................................................................................78
Selling Security Holders..........................................................................................................85
Plan of Distribution..............................................................................................................87
Legal Matters.....................................................................................................................88
Statement of Indemnification......................................................................................................88
Experts...........................................................................................................................89
Additional Information............................................................................................................89
Financial Statements.............................................................................................................F-1







                         253,009 Shares of Common Stock
                               offered by certain
                            Selling Security Holders



                            NAL FINANCIAL GROUP INC.






                              -------------------

                              P R O S P E C T U S

                              -------------------









                               -----------------


                               December __, 1995

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.          Indemnification of Directors and Officers

         The Company has adopted the provisions of Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Act") which eliminate or limit the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty under certain circumstances. Furthermore, under Section 145 of the Delaware Act, the Company may indemnify each of its directors and officers against his expenses (including reasonable costs, disbursements and counsel fees) in connection with any proceeding involving such person by reason of his having been an officer or director to the extent he acted in good faith and in a manner reasonably believed to be in, or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The determination of whether indemnification is proper under the circumstances, unless made by a court, shall be determined by the Board of Directors.

         Reference is made to Item 28 for the undertakings of the Registrant with respect to indemnification of liabilities arising under the Securities Act of 1933, as amended (the "Act").

Item 25.          Other Expenses of Issuance and Distribution

         The following is a list of the estimated expenses to be incurred by the Registrant in connection with the preparation and filing of this Registration Statement.

    S.E.C. Registration Fee.................................................................................  $ 22,583
    Printing and Engraving..................................................................................    15,000
    Accountants' Fees and Expenses..........................................................................    15,000
    Blue Sky Filing Fees and Expenses.......................................................................       N/A
    Legal Fees and Expenses.................................................................................    47,417
                                                                                                              ========
             TOTAL:.........................................................................................  $100,000


Item 26.          Recent Sales of Unregistered Securities

         1. In December 1993, the Company sold 143,333 post-split shares of Common Stock, to Discretionary Investment Trust dated July 7, 1993 in consideration for the purchase price of $100,000 plus certain valuable services rendered. This sale was undertaken as a private placement transaction exempt under Section 4(2) of the Act, as a transaction by an issuer not involving a public offering.

         2. During October 1994, the Company sold 714,999 shares of Common Stock, $.15 par value, in private placement transactions exempt under Section

4(2) of the Act, as a transaction by an issuer not involving a public offering, as set forth below.

                                     Number of Shares
Name                                 of Common Stock            Consideration
----                                 ---------------            -------------
Audley International
Investments Limited                     300,000                    $48,600
American Maple Leaf
Financial
Corporation                             333,333                    $19,999

Ernest and Kathy
Bartlett                                 19,166                    $ 3,105
Kenneth A. Rosen                         43,334                    $ 7,020

SPH Investments
P/S Plan f/b/o
Stephen P.
Harrington                               19,166                    $ 3,105


         3. During November and December 1994, the Company sold 1,549,667 shares of Common Stock, $.15 par value, to accredited and sophisticated investors in a private placement transaction exempt from registration pursuant to Rule 506 of Regulation D. In connection with this transaction, brokerage commissions of $539,370 (6.5%) were paid. The following individuals purchased shares at $6.00:




                                                              Number of Shares
Name                                                          of Common Stock
----                                                         -----------------
Allen, Alvin                                                        10,000
Alperin, David                                                       3,375
Alperin, Judith                                                      2,500
Alu, James M.                                                        9,000
Angiuli, Nick                                                      154,696
Apothaker, Jonathan                                                    875
Beckerman, Sam                                                       3,500
Bellino, Michael/Supnick, Richard                                    2,500
Steven R. Blecker TTEE for Athanacia Bell Trust                      4,000
Steven R. Blecker TTEE for Elizabeth Bell Trust                      4,000
Block, Charles                                                       2,500
Borenstein, Howard                                                   2,500
Brennan, Quinn                                                       3,375
The Bridge Fund                                                      8,500
Brown Valet, Inc.                                                    5,250
Button, Richard                                                      7,000
Buck, Paul                                                           5,000
Cantor, Michael                                                     30,000
Chaiken, Carl                                                          875
Cohen, Bernard                                                       6,000
Cohen, Susan                                                         2,500


                                      II-2



Colon, Jose F.                                                       13,000
Costa, Neil and Ahrens, Lynne JTWROS                                 14,500
Cox, J. Douglas                                                       3,500
Cox, Kathryn Retirement Trust                                         3,500
Diamond Import Group                                                  3,500
Diversified Securities Fund I, L.P.                                   3,500
Eugene M. Eisner MD PA Pension Trust                                  5,000
Fabrikant, Martin                                                     2,500
Feldman, Joel & Shirley, JTWROS                                       1,750
Flam, Robert M.                                                       5,000
Foreman, Michael                                                      3,000
Frankel, Richard                                                     10,000
Garnick, Michael                                                    100,000
Garnick, Richard                                                      1,250
Gates, Andrew and Gloria                                              1,750
Genack, Menachem                                                        875
GiroCredit Bank (Switzerland) A.G.                                   17,500
Goldberg, Paul                                                        3,500
Goldberg, Robert Theodore                                             3,500
Goldberg, Sheldon E. & Toni A.                                        2,500
GOP Partners                                                         17,000
Henderson, Marilyn                                                    7,000
Hess, Julie                                                           5,000
Hollander, Bernard                                                    3,500
Interbanc Mortgage Services, Inc.                                    33,000
Jackenthal, Herb                                                        875
Jeddi Limited                                                        25,000
Joseph, Gerson                                                        5,000
Josephart, Herbert Employee Defined
 Benefit Pension Plan dtd 1/1/91
 Herbert and Marcia Josephart TTEES                                   5,000
JRJ, Inc.                                                            13,000
Kaplan, Charles                                                         875
Kaplan, Susan                                                         2,500
Karp, Florence c/f Penelope Karp and Athena Karp                     12,500
Kaufman, Richard and Adrienne JTWROS                                  1,500
Lambert, Terrence                                                     2,500
Lilly, Richard M.                                                     2,000
Linsker, Rita                                                         3,500
Love, Douglas                                                         5,000
Lucas, Russell                                                        2,500
Luongo, Michael                                                         875
Manheimer, Marvin                                                     2,500
Marks, Mitchell                                                      12,500
Masucci, Robert N., II                                                  875
McCabe, William Dennis III                                            2,500
Miller, Alan I.                                                      50,000
Miller, Marc                                                          5,000
Moorman, Jeffrey                                                      3,500
Moriuchi, Takashi B.                                                    875
Morgenstern, Richard                                                  4,000
Mousaieff, Yoram                                                      7,000
MRS Investments                                                      37,500



                                      II-3



Najmy, Joseph                                                        3,500
Nedwick, Robert & Barbara JTWROS                                     6,000
Pacht, Harvey & Joan                                                 3,500
Prevor Marketing International Inc.                                  4,000
Rabin, Jeffrey                                                      50,000
Rachenbach, Jack L.                                                  3,500
Rauseo, Mark                                                         2,500
Rehcam Investments, LP                                               4,500
Rehcam Investments, NV                                               4,500
Reiff, Geraldine ttee, Carol Reiff Gottlieb
 Co-ttee f/b/o Geraldine Reiff UAD 1/2/91                            5,000
Rice, Howard T. Revocable Trust 3/10/76
  Howard T. Rice TTEE                                                3,500
Rice, Irving & Elaine, JTWROS                                        3,500
Rogoff, Ellen                                                        1,750
Rogoff, Les                                                          7,000
Rosen, Joseph                                                        3,334
Rosen, Kenneth A.                                                   16,666
Rosen, Kenneth A. Pension Plan                                      20,000
Rosner, Anita                                                        2,500
Sato, Ken                                                            4,500
Schoenbaum, Jeff                                                    10,000
Schnell, David                                                       5,000
Schraub, Howard                                                     10,658
Scinicariello, M.                                                    3,500
Serota, Marvin & Marsha                                              3,500
SGA Trading Corp.                                                    4,000
Shapiro, Allan                                                      10,000
Shotz, Steven & Barbara                                              3,500
Shrem, Bella                                                         7,000
Sibco Partners                                                       3,500
Silverman, Eugene                                                    7,000
Slovin, Gilbert                                                        438
Slovin, Joel                                                           875
Smolen, Eric                                                         6,000
Sorrentino, Andrew                                                   5,250
Staller, Jerome                                                     15,000
Stanley, Michael                                                     5,000
Strassberg, David                                                    5,000
Tupper, Ronald W.                                                   25,000
Van Brunt, Dwight S.                                                 5,000
Ward, Dean                                                           4,250
Wray, Paul & Herron, Diane JTWROS                                   16,000
Yanni, Louis                                                         2,500


         The following individuals purchased shares at $4.00:

Jeffrey I. Binder
& Rosalie Binder                                              250,000

George A. Levin
& Gayla Sue Levin                                             250,000

         4. As of November 30, 1994, the Company issued a total of 3,160,000 shares of Common Stock, $.15 par value, to the stockholders set forth in the table below in consideration for the exchange of 100% of the stock of NAL Financial Group Inc., a Florida corporation.


                                                            Shares of
Name                                                       Common Stock
----                                                       ------------
Edward M. Bartolini                                            50,000

Marcia G. Bartolini and Robert R.
Bartolini as co-trustees of the Marcia
G. Bartolini Revocable Trust dated July
27, 1992                                                      264,022

Robert R. Bartolini and Marcia G.
Bartolini as co-trustees of the Robert
R. Bartolini Revocable Trust dated July
27, 1992                                                    2,212,180

Robert J. Carlson                                              60,196

George Schnabel as trustee of the Robert
R. Bartolini and Marcia G. Bartolini
Irrevocable Trust dated July 27, 1992                         264,022

John T. Schaeffer                                             309,580


         The issuance of such shares was exempt from registration pursuant to
Section 4(2) of the Act, as a transaction by an issuer not involving a public offering.


         5. During the period from April 1995 to November 1995, the Company sold $17,900,000 of 9% Convertible Subordinated Debenture Units in a private placement transaction exempt under Section 506 of Regulation D and Section 4(2) of the Act, as a transaction by an issuer not involving a public offering, as set forth below. Each Unit consists of a 9% Convertible Subordinated Debenture and common stock purchase warrants as set forth below. In connection with this transaction, brokerage commissions of $829,000 were paid.



                                                         Amount of               Number of
Name                                                     Debenture               Warrants
----                                                     ---------               --------

American Maple Leaf                                     $1,200,000               120,000
         Financial
         Corporation
Gerald Appel                                               $25,000                 1,250
Capital Growth                                             $50,000                 5,000
Investment
         Trust
Centaur Financial                                         $100,000                10,000
Corp.
Discretionary                                             $900,000                90,000
Investment
         Trust dated July
         7, 1993
Diversified                                               $100,000                 5,000
Securities Fund I,
L.P.
Equity Associates                                          $50,000                 5,000
Corp.
FAC Enterprises                                           $750,000                75,000
Bruce Ginsburg                                            $250,000                25,000
GRA Investments,                                        $1,550,000               155,000
Corp.
 Florence Karp as c/f                                     $750,000                75,000
         Penelope Karp,
         Athena Karp,
         Justine Karp, and
         Ulysses Karp
Florence Karp                                           $3,000,000               375,000
         as c/f Penelope
         and Athena Karp
Michael Garnick                                           $300,000                12,000
Norton Herrick                                          $1,250,000                87,500
HMA Investments, Inc.                                     $600,000                60,000
         Profit Sharing
         f/b/o
         Howard Appel
Provence Holdings                                         $625,000                56,250
Steven B. Rosner                                          $250,000                25,000




                                      II-6







Steven B. Rosner                                          $150,000                15,000
         Money Purchase
         Pension Plan
Rozel International                                     $1,750,000               175,000
         Holdings Limited
Martin Solomon                                          $2,000,000                80,000

TGP Associates
Limited Partnership                                     $1,000,000                40,000


Westminster Capital, Inc.                               $1,250,000                87,500



         6. During May 1995 and September 1995, the Company issued 190,000 Common Stock purchase Warrants in connection with certain financial advisory services provided, as follows:




Name                                        Number of Warrants                          Date of Grant
----                                        ------------------                          -------------
American Maple Leaf                            33,000                                   May 4, 1995
Financial Corporation
Ernest & Kathy                                 15,000                                   May 4, 1995
Bartlett
Centaur Financial                              33,000                                   May 4, 1995
Corporation
FAC Enterprises, Inc.                          50,000                                   August 28, 1995
                                               25,000                                   September 14, 1995
                                               34,000                                   May 4, 1995



         7. During August 1995, the Company sold 176,500 shares of Common Stock in an offshore offering at a purchase price of $12.30 per share, for an aggregate purchase price of $2,160,000 as set forth below. In connection with this transaction, brokerage commissions of $70,000 were paid.



                                                                                                           Shares of
Name                                                                                                      Common Stock
----                                                                                                      ------------
Everest Capital Investment, Ltd.                                                                             79,295
Everest Capital International, Ltd.                                                                          98,205

The issuance of such shares was exempt from registration pursuant to Regulation S promulgated under the Act.

Item 27.          Exhibits

The following Exhibits are filed as part of this Report:

                                                                 Method of
Exhibit No.                       Description                     Filing
-----------                       -----------                    ---------
2.1                               Merger Agreement               Incorporated by
                                  between the                    reference to
                                  shareholders of NAL            Exhibit 2.1 to
                                  Financial Group Inc.,          the Registrant's
                                  NAL Financial Group            Form 8-K filed under
                                  Inc.,  and the                 the Securities
                                  Registrant dated               Exchange Act of
                                  October 4, 1994 and            1934 on December
                                  as amended,                    8, 1994
                                  November 30, 1994              (the "Form 8- K")





3.1                              Certificate of                  Incorporated by reference
                                 Incorporation of                to Exhibit 3.1
                                 Registrant, as                  to the Registrant's
                                 amended December 1,             Registration Statement
                                 1994                            on Form SB-2 filed
                                                                 under the Securities
                                                                 Act of 1933 on
                                                                 January 31, 1995,
                                                                 Registration
                                                                 No. 33-88966
                                                                 (the "Registration
                                                                 Statement")

3.2                              By-laws of the                  Incorporated by
                                 Registrant as amended           reference to
                                 as of November 30,              Exhibit 3.2 to
                                 1994                            the
                                                                 Registration
                                                                 Statement




                                      II-8



4.1                             Copy of Specimen               Incorporated by
                                Common Stock                   reference to
                                Certificate                    Exhibit 4.1 to
                                                               the
                                                               Registration
                                                               Statement


4.2                             Form of 9%                     Incorporated
                                Subordinated                   by reference to
                                Convertible Debenture          Exhibit 4.2 to
                                                               Amendment No. 1
                                                               to the
                                                               Registration
                                                               Statement on
                                                               Form SB-2,
                                                               Registration
                                                               No. 33-97948,
                                                               filed on
                                                               October 25,
                                                               1995
                                                               ("Amendment No.
                                                               1 to the
                                                               October 1995
                                                               Registration
                                                               Statement")

4.3                           Form of Common Stock             Incorporated
                              Purchase Warrant                 by reference to
                                                               Exhibit 4.3 to
                                                               Amendment No. 1
                                                               to the October
                                                               1995
                                                               Registration
                                                               Statement.

4.4                           Form of Registration             Incorporated
                              Rights Agreement                 by reference to
                                                               Exhibit 4.4 of
                                                               Amendment No. 1
                                                               to the October
                                                               1995
                                                               Registration
                                                               Statement.


5.1                          Opinion of Clark,                 Incorporated by
                             Ladner, Fortenbaugh &             reference to
                             Young                             Exhibit 5.1 to
                                                               Amendment No. 2
                                                               to the
                                                               Registration
                                                               Statement on Form
                                                               SB-2, Registration
                                                               No. 33-97948,
                                                               filed on December
                                                               4, 1995




9.1                          Voting Trust                       Incorporated by
                             Agreement by and                   reference to
                             among English,                     Exhibit 2.2 to
                             McCaughan & O'Bryan,               the Form 8-K
                             P.A., John T.
                             Schaeffer, Robert J.
                             Carlson and The
                             Robert R. Bartolini
                             Trust, dated November
                             30, 1994

                                      II-9



10.1                         Shareholders'                      Incorporated by
                             Agreement by and                   reference to
                             among Robert J.                    Exhibit 2.3 to
                             Carlson, John T.                   the Form 8-K
                             Schaeffer, The Robert
                             R. Bartolini Trust,
                             The Marcia G. Barto-
                             lini Trust, The
                             Schnabel Trust,
                             Jeffrey Binder and
                             George Levin





10.2                         Loan and Security                  Incorporated by
                             Agreement between                  reference to
                             Congress Financial                 Exhibit 10.2
                             Corporation and the                to the
                             Registrant dated                   Registration
                             March 16, 1993                     Statement



10.3                         Program Agreement                  Incorporated by
                             between NAL                        reference to
                             Acceptance                         Exhibit 10.3 to
                             Corporation and                    the Registrant's
                             General Electric                   Registration
                             Capital Auto Lease,                Statement on
                             Inc. dated July 1,                 Form SB-2 filed
                             1995                               under the
                                                                Securities Act
                                                                of 1933 on
                                                                October 10,
                                                                1995,
                                                                Registration
                                                                No. 33-97948
                                                                (the "October
                                                                1995
                                                                Registration
                                                                Statement")



                                     II-10




10.4                          Amended and Restated              Incorporated by
                              Loan and Security                 reference to
                              Agreement between                 Exhibit 10.4 to
                              General Electric                  the
                              Capital Corporation               Registration
                              and NAL Acceptance                Statement
                              Corporation dated
                              September 28, 1994


10.5                          Loan Purchase                     Incorporated by
                              Agreement between                 reference to
                              Fairfax Savings Bank              Exhibit 10.5
                              and the Registrant                to the
                              dated October 6, 1994             Registration
                                                                Statement



10.6                          Participation                     Incorporated by
                              Agreement between                 reference to
                              Fairfax Savings,                  Exhibit 10.6 to
                              FSB and NAL Acceptance            the
                              Corporation dated                 Registration
                              December 14, 1993                 Statement





                                     II-11






10.7                          Employment Agreement              Incorporated by
                              by and between the                reference to
                              Registrant and                    Exhibit 10.7
                              Robert R. Bartolini               to Amendment
                              dated November 30, 1994           No. 1 to the
                                                                Registration
                                                                Statement
                                                                filed April 12,
                                                                1995 ("Amendment
                                                                No. 1")

10.8                          Lease Agreement by                Incorporated by
                              and between NAL                   reference to
                              Acceptance Corporation            Exhibit 10.8 to
                              and The Northwestern              Amendment No. 1
                              Mutual Life Insurance
                              Company dated October
                              2, 1991, as modified by
                              Lease Modification
                              Agreement #1 dated
                              February 18, 1994 and
                              Lease Modification
                              Agreement #2 dated
                              January 20, 1995





10.9                          Lease Agreement by               Incorporated by
                              and between NAL                  reference to
                              Acceptance Corporation           Exhibit 10.9 to
                              and The Northwestern             Amendment No. 1
                              Mutual Life Insurance
                              Company dated June 7,
                              1994 as modified by Lease
                              Modification Agreement #1
                              dated June 28, 1994,
                              Lease Modification
                              Agreement #2
                              dated December 1, 1994
                              and Lease Modification
                              Agreement #3 dated
                              January 20, 1995



                                     II-12






10.10                        Modification                       Incorporated by
                             Agreement # 4                      reference to
                             dated July 1, 1995                 Exhibit 10.10
                             to Lease Agreement                 to the October
                             by and between                     1995
                             NAL Acceptance                     Registration
                             Corporation and the                Statement
                             Northwestern Mutual
                             Life Insurance Company
                             dated June 7, 1994.





10.11                        Sublease Agreement by              Incorporated by
                             and between NAL                    reference to
                             Acceptance                         Exhibit 10.10
                             Corporation and FTM                to Amendment
                             Holdings, Inc. dated               No. 1
                             March 30, 1994



10.12                        Sublease Agreement by              Incorporated by
                             and between the                    reference to
                             Registrant and FTM                 Exhibit 10.11
                             Holdings, Inc. dated               to Amendment
                             February 1, 1995                   No. 1


10.13                        Master Repurchase                  Incorporated by
                             Agreement between                  reference to
                             Greenwich Capital                  Exhibit 10.13
                             Financial Products,                to the October
                             Inc. and Autorics,                 1995
                             Inc. dated September               Registration
                             5, 1995                            Statement



10.14                        Option to Purchase                 Incorporated by
                             Assets of Special                  reference to
                             Finance, Inc. dated                Exhibit 10.14
                             August 1, 1995                     to the October
                                                                1995
                                                                Registration
                                                                Statement

21                           Subsidiaries of the                Incorporated by
                             Registrant                         reference to
                                                                Exhibit 21 to
                                                                the October
                                                                1995
                                                                Registration
                                                                Statement


23.1                         Consent of Clark,                  Filed
                             Ladner, Fortenbaugh &              under Exhibit
                             Young                              5.1



                                     II-13







23.2                         Consent of Price                   Filed herewith
                             Waterhouse LLP



Item 28.          Undertakings

         The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended; (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement; and (iii) include any additional or changed material information on the plan of distribution.

         2. For the purpose of determining liability under the Securities Act of 1933, as amended, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, in the City of Fort Lauderdale, State of Florida on December 14, 1995.


                                             NAL FINANCIAL GROUP INC.



                                             BY: /S/__Robert R. Bartolini_____
                                                 Robert R. Bartolini
                                                 Chairman of the Board,
                                                 President and Chief Executive
                                                 Officer


         In accordance with the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement was signed by the following persons in the capacities and on the dates stated.



Signature                                Title                      Date

/S/_Robert R. Bartolini____              Chairman, President   December 14, 1995
Robert R. Bartolini                      and Chief Executive
                                         Officer



        (*)                              Director                 ________, 1995
John T. Schaeffer


        (*)                              Vice-President-          ________, 1995
Robert J. Carlson                        Finance, Principal
                                         Accounting Officer


        (*)                              Director                 ________, 1995
Andrew P. Panzo


        (*)                              Director                 ________, 1995
Abraham Bernstein



(*)_/S/ Robert R. Bartolini______________
   Robert R. Bartolini, Attorney-in-Fact

                                 EXHIBIT INDEX

Exhibit No.              Description                      Page
-----------              -----------                      ----



23.2                    Consent of Price
                        Waterhouse LLP
